Exhibit 4.88

1. Shipbroker N/A	BIMCO STANDARD BAREBOAT CHARTER CODE NAME: "BARECON 2001"	BIMCO PART I
2. Place and date 3 December 2018
3. Owners/Place of business (Cl. 1) Sea 103 Leasing Co. Limited / 46/F., Champion Tower, 3 Garden Road, Central, Hong Kong	4. Bareboat Charterer/Place of Business (Cl. 1) South California, Inc. / Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960
5. Vessel’s name, call sign and flag (Cl. 1 and 3) ECO BEL AIR with Builder’s Hull No.: S874, TBA, Marshall Island or any other approved flag
6. Type of Vessel Crude Oil Carrier	7. GT/NT TBA
8. When/Where built 2019 / Hyundai Samho Heavy Industries Co., Ltd.	9. Total DWT (abt.) in metric tons on summer freeboard 157,000
10. Classification Society (Cl. 3) DNV-GL or any other Classification Society approved by the Owners	11. Date of last special survey by the Vessel’s classification society N/A
12. Further particulars of Vessel (also indicate minimum number of months’ validity of class certificates agreed acc. to Cl. 3) Builder’s Hull No.: S874
13. Port or Place of delivery (Cl. 3) Builder’s Shipyard in South Korea	14. Time for delivery (Cl. 4) See Clause 34	15. Cancelling date (Cl. 5) As defined in this Charter
16. Port or Place of redelivery (Cl. 15) See Clause 40.6	17. No. of months’ validity of trading and class certificates upon redelivery (Cl. 15) Six (6) months
18. Running days’ notice if other than stated in Cl. 4 N/A	19. Frequency of dry-docking (Cl. 10(g)) In accordance with Classification Society or flag state requirements
20. Trading Limits (Cl. 6) Worldwide within International Navigation Limits, please also see Clauses 45.1(q), 45.1® and 45.1(s)
21. Charter period (Cl. 2) See Clause 32	22. Charter hire (Cl. 11) See Clauses 36
23. New class and other safety requirements (state percentage of Vessel’s insurance value acc. to Box 29)(Cl. 10(a)(ii)) N/A
24. Rate of interest payable acc. to Cl. 11(f) and, if applicable, acc. to PART IV See Clause 36 and definition of “Quarter Charterhire”	25. Currency and method of payment (Cl. 11) USD/Bank Transfer

This document is computer generate BARECON 2001 form printed by authority of BIMCO.  Any insertion or deletion to the form must be clearly visible.  In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply.  BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

“BARECON 2001” STANDARD BAREBOAT CHARTER
PART I
26. Place of payment; also state beneficiary and bank account (Cl. 11) Such accounts as the Owners may notify the Charterers from time to time	27. Bank guarantee/bond (sum and place)(Cl. 24)(optional) See Clause 24
28. Mortgage(s), if any (state whether 12(a) or (b) applies; if 12(b) applies state date of Financial Instrument and name of Mortgagee(s)/Place of business)(Cl. 12)
See Clause 62.(3), Clause 12 does not apply
29. Insurance (hull and machinery and war risks)(state value acc. to Cl. 13(f) or, if applicable, acc. to Cl. 14(k))(also state if Cl. 14 applies) See Clause 38-Clause 14 does not apply
30. Additional insurance cover, if any, for Owners’ account limited to (Cl. 13(b) or, if applicable, Cl. 14(g)) N/A	31. Additional insurance cover, if any, for Charterers’ account limited to (Cl. 13(b) or, if applicable, Cl. 14(g)) See Clause 38
32. Latent defects (only to be filled in if period other than stated in Cl. 3) N/A	33. Brokerage commission and to whom payable (Cl. 27) N/A
34. Grace period (state number of clear banking days)(Cl. 28) N/A	35. Dispute Resolution (state 30(a), 30(b) or 30(c); if 30(c) agreed Place of Arbitration must be stated (Cl. 30) See Clause 63
36. War cancellation (indicate countries agreed)(Cl. 26(f)) N/A
37. Newbuilding Vessel (indicate with ”yes” or “no” whether PART III applies)(optional) No, Part III does not apply	38. Name and place of Builders (only to be filled in if PART III applies) No, Part III does not apply
39. Vessel’s Yard Building No. (only to be filled in if PART III applies) N/A	40. Date of Building Contract (only to be filled in if PART III applies) No, Part III does not apply
41. Liquidated damages and costs shall accrue to (state party acc. to Cl. 1) a) N/A b) N/A c) N/A
42. Hire/Purchase agreement (indicate with “yes” or “no” whether PART IV applies)(optional) No, Part IV does not apply	43. Bareboat Charter Registry (indicate “yes” or “no” whether PART V applies)(optional) No, Part V does not apply
44. Flag and Country of the Bareboat Charter Registry (only to be filled in if PART V applies) No, Part V does not apply	45. Country of the Underlying Registry (only to be filled in if PART V applies) No, Part V does not apply
46. Number of additional clauses covering special provisions, if agreed Clause 32 to Clause 64

PREAMBLE - It is mutually agreed that this Contract shall be performed subject to the conditions contained in this Charter which shall Include PART I and PART II. In the event of a conflict of conditions, the provisions of PART I shall prevail over those of PART II to the extent of such conflict but no further. It Is further mutually agreed that PART III and/or PART IV and/or PART V shall only apply and only form part of this Charter If expressly agreed and stated in Boxes 37, 42 and 43. If PART III and/or PART IV and/or PART V apply, it Is further agreed that In the event of a conflict of conditions, the provisions of PART l and PART II shall prevail over those of PART III and/or PART IV and/or PART V to the extent of such conflict but no further.

Signature (Owners) For and on behalf of Sea 103 Leasing Co. Limited /s/ _____________________ Name: _________________ Title: Attorney-in-fact	Signature (Charterers) For and on behalf of South California Inc. /s/ Andreas M. Louka Name: Andreas M. Louka Title: Attorney-in-fact

This document is computer generate BARECON 2001 form printed by authority of BIMCO.  Any insertion or deletion to the form must be clearly visible.  In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply.  BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

PART II
“BARECON 2001” Standard Bareboat Charter
1.	Definitions
In this Charter, the following terms shall have the meanings hereby assigned to them:
“The Owners" shall mean the party identified in Box 3;
“The Charterers" shall mean the party identified in Box 4;
“The Vessel” shall mean the vessel named in Box 5 and with particulars as stated in Boxes 6 to 12.
“Financial Instrument” ~~means the mortgage, deed covenant or other such financial security instrument as annexed to this Charter and stated in Box 28.~~ has the meaning ascribed to such term in Clause 64.
2.	Charter Period
In consideration of the hire detailed in Box 22, the Owners have agreed to let and the Charterers have agreed to hire the Vessel for the period stated in Box 21 ~~(“The Charter Period”)~~.  See also Clause 32
3.	Delivery
(not applicable when Part III applies, as indicated in Box 37)
~~(a)     The Owners shall before and at the time of delivery exercise due diligence to make the Vessel seaworthy~~
~~And in every respect ready-in-hull, machinery and equipment for service under this Charter.~~
The vessel shall be delivered by the Owners and taken over by the Charterers at the port or place indicated in Box 13 ~~in such ready safe berth as the Charterers may direct.~~
(b)     The Vessel shall be properly documented on delivery in accordance with the laws of the flag State indicated in Box 5 and the requirements of the C~~c~~lassification S~~s~~ociety stated in Box 10.  ~~The Vessel upon delivery shall have her survey cycles up to date and trading and class certificates valid for at least the number of months agreed in Box 12.~~
(c)     The delivery of the Vessel by the Owners and the taking over of the Vessel by the Charterers shall constitute a full performance by the Owners of all the Owners’ obligations under this Clause 3, and thereafter the Charterers shall not be entitled to make or assert any claim against the Owners on account of any conditions, representations or warranties expressed or implied with respect to the Vessel ~~but the Owners shall be liable for the cost of but not the time for repairs or renewals occasioned by the latent defects in the Vessel, her machinery or appurtenances, existing at the time of delivery under this Charter, provided such defects have manifested themselves within twelve (12) months after delivery unless otherwise provided in Box 32~~.
4.	Time for Delivery (See Clauses 32 and 34)
(~~not applicable when Part III applies, as indicated in Box 37)~~
~~The Vessel shall not be delivered before the date indicated in Box 14 without the Charterers’ consent and the Owners shall exercise due diligence to deliver the Vessel not later than the date indicated in Box 15.  Unless otherwise agreed in Box 18, the Owners shall give the Charterers not less than thirty (30) running days’ preliminary and not less than fourteen (14) running days’ definite notice of the date on which the Vessel is expected to be ready for delivery.~~
~~The Owners shall keep the Charterers closely advised of possible changes in the Vessel’s position.~~
5.	Cancelling (See Clause 33)
~~(not applicable when Part III applies, as indicated in Box 37)~~
~~(a)     Should the Vessel not be delivered latest by the cancelling date indicated in Box 15, the Charterers shall have the option of cancelling this Charter by giving the Owners notice of cancellation within thirty-six (36) running hours after the cancelling date stated in Box 15, failing which this Charter shall remain in full force and effect.~~
~~(b)     If it appears that the Vessel will be delayed beyond the cancelling date, the Owners may, as soon as they are in a position to state with reasonably certainty the day on which the Vessel should be ready, give notice thereof to the Charterers asking whether they will exercise their option of cancelling, and the option must then be declared within one hundred and sixty-eight(168) running hours of the receipt by the Charterers of such notice or within thirty-six (36) running hours after the cancelling date, whichever is the earlier.  If the Charterers do not then exercise their option of cancelling, the seventh day after the readiness date stated in the Owners’ notice shall be substituted for the cancelling date indicated in Box 15 for the purpose of this Clause 5.~~
~~(c)     Cancellation under this Clause 5 shall be without prejudice to any claim the Charterers may otherwise have on the Owners under this Charter.~~
6.	Trading Restrictions (See also Clauses 45.1(q), 45.1(r), 45.1(s))
The Vessel shall be employed in lawful trades for the carriage of suitable lawful merchandise within the trading limits indicated in Box 20.
The Charterers undertake not to employ the Vessel or suffer the Vessel to be employed otherwise than in conformity with the terms of the contracts of insurance (including any warranties expressed or implied therein) without first obtaining the consent of the insurers to such employment and complying with such requirements as the extra premium or otherwise as the insurers may prescribe.
The Charterers also undertake not to employ the Vessel or suffer her employment in any trade or business which is forbidden by the law of any country to which the Vessel may sail or is otherwise illicit or in carrying illicit or prohibited goods or in any manner whatsoever which may render her liable to condemnation, destruction, seizure or confiscation.
Notwithstanding any other provisions contained in this Charter it is agreed that nuclear fuels or radioactive products or waste are specifically excluded from the cargo permitted to be loaded or carried under this Charter.  This exclusion does not apply to radio-isotopes used or intended to be used for any industrial, commercial, agricultural, medical or scientific purposes provided the Owners' prior approval has been obtained to loading thereof.
7.	Surveys on Delivery and Redelivery
~~(not applicable when Part III applies, as indicated in Box 37)~~
Provisions on delivery see Clause 46.2.
The Owners ~~and Charterers~~ shall ~~each~~ appoint surveyors for the purpose of determining and agreeing in writing the condition of the Vessel at the time of ~~delivery and~~ redelivery pursuant to Clause 40.6 hereunder at the costs of the Charteres.  ~~The Owners shall bear all expenses of the On-hire Survey including loss of time, if any, and of the Off-hire Survey including loss of time, if any, at the daily equivalent to the rate of hire or pro rate thereof.~~
8.	Inspection (See Clause 46)
~~The Owners shall have the right at any time after giving reasonable notice to the Charterers to inspect or survey the Vessel or instruct a duly authorised surveyor to carry out such survey on their behalf:-~~
~~(a)     to ascertain the condition of the Vessel and satisfy themselves that the Vessel is being properly repaired and maintained.  The costs and fees for such inspection or survey shall be paid by the Owners unless the Vessel is found to require repairs or maintenance in order to achieve the condition so provided;~~
~~(b)     in dry-dock if the Charterers have not dry-docked Her in accordance with Clause 10(g).  The costs and fees for such inspection or survey shall be paid by the Charterers; and~~
~~(c)     for any other commercial reason they consider necessary (provided it does not unduly interfere with the commercial operation of the Vessel).  The costs and~~

This document is computer generate BARECON 2001 form printed by authority of BIMCO.  Any insertion or deletion to the form must be clearly visible.  In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply.  BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

PART II
“BARECON 2001” Standard Bareboat Charter
~~fees for such inspection and survey shall be paid by the Owners.~~
~~All time used in respect of inspection, survey or repairs shall be for the Charterers account and form part of the Charter Period.~~
~~The Charterers shall also permit the Owners to inspect the Vessel’s log books whenever requested and shall whenever required by the Owners furnish them with full information regarding any casualties or other accident or damage to the Vessel.~~
9.	Inventories, Oil and Stores See also Clause 34.7
~~A complete inventory of the Vessel’s entire equipment, outfit including spare parts, appliances and of all consumables stores on board the Vessel shall be made by the Charterers in conjunction with the Owners on delivery and again on redelivery of the Vessel.  The Charterers and the Owners, respectively, shall at the time of delivery and redelivery take over and pay for all bunkers, lubricating oil, unbreached provisions, paints, ropes and other consumable stores (excluding spare parts) in the said Vessel at the then current market prices at the ports of delivery and redelivery, respectively.  The Charterers shall ensure that all spare part listed in the inventory and used during the Charter Period are replaced at their expense prior to redelivery of the Vessel.~~
10.	Maintenance and Operation
(a)(i)Maintenance and Repairs - During the Charter Period the Vessel shall be in the full possession and at the absolute disposal for all purposes of the Charterers and under their complete control in every respect.  The Charterers shall maintain the Vessel, her machinery, boilers, appurtenances and spare parts in a good state of repair, in efficient operating condition and in accordance with good commercial maintenance practice ~~and, except as provided for in~~ Clause 14(I), if applicable, at their own expense they shall at all times keep the Vessel’s Class fully up to date with the Classification Society indicated in Box 10 and maintain all other necessary certificates in force at all times.
(ii)
New Class and Other Safety Requirements - In the event of any improvement, structural changes or new equipment becoming necessary for the continued operation of the Vessel by reason of new class requirements or by compulsory legislation the Charterers shall ensure that the same are complied with and the time and costs of compliance shall be for the Charterers’ account.~~costing (excluding the Charterers’ loss of time) more than the percentage stated in Box 23, or if Box 23 is left blank, 5 percent of the Vessel’s insurance value as stated in Box 29, then the extent, if any, to which the rate of hire shall be varied and the ration in which the cost of compliance shall be shared between the parties concerned in order to achieve a reasonable distribution thereof as between the Owners and the Charterers having regard, inter alia, to the length of the period remaining under this Charter shall, in the absence of agreement, be referred to the dispute resolution method agreed in Clause 30.~~

(iii)
Financial Security - The Charterers shall maintain financial security or responsibility in respect of third party liabilities as required by any government, including federal, state or municipal or other division or authority thereof, to enable the Vessel, without penalty or charge, lawfully to enter, remain at, or leave any port, place, territorial or contiguous waters of any country, state or municipality in performance of this Charter without any delay.  This obligation shall apply whether or not such requirements have been lawfully imposed by such government or division or authority thereof.

The Charterers shall make and maintain all arrangements by bond or otherwise as may be necessary to satisfy such requirements at the Charterers’ sole expense and the Charterers shall indemnify the Owners against all consequences whatsoever (including loss of time) for any failure or inability to do so.
(b)     Operation of the Vessel - The Charterers shall at their own expense and by their own procurement man, victual, navigate, operate, supply, fuel and, whenever required, repair the Vessel during the Charter Period and they shall pay all charges and expenses of every kind and nature whatsoever incidental to their use and operation of the vessel under this Charter, including annual F~~f~~lag State fees and any foreign general municipality and/or state taxes.  The Master, officers and his crew of the Vessel shall be the servants of the Charterers for all purposes whatsoever, even if for any reason appointed by the Owners.
Charterers shall comply with the regulations regarding officers and crew in force in the country of the Vessel’s flag or any other applicable law.
(c)     The Charterers shall keep the Owners and the mortgagee(s) advised of the intended employment, planned dry docking and major repairs of the Vessel, as reasonably required.
(d)     Flag and Name of Vessel - During the Charter Period, the Charterers shall have the liberty to paint the Vessel in their own colours, install and display their funnel insignia and fly their own house flag (with all fees, costs and expenses arising in relation thereto for the Charterers account).  The Charterers shall also have the liberty, with the Owners’ consent, ~~which shall not be unreasonably withheld,~~ to change the flag (with all fees, costs and expenses arising in relation thereto for the Charterers account). Painting and re-painting, instalment and re-instalment, registration (including maintenance and renewal thereof) and re-registration~~, if required by the Owners,~~ shall be at the Charterers’ expense and time.  If the Flag State requires the Owners to establish a physical presence or office in the jurisdiction of such Flag State, all fees, costs and expenses payable by the Owners to establish and maintain such physical presence or office shall be for the account of the Charterers.
(e)     Changes to the Vessel - Subject to clause 10(a)(ii), the Charterers shall make no structural changes in the Vessel or changes in the machinery, boilers, appurtenances or spare parts thereof without in each instance first securing the Owners’ approval thereof.  If the Owners so agree, the Charterers shall, if the Owners so require, restore the Vessel to its former condition ~~before the termination of this Charter~~.
(f)     Use of the Vessel’s Outfit, Equipment and Appliances – The Charterers shall have the use of all outfit, equipment, and appliances on board the Vessel at the time of delivery, provided the same or their substantially equivalent shall be returned to the Owners on redelivery in the same good order and condition as when received, ordinary wear and tear expected.  The Charterers shall from time to time during the Charter Period replace such items of equipment as shall be so damaged or worn as to be unfit for use.  The Charterers are to procure that all repairs to or replacement of any damaged, worn or lost parts or equipment be effected in such manner (both as regards workmanship and quality of materials) as not to diminish the value of the Vessel.  Title of equipment so replaced shall remain with the Owners.  The Charterers have the right to fit additional

This document is computer generate BARECON 2001 form printed by authority of BIMCO.  Any insertion or deletion to the form must be clearly visible.  In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply.  BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

equipment at their expense and risk (provided that no permanent structural damage is caused to the Vessel by reason of such installation) and ~~but~~ the Charterers shall, at their expense, remove such equipment and make good any damage caused by the fitting or removal of such additional equipment before the Vessel is redelivered to the Owners~~at the end of the period if requested by the Owners~~.  Any equipment including radio equipment on hire on the Vessel at time of delivery shall be kept and maintained by the Charters and the Charterers shall assume the obligations and liabilities of the Owners under any lease contracts in connection therewith and shall reimburse the Owners for all expenses incurred in connection therewith, also for any new equipment required in order to comply with radio regulations.
(g)     Periodical Dry-Docking – The Charters shall dry-dock the Vessel and clean and paint her underwater parts whenever the same may be necessary, but not less than once during the period stated in Box 19.  ~~or, if Box 19 has been left blank, every sixty (60) calendar months after delivery or such other period as may be required by the Classification Society or Flag State.~~
11.	Hire (See Clause 36)
~~(a)     The Charterers shall pay hire due to the Owners punctuality in accordance with the terms of this Charter in respect of which time shall be of the essence.~~
~~(b)     The Charterers shall pay to the Owners for the hire of the Vessel a lump sum in the amount indicated in Box 22 which shall be payable no later than every thirty (30) running days in advance, the first lump sum being payable on the date and hour of the Vessel’s delivery to the Charterers.  Hire shall be paid continuously throughout the Charter Period.~~
~~(c)     Payments of hire shall be made in cash without discount in the currency and in the manner indicated in Box 25 and at the place mentioned in Box 26.~~
~~(d)     Final payment of hire, if for a period less than thirty (30) running days, shall be calculated proportionally according to the number of days and hours remaining before redelivery and advance payment to be affected accordingly.~~
~~(e)     Should the Vessel be lost or missing, hire shall cease from the date and time when she was lost or last heard of.  The date upon which the Vessel is to be treated as lost or missing shall be ten (10) days after the Vessel was last reported or when the Vessel is posted as missing by Lloyd’s, whichever occurs first.  Any hire paid in advance to be adjusted accordingly.~~
~~(f)     Any delay in payment of higher shall entitle the Owners to interest at the rate per annum as agreed in Box 24.  If Box 24 has not been filled in, the three months Interbank offered rate in London (LIBOR or is successor) for the currency stated in Box 25, as quoted by the British Bankers’ Association (BBA) on the date when the hire fell due, increased by 2 perc., shall apply.~~
~~(g)     Payments of interest do under subclause 11(f) shall be made within seven (7) running days of the date of the Owners invoice specifying the amount payable or, in the absence of an invoice, at the time of the next hire payment date.~~
12.	Mortgage See Clause 62.3
~~(only to apply if Box 28 has been appropriately filled in)~~
~~*)~~
~~(a)     The Owners warrant that they have not effected any mortgage(s) of the Vessel and that they shall not effect any mortgage(s) without the prior consent of the Charterers, which shall not be unreasonably withheld.~~

~~*)~~
~~(b)     The Vessel chartered under this Charter is financed by a mortgage according to the Financial Instrument.  The Charterers undertake to comply, and provide such information and documents to enable the Owners to comply, with all such instructions or directions in regard to the employment, insurances, operation, repairs and maintenance of the Vessel as laid down in the Financial Instrument or as may be directed from time to time during the currency of the Charter by the mortgagee(s) in conformity with the Financial Instrument.  The Charterers confirm that, for this purpose, they have acquainted themselves with all relevant terms, conditions and provisions of the Financial Instrument and agree to acknowledge this in writing in any form that may be required by the mortgagee(s).  The Owners warrant that they have not effected any mortgage(s) other than stated in Box 28. and that they shall not agree to any amendment of the mortgage(s) referred to in Box 26 or effect any other mortgage(s) without the prior consent of the Charterers, which shall not be unreasonably withheld.~~

~~*)~~	~~(Optional, Clauses 12(a) and 12(b) are alternatives; indicate alternative agreed in Box 28)~~
13.	Insurance and Repairs (See also Clause 38)
(a)     Subject to Clause 38, ~~During~~ during the Charter Period the Vessel shall be kept insured by the Charterers at their expense against hull and machinery, marine and war (including blocking and trapping) and Protection and Indemnity risks and freight, demurrage and defence risks (and any risks against which it is compulsory to insure for the operation of the Vessel, including but not limited to maintaining financial security in accordance with sub clause 10(a)(iii)) in such form as the Owners shall in writing approve, which approval shall not be unreasonably withheld.  During the Charter Period the Charterers shall procure (at Charterers’ expense) that there are in place innocent Owners’ interest insurance, lessor’s additional perils (pollution) insurance and if applicable Mortgagees’ interest insurance and Mortgagees’ additional perils (pollution) insurance for an amount equal to at least one hundred and twenty percent. (120%) of the then Early Prepayment Sum and shall procure (at Charterers’ expense) that there are in place the lessor contingent liability insurance for an amount no less than $500,000,000 and in the name of the Owners.  Such insurances shall be arranged by the Charterers  to protect the interests of both the Owners and the Charterers and the mortgagee(s) (if any), ~~and The Charterers shall be at liberty to protect under such insurances the interests of any managers they may appoint~~.  Insurance policies shall cover the Owners, and the Charterers and the Mortgagees (if any) according to their respective interests.  Subject to the provisions of the Financial Instrument if any the agreed loss payable clauses, ~~the Financial Instrument, if any~~, and the approval of the Owners and the insurers, the Charterers shall effect all insured repairs and shall undertake settlement and reimbursement from the insurers of all costs in connection with such repairs as well as insured charges, expenses and liabilities to the extent of coverage under the insurances herein provided for.
The Charterers also to remain responsible for and to effect repairs and settlement of costs and expenses incurred thereby in respect of all other repairs not covered by the insurances and/or not exceeding any possible franchise(s) or deductibles provided for in the insurance.
All time used for repairs under the provisions of sub-clause 13(a) and for repairs of latent defects according to Clause 3(c) above, including any deviation, shall be the Charterers’ account.
~~(b)     If the conditions of the above insurances permit additional insurance to be placed by the parties, such cover shall be limited to the amount for each party set~~

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This document is computer generate BARECON 2001 form printed by authority of BIMCO.  Any insertion or deletion to the form must be clearly visible.  In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply.  BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

PART II
“BARECON 2001” Standard Bareboat Charter
~~out in Box 30 and Box 31, respectively.~~  The ~~Owners or the~~ Charterers ~~as the case may be~~ shall immediately furnish the other party with particulars of any additional insurance effected, including copies of any cover notes or policies and the written consent of the insurers of any such required insurance in any case where the consent of such insurers are necessary. The Charterers hereby undertake that any additional insurances that they arrange now or in the future will always be compliant with the terms of the underlying hull and machinery policies.
(c)     The Charterers shall upon the request of the Owners, provide information and promptly execute such documents as may be reasonably required to enable the Owners to comply with the insurance provisions of ~~the~~each Financial Instrument (if any).
(d)     Subject to the provisions of the Financial Instruments~~, if any~~, and Clauses 38 and 40 should the Vessel become ~~an actual, constructive, compromised or agreed total~~ Total ~~loss~~Loss under the insurances required under sub-clause 13(a), all insurance payments for such loss shall be paid to the Owners (or if applicable, their financiers) in accordance with the agreed loss payable clauses ~~who shall distribute the moneys between the Owners and the Charterers according to their respective interests~~.The Charterers undertake to notify the Owners and the mortgagee(s), if any, of any occurrences in consequence of which the Vessel is likely to become a ~~total~~Total ~~loss~~Loss ~~as defined in this Clause~~.
~~(e)     The Owners shall upon the request of the Charterers, promptly execute such documents as may be required to enable the Charterers to abandon the Vessel to insurers and claim a constructive total loss.~~
(f)     For the purpose of insurance coverage against hull and machinery and war risks under the provisions of sub-clause 13(a), the value of the Vessel is the sum indicated in Box 29~~.~~Clause 38.
14.	Insurance, Repairs and Classification – intentionally omitted
~~(Optional, only to apply if expressly agreed and stated in Box 29, in which event Clause 13 shall be considered deleted).~~
~~(a)     During the Charter Period the Vessel shall be kept insured by the Owners at their expense against hull and machinery and war risks under the form of policy or policies attached hereto.  The Owners and/or insurers shall not have any right of recovery or subrogation against the Charterers on account of loss of or any damage to the Vessel or her machinery or appurtenances covered by such insurance, or on account of payments made to discharge claims against or liabilities of the Vessel or the Owners covered by such insurance. Insurance policies shall cover the Owners and the Charterers according to their respective interests.~~
~~(b)     During the Charter Period the Vessel shall be kept insured by the Charterers at their expense against Protection and Indemnity risks (and any risks against which it is compulsory to insure for the operation of the Vessel, including maintaining financial security in accordance with sub-clause 10(a)(iii)) in such form as the Owners shall in writing approve which approval shall not be unreasonably withheld.~~
~~(c)    In the event that any act or negligence of the Charterers shall vitiate any of the insurance herein provided, the Charterers shall pay to the Owners all losses and indemnify the Owners against all claims and demands which would otherwise have been covered by such insurance.~~
~~(d)     The Charterers shall, subject to the approval of the Owners or Owners' Underwriters, effect all insured repairs, and the Charterers shall undertake settlement of all miscellaneous expenses in connection with such repairs as well as all insured charges, expenses and liabilities to the extent of coverage under the insurances provided for under the provisions of sub-clause 14(a).  The Charterers to be secured reimbursement through the Owners' Underwriters for such expenditures upon presentation of accounts.~~
~~(e)     The Charterers to remain responsible for and to effect repairs and settlement of costs and expenses incurred thereby in respect of all other repairs not covered by the insurances and/or not exceeding any possible franchise(s) or deductibles provided for in the insurances.~~
~~(f)     All time used for repairs under the provisions of sub-clauses 14(d) and 14(e) and for repairs of latent defects according to Clause 3 above, including any deviation, shall be for the Charterers' account and shall form part of the Charter Period.~~
~~The Owners shall not be responsible for any expenses  as are incident to the use and operation of the Vessel for such time as may be required to make such repairs.~~
~~(g)    If the conditions of the above insurances permit additional insurance to be placed by the parties such cover shall be limited to the amount for each party set out in Box 30 and Box 31, respectively.  The Owners or the Charterers as the case may be shall immediately furnish the other party with particulars of any additional insurance effected, including copies of any cover notes or policies and the written consent of the insurers of any such required insurance in any case where the consent of such insurers is necessary.~~
~~(h)     Should the Vessel become an actual, constructive, compromised or agreed total loss under the insurances required under sub-clause 14(a), all insurance payments for such loss shall be paid to the Owners, who shall distribute the moneys between themselves and the Charterers according to their respective interests.~~
~~(i)     If the Vessel becomes an actual, constructive,  compromised or agreed total loss under the insurances arranged by the Owners in accordance with sub-clause 14(a), this Charter shall terminate as of the date of such loss.~~
~~(j)     The Charterers shall upon the request of the Owners, promptly execute such documents as may be required to enable the Owners to abandon the Vessel to the insurers and claim a constructive total loss.~~
~~(k)     For the purpose of insurance coverage against hull and machinery and war risks under the provisions of sub-clause 14(a), the value of the Vessel is the sum indicated in Box 29.~~
~~(I)     Notwithstanding anything contained in sub-clause 10(a), it is agreed that under the provisions of Clause 14, if applicable, the Owners shall keep the Vessel's Class fully up to date with the Classification Society indicated in Box 10 and maintain all other necessary certificates in force at all times.~~
15.	Redelivery See also Clause 40
~~At the expiration of the Charter Period the Vessel shall be redelivered by the Charterers to the Owners at a safe and ice-free port or place as indicated in~~ Box 16~~, in such ready safe berth as the Owners may direct.  The Charterers shall give the Owners not less than thirty (30) running days' preliminary notice of expected date, range of ports of redelivery or port or place of redelivery and not less than fourteen (14) running days' definite notice of expected date and port or place of redelivery.  Any changes thereafter in the Vessel's position shall be notified immediately to the Owners.~~
~~The Charterers warrant that they will not permit the Vessel to commence a voyage (including any preceding ballast voyage) which cannot reasonably be expected to be completed in time to allow redelivery of the Vessel within the Charter Period.  Notwithstanding the above,~~

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PART II
“BARECON 2001” Standard Bareboat Charter
~~should the Charterers fail to redeliver the Vessel within the Charter Period, the Charterers shall pay the daily equivalent to the rate of hire stated in Box 22 plus 10 per cent. or to the market rate, whichever is the higher, for the number of days by which the Charter Period is exceeded.  All other terms, conditions and provisions of this Charter shall continue to apply.~~
~~Subject to the provisions of Clause 10, the Vessel shall be redelivered to the Owners in the same or as good structure, state, condition and class as that in which she was delivered, fair wear and tear not affecting class excepted.~~
~~The Vessel upon redelivery shall have her survey cycles up to date and trading and class certificates valid for at least the number of months agreed in Box 17.~~
16.	Non-Lien
The Charterers will not suffer, nor permit to be continued, any lien or encumbrance incurred by them or their agents, which might have priority over the title and interest of the Owners in the Vessel.  The Charterers further agree to fasten to the Vessel in a conspicuous place and to keep so fastened during the Charter Period a notice reading as follows:
“This Vessel is the property of (name of Owners).  It is under charter to (name of Charterers) and by the terms of the Charter Party neither the Charterers nor the Master have any right, power or authority to create, incur or permit to be imposed on the Vessel any lien whatsoever.”
17.	Indemnity (See Clauses 33.1, 36.11, 37.3, 38.15, 38.16, 38.18, 41, 52 and 54)
~~(a)     The Charterers shall indemnify the Owners against any loss, damage or expense incurred by the Owners arising out of or in relation to the operation of the Vessel by the Charterers, and against any lien of whatsoever nature arising out of an event occurring during the Charter Period.  If the Vessel be arrested or otherwise detained by reason of claims or liens arising out of her operation hereunder by the Charterers, the Charterers shall at their own expense take all reasonable steps to secure that within a reasonable time the Vessel is released, including the provision of bail.~~
~~Without prejudice to the generality of the foregoing, the Charterers agree to indemnify the Owners against all consequences or liabilities arising from the Master, officers or agents signing Bills of Lading or other documents.~~
~~(b)     If the Vessel be arrested or otherwise detained by reason of a claim or claims against the Owners, the Owners shall at their own expense take all reasonable steps to secure that within a reasonable time the Vessel is released, including the provision of bail.  In such circumstances the Owners shall indemnify the Charterers against any loss, damage or expense incurred by the Charterers (including hire paid under this Charter) as a direct consequence of such arrest or detention.~~
18.	Lien
The Owners to have a lien upon all cargoes, sub-hires and sub-freights belonging or due to the Charterers or any sub-charterers and any Bill of Lading freight for all claims under this Charter~~, and the Charterers to have a lien on the Vessel for all moneys paid in advance and not earned~~.
19.	Salvage
All salvage and towage performed by the Vessel shall be for the Charterers' benefit and the cost of repairing damage occasioned thereby shall be borne by the Charterers.
20.	Wreck Removal
In the event of the Vessel becoming a wreck or obstruction to navigation the Charterers shall indemnify the Owners against any sums whatsoever which the Owners shall become liable to pay and shall pay in consequence of the Vessel becoming a wreck or obstruction to navigation.
21.	General Average
The Owners shall not contribute to General Average.
22.	Assignment, Sub-Charter and Sale (See Clauses 45.1(p) and 62)
(a)     The Charterers shall not assign this Charter nor sub-charter the Vessel on a bareboat basis except with the prior consent in writing of the Owners~~, which shall not be unreasonably withheld, and subject to such terms and conditions as the Owners shall approve.~~
~~(b)     The Owners shall not sell the Vessel during the currency of this Charter. except with the prior written consent of the Charterers, which shall not be unreasonably withheld, and subject to the buyer accepting an assignment of this Charter.~~
23.	Contracts of Carriage
*)
(a)     The Charterers are to procure that all documents issued during the Charter Period evidencing the terms and conditions agreed in respect of carriage of goods shall contain a paramount clause incorporating any legislation relating to carrier's liability for cargo compulsorily applicable in the trade; if no such legislation exists, the documents shall incorporate the Hague-Visby Rules.  The documents shall also contain the New Jason Clause and the Both-to-Blame Collision Clause.

~~*)~~
~~(b)     The Charterers are to procure that all passenger tickets issued during the Charter Period for the carriage of passengers and their luggage under this Charter shall contain a paramount clause incorporating any legislation relating to carrier's liability for passengers and their luggage compulsorily applicable in the trade; if no such legislation exists, the passenger tickets shall incorporate the Athens Convention Relating to the Carriage of Passengers and their Luggage by Sea, 1974, and any protocol thereto.~~

~~*)~~	~~Delete as applicable.~~
24.	~~Bank~~ Guarantees
(Optional, only to apply if Box 27 filled in)
The Charterers undertake to furnish on or about the date of this Charter, ~~before delivery of the Vessel,~~ a ~~first class bank~~ corporate guarantee from the Guarantor ~~or bond in the sum and at the place as indicated in Box 27~~ as guarantee, and on or about the date of this Charter the other Security Documents as security, in each case for full performance of their obligations under this Charter.
25.	Requisition/Acquisition
(a)     Subject to the provisions of the Financial Instruments (if any) and the General Assignment,, i~~I~~n the event of the Requisition for Hire of the Vessel by any governmental or other competent authority (hereinafter referred to as "Requisition for Hire") irrespective of the date during the Charter Period when "Requisition for Hire" may occur and irrespective of the length thereof and whether or not it be for an indefinite or a limited period of time, and irrespective of whether it may or will remain in force for the remainder of the Charter Period, this Charter shall not be deemed thereby or thereupon to be frustrated or otherwise terminated and the Charterers shall continue to pay the stipulated hire in the manner provided by this Charter until the time when the Charter would have terminated pursuant to any of the provisions hereof always provided however that if all hire has been paid by the Charterers hereunder then in the event of "Requisition for Hire" any Requisition Hire or compensation received or receivable by the

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PART II
“BARECON 2001” Standard Bareboat Charter
Owners, the same shall be payable to the Charterers during the remainder of the Charter Period or the period of the "Requisition for Hire" whichever be the shorter.
~~(b) In the event of the Owners being deprived of their ownership in the Vessel by any Compulsory Acquisition of the Vessel or requisition for title by any governmental or other competent authority (hereinafter referred to as "Compulsory Acquisition"), then, irrespective of the date during the Charter Period when "Compulsory Acquisition" may occur, this Charter shall be deemed terminated as of the date of such "Compulsory Acquisition".  In such event Charter Hire to be considered as earned and to be paid up to the date and time of such "Compulsory Acquisition".~~
26.	War
(a)     Subject to the provisions of the Financial Instruments (if any), f~~F~~or the purpose of this Clause, the words "War Risks" shall include any war (whether actual or threatened), act of war, civil war, hostilities, revolution, rebellion, civil commotion, warlike operations, the laying of mines (whether actual or reported), acts of piracy, acts of terrorists, acts of hostility or malicious damage, blockades (whether imposed against all vessels or imposed selectively against vessels of certain flags or ownership, or against certain cargoes or crews or otherwise howsoever), by any person, body, terrorist or political group, or the Government of any state whatsoever, which may be dangerous or are likely to be or to become dangerous to the Vessel, her cargo, crew or other persons on board the Vessel.
(b)     Subject to Clause 38 and the provisions of the Financial Instruements (if any) the Vessel, unless the written consent of the Owners be first obtained and the Charterers have arranged for requisition insurance in respect of the Vessel (and the same has been assigned to the Owners or at their direction), shall not continue to or go through any port, place, area or zone (whether of land or sea), or any waterway or canal, where it reasonably appears that the Vessel, her cargo, crew or other persons on board the Vessel, in the reasonable judgement of the Owners, may be, or are likely to be, exposed to War Risks.  Should the Vessel be within any such place as aforesaid, which only becomes dangerous, or is likely to be or to become dangerous, after her entry into it, the Owners shall have the right to require the Vessel to leave such area.
(c)     The Vessel shall not load contraband cargo, or to pass through any blockade, whether such blockade be imposed on all vessels, or is imposed selectively in any way whatsoever against vessels of certain flags or ownership, or against certain cargoes or crews or otherwise howsoever, or to proceed to an area where she shall be subject, or is likely to be subject to a belligerent's right of search and/or confiscation.
(d)  (Intentionally omitted)   ~~If the insurers of the war risks insurance, when~~ Clause 14 ~~is applicable, should require payment of premiums and/or calls because, pursuant to the Charterers' orders, the Vessel is within, or is due to enter and remain within, any area or areas which are specified by such insurers as being subject to additional premiums because of War Risks, then such premiums and/or calls shall be reimbursed by the Charterers to the Owners at the same time as the next payment of hire is due.~~
(e)      The Charterers shall have the liberty:
(i)
to comply with all orders, directions, recommendations or advice as to departure, arrival, routes, sailing in convoy, ports of call, stoppages, destinations, discharge of cargo, delivery, or in any other way whatsoever, which are given by the Government of the Nation under whose flag the Vessel sails, or any other Government, body or group whatsoever acting with the power to compel compliance with their orders or directions;

(ii)	to comply with the orders, directions or recommendations of any war risks underwriters who have the authority to give the same under the terms of the war risks insurance;
(iii)
to comply with the terms of any resolution of the Security Council of the United Nations, any directives of the European Community, the effective orders of any other Supranational body which has the right to issue and give the same, and with national laws aimed at enforcing the same to which the Owners are subject, and to obey the orders and directions of those who are charged with their enforcement.

(f)      In the event of outbreak of war ~~(whether there be a declaration of war or not) (i) between any two or more of the following countries: the United States of America; Russia; the United Kingdom; France; and the People's Republic of China, (ii) between any two or more of the countries stated in Box 36, both the Owners and the Charterers shall have the right to cancel this Charter, whereupon the Charterers shall redeliver the Vessel to the Owners in accordance with Clause 15, if the Vessel has cargo on board after discharge thereof at destination, or if debarred under this Clause from reaching or entering it at a near, open and safe port as directed by the Owners, or if the Vessel has no cargo on board, at the port at which the Vessel then is or if at  sea at a near, open and safe port as directed by the Owners.  In all cases~~ hire shall continue to be paid in accordance with Clause 11 and except as aforesaid all other provisions of this Charter shall apply until redelivery.
27.	Commission – Intentionally omitted
~~The Owners to pay a commission at the rate indicated in Box 33 to the Brokers named in Box 33 on any hire paid under the Charter.  If no rate is indicated in Box 33, the commission to be paid by the Owners shall cover the actual expenses of the Brokers and a reasonable fee for their work.~~
~~If the full hire is not paid owing to breach of the Charter by either of the parties the party liable therefor shall indemnify the Brokers against their loss of commission.  Should the parties agree to cancel the Charter, the Owners shall indemnify the Brokers against any loss of commission but in such case the commission shall not exceed the brokerage on one year's hire.~~
28.	Termination (See Clauses 40 and 48)
~~(a)~~      Charterers' Default
~~The Owners shall be entitled to withdraw the Vessel from the service of the Charterers and terminate the Charter with immediate effect by written notice to the Charterers if:~~
~~(i)~~
~~the Charterers fail to pay hire in accordance with Clause 34 Clause 11.  However, where there is a failure to make punctual payment of hire due to oversight, negligence, errors or omissions on the part of the Charterers or their bankers, the Owners shall give the Charterers written notice of the number of clear banking days stated in Box 34 (as recognised at the agreed place of payment) in which to rectify the failure, and when so rectified within such number of days following the Owners' notice, the payment shall stand as regular and punctual.  Failure by the Charterers to pay hire within the number of days stated in Box 34 of their receiving the Owners' notice as provided herein, shall entitle the Owners to withdraw the Vessel from the service of the Charterers and terminate the Charter without further notice;~~

~~(ii)~~
~~the Charterers fail to comply with the requirements of:~~
~~(1) Clause 6 (Trading Restrictions)~~
~~(2) Clause 13(a) (Insurance and Repairs) provided that the Owners shall have the option, by written notice to the Charterers, to give the Charterers a specified number of days grace within which to rectify the failure without prejudice to the Owners' right to withdraw and terminate under this Clause if the Charterers fail to comply with such notice;~~

~~(iii)~~	~~the Charterers fail to rectify any failure to comply with the requirements of sub-clause 10(a)(i) (Maintenance and Repairs) as soon as practically~~

This document is computer generate BARECON 2001 form printed by authority of BIMCO.  Any insertion or deletion to the form must be clearly visible.  In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply.  BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

PART II
“BARECON 2001” Standard Bareboat Charter
~~possible after the Owners have requested them in writing so to do and in any event so that the Vessel's insurance cover is not prejudiced.~~
~~(b)     Owners' Default~~
~~If the Owners shall by any act or omission be in breach of their obligations under this Charter to the extent that the Charterers are deprived of the use of the Vessel and such breach continues for a period of fourteen (14) running days after written notice thereof has been given by the Charterers to the Owners, the Charterers shall be entitled to terminate this Charter with immediate effect by written notice to the Owners.~~
~~(c)     Loss of Vessel~~
~~This Charter shall be deemed to be terminated if the Vessel becomes a total loss or is declared as a constructive or compromised or arranged total loss.  For the purpose of this sub-clause, the Vessel shall not be deemed to be lost unless she has either become an actual total loss or agreement has been reached with her underwriters in respect of her constructive, compromised or arranged total loss or if such agreement with her underwriters is not reached it is adjudged by a competent tribunal that a constructive loss of the Vessel has occurred.~~
~~(d)     Either party shall be entitled to terminate this Charter with immediate effect by written notice to the other party in the event of an order being made or resolution passed for the winding up, dissolution, liquidation or bankruptcy of the other party (otherwise than for the purpose of reconstruction or amalgamation) or if a receiver is appointed, or if it suspends payment, ceases to carry on business or makes any special arrangement or composition with its creditors.~~
~~(e)     The termination of this Charter shall be without prejudice to all rights accrued due between the parties prior to the date of termination and to any claim that either party might have.~~
29.	Repossession
In the event of the Owners have made a request for redelivery of the Vessel ~~termination of this Charter~~ in accordance with the applicable provisions of Clauses ~~28~~ 40 and 48, the Owners shall have the right to repossess the Vessel from the Charterers at her current or next port of call, or at a port or place convenient to them without hindrance or interference by the Charterers, courts or local authorities.  Pending physical repossession of the Vessel in accordance with this Clauses 29 and 40, the Charterers shall hold the Vessel as gratuitous bailee only to the Owners and the Charterers shall procure that the master and the crew follow the orders and directions of the Owners.
~~The Owners shall arrange for an authorised representative to board the Vessel as soon as reasonably practicable following the termination of the Charter.  The Vessel shall be deemed to be repossessed by the Owners from the Charterers upon the boarding of the Vessel by the Owners' representative.~~  All arrangements and expenses relating to the settling of wages, disembarkation and repatriation of the Charterers' Master, officers and crew shall be the sole responsibility of the Charterers.
30.	Dispute Resolution (See Clause 63)
~~*)~~
~~(a)     This Charter and any non-contractual obligations arising out of or in connection with it Contract shall be governed by and construed in accordance with English law and any dispute arising out of or in connection with this Charter Contract shall be referred to arbitration in London in accordance with the Arbitration Act or any statutory modification or re-enactment thereof save to the extent necessary to give effect to the provisions of this Clause.~~

~~The arbitration shall be conducted in accordance with the London Maritime Arbitrators Association (LMAA) Terms current at the time when the arbitration proceedings are commenced.~~
~~The reference shall be to three arbitrators.  A party wishing to refer a dispute to arbitration shall appoint its arbitrator and send notice of such appointment in writing to the other party requiring the other party to appoint its own arbitrator within 14 calendar days of that notice and stating that it will appoint its arbitrator as sole arbitrator unless the other party appoints its own arbitrator and gives notice that it has done so within the 14 days specified.  If the other party does not appoint its own arbitrator and give notice that it has done so within the 14 days specified, the party referring a dispute to arbitration may, without the requirement of any further prior notice to the other party, appoint its arbitrator as sole arbitrator and shall advise the other party accordingly.  The award of a sole arbitrator shall be binding on both parties as if he had been appointed by agreement.~~
~~Nothing herein shall prevent the parties agreeing in writing to vary these provisions to provide for the appointment of a sole arbitrator.~~
~~In cases where neither the claim nor any counterclaim exceeds the sum of US$50,000 (or such other sum as the parties may agree) the arbitration shall be conducted in accordance with the LMAA Small Claims Procedure current at the time when the arbitration proceedings are commenced.  The language or any arbitrator proceedings shall be in English.~~
~~*)~~
~~(b)     This Contract shall be governed by and construed in accordance with Title 9 of the United States Code and the Maritime Law of the United States and any dispute arising out of or in connection with this Contract shall be referred to three persons at New York, one to be appointed by each of the parties hereto, and the third by the two so chosen; their decision or that of any two of them shall be final, and for the purposes of enforcing any award, judgement may be entered on an award by any court of competent jurisdiction.  The proceedings shall be conducted in accordance with the rules of the Society of Maritime Arbitrators, Inc.~~

~~In cases where neither the claim nor any counterclaim exceeds the sum of US550,000 (or such other sum as the parties may agree) the arbitration shall be conducted in accordance with the Shortened Arbitration Procedure of the Society of Maritime Arbitrators, Inc. current at the time when the arbitration proceedings are commenced.~~
~~*)~~
~~(c)     This Contract shall be governed by and construed in accordance with the laws of the place mutually agreed by the parties and any dispute arising out of or in connection with this Contract shall be referred to arbitration at a mutually agreed place, subject to the procedures applicable there.~~

~~(d)     Notwithstanding (a), (b) or (c) above, the parties may agree at any time to refer to mediation any difference and/or dispute arising out of or in connection with this Contract.~~
~~In the case of a dispute in respect of which arbitration has been commenced under (a), (b) or (c) above, the following shall apply:-~~
~~(i)~~
~~Either party may at any time and from time to time elect to refer the dispute or part of the dispute to mediation by service on the other party of a written notice (the "Mediation Notice') calling on the other party to agree to mediation.~~

~~(ii)~~
~~The other party shall thereupon within 14 calendar days of receipt of the Mediation Notice confirm that they agree to mediation, in which case the parties shall thereafter agree a mediator within a further 14 calendar days, failing which on the application of either party a mediator will be appointed promptly by the Arbitration Tribunal ("the Tribunal") or such person as the Tribunal may designate for that purpose.  The mediation shall be conducted in such place and in accordance with such procedure and~~

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PART II
“BARECON 2001” Standard Bareboat Charter
~~on such terms as the parties may agree or, in the event of disagreement, as may be set by the mediator.~~
~~(iii)~~
~~If the other party does not agree to mediate, that fact may be brought to the attention of the Tribunal and may be taken into account by the Tribunal when allocating the costs of the arbitration as between the parties.~~

~~(iv)~~	~~The mediation shall not affect the right of either party to seek such relief or take such steps as it considers necessary to protect its interest.~~
~~(v)~~
~~Either party may advise the Tribunal that they have agreed to mediation.  The arbitration procedure shall continue during the conduct of the mediation but the Tribunal may take the mediation timetable into account when setting the timetable for steps in the arbitration.~~

~~(vi)~~	~~Unless otherwise agreed or specified in the mediation terms, each party shall bear its own costs incurred in the mediation and the parties shall share equally the mediator's costs and expenses.~~
~~(vii)~~
~~The mediation process shall be without prejudice and confidential and no information or documents disclosed during it shall be revealed to the Tribunal except to the extent that they are disclosable under the law and procedure governing the arbitration.~~

~~(Note: The parties should be aware that the mediation process may not necessarily interrupt time limits.)~~
~~(e)    If Box 35 in Part I is not appropriately filled in, sub-clause 30(a) of this Clause shall apply.  Sub-clause 30(d) shall apply in all cases.~~
~~*)     Sub-clauses 30(a), 30(b) and 30(c) are alternatives;~~
~~indicate alternative agreed in Box 35.~~
31.	Notices (See Clause 43)
~~(a)     Any notice to be given by either party to the other party shall be in writing and may be sent by fax, telex, registered or recorded mail or by personal service.~~
~~(b)     The address of the Parties for service of such communication shall be as stated in Boxes 3 and 4 respectively.~~

This document is computer generate BARECON 2001 form printed by authority of BIMCO.  Any insertion or deletion to the form must be clearly visible.  In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply.  BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

“BARECON 2001” Standard Bareboat Charter
OPTIONAL PART
PART III
PROVISIONS TO APPLY FOR NEWBUILDING VESSELS ONLY
(Optional, only to apply if expressly agreed and stated in Box 37)
~~1.~~	~~Specifications and Building Contract~~
~~(a)     The Vessel shall be constructed in accordance with the Building Contract (hereafter called the Building Contract") as annexed to this Charter, made between the Builders and the Owners and in accordance with the specifications and plans annexed thereto, such Building Contract, specifications and plans having been counter- signed as approved by the Charterers.~~
~~(b)     No change shall be made in the Building Contract or in the specifications or plans of the Vessel as approved by the Charterers as aforesaid, without the Charterers' consent.~~
~~(c)     The Charterers shall have the right to send their representative to the Builders' Yard to inspect the Vessel during the course of her construction to satisfy themselves that construction is in accordance with such approved specifications and plans as referred to under sub-clause (a) of this Clause.~~
~~(d)     The Vessel shall be built in accordance with the Building Contract and shall be of the description set out therein.  Subject to the provisions of sub-clause 2(c)(ii) hereunder, the Charterers shall be bound to accept the Vessel from the Owners, completed and constructed in accordance with the Building Contract, on the date of delivery by the Builders.  The Charterers undertake that having accepted the Vessel they will not thereafter raise any claims against the Owners in respect of the Vessel's performance or specification or defects, if any.  Nevertheless, in respect of any repairs, replacements or defects which appear within the first 12 months from delivery by the Builders, the Owners shall endeavour to compel the Builders to repair, replace or remedy any defects or to recover from the Builders any expenditure incurred in carrying out such repairs, replacements or remedies.  However, the Owners' liability to the Charterers shall be limited to the extent the Owners have a valid claim against the Builders under the guarantee clause of the Building Contract (a copy whereof has been supplied to the Charterers).  The Charterers shall be bound to accept such sums as the Owners are reasonably able to recover under this Clause and shall make no further claim on the Owners for the difference between the amount(s) so recovered and the actual expenditure on repairs, replacement or remedying defects or for any loss of time incurred.  Any liquidated damages for physical defects or deficiencies shall accrue to the account of the party stated in Box 41(a) or if not filled in shall be shared equally between the parties.  The costs of pursuing a claim or claims against the Builders under this Clause (including any liability to the Builders) shall be borne by the party stated in Box 41(b) or if not filled in shall be shared equally between the parties.~~
~~2.~~	~~Time and Place of Delivery~~
~~(a)     Subject to the Vessel having completed her acceptance trials including trials of cargo equipment in accordance with the Building Contract and specifications to the satisfaction of the Charterers, the Owners shall give and the Charterers shall take delivery of the Vessel afloat when ready for delivery and properly documented at the Builders' Yard or some other safe and readily accessible dock, wharf or place as may be agreed between the parties hereto and the Builders.  Under the Building Contract the Builders have estimated that the Vessel will be ready for delivery to the Owners as therein provided but the delivery date for the purpose of this Charter shall be the date when the Vessel is in fact ready for delivery by the Builders after completion of trials whether that be before or after as indicated in the Building Contract.  The Charterers shall not be entitled to refuse acceptance of delivery of the Vessel and upon and after such acceptance, subject to Clause 1(d), the Charterers shall not be entitled to make any claim against the Owners in respect of any conditions, representations or warranties, whether express or implied, as to the seaworthiness of the Vessel or in respect of delay in delivery.~~
~~(b)     If for any reason other than a default by the Owners under the Building Contract, the Builders become entitled under that Contract not to deliver the Vessel to the Owners, the Owners shall upon giving to the Charterers written notice of Builders becoming so entitled, be excused from giving delivery of the Vessel to the Charterers and upon receipt of such notice by the Charterers this Charter shall cease to have effect.~~
~~(c)     If for any reason the Owners become entitled under the Building Contract to reject the Vessel the Owners shall, before exercising such right of rejection, consult the Charterers and thereupon~~
~~(i) if the Charterers do not wish to take delivery of the Vessel they shall inform the Owners within seven (7) running days by notice in writing and upon receipt by the Owners of such notice this Charter shall cease to have effect; or~~
~~(ii) if the Charterers wish to take delivery of the Vessel~~
~~they may by notice in writing within seven (7) running days require the Owners to negotiate with the Builders as to the terms on which delivery should be taken and/or refrain from exercising their right to rejection and upon receipt of such notice the Owners shall commence such negotiations and/ or take delivery of the Vessel from the Builders and deliver her to the Charterers;~~
~~(iii) in no circumstances shall the Charterers be entitled to reject the Vessel unless the Owners are able to reject the Vessel from the Builders;~~
~~(iv) if this Charter terminates under sub-clause (b) or (c) of this Clause, the Owners shall thereafter not be liable to the Charterers for any claim under or arising out of this Charter or its termination.~~
~~(d)     Any liquidated damages for delay in delivery under the Building Contract and any costs incurred in pursuing a claim therefor shall accrue to the account of the party stated in Box 41(c) or if not filled in shall be shared equally between the parties.~~
~~3.~~	~~Guarantee Works~~
~~If not otherwise agreed, the Owners authorise the Charterers to arrange for the guarantee works to be performed in accordance with the building contract terms, and hire to continue during the period of guarantee works.  The Charterers have to advise the Owners about the performance to the extent the Owners may request.~~
~~4.~~	~~Name of Vessel~~
~~The name of the Vessel shall be mutually agreed between the Owners and the Charterers and the Vessel shall be painted in the colours, display the funnel insignia and fly the house flag as required by the Charterers.~~
~~5.~~	~~Survey on Redelivery~~
~~The Owners and the Charterers shall appoint surveyors  for the purpose of determining and agreeing in writing the condition of the Vessel at the time of re-delivery Without prejudice to Clause 15 (Part II), the Charterers shall bear all survey expenses and all other costs, if any, including the cost of docking and undocking, if required, as well as all repair costs incurred.  The Charterers shall also bear all loss of time spent in connection with any docking and undocking as well as repairs, which shall be paid at the rate of hire per day or pro rata.~~

This document is computer generate BARECON 2001 form printed by authority of BIMCO.  Any insertion or deletion to the form must be clearly visible.  In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply.  BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

“BARECON 2001” Standard Bareboat Charter
OPTIONAL PART
PART IV
HIRE/PURCHASE AGREEMENT
(Optional, only to apply if expressly agreed and stated in Box 42)
~~On expiration of this Charter and provided the Charterers have fulfilled their obligations according to Part I and II as well as Part III, if applicable, it is agreed, that on payment of the final payment of hire as per Clause 11 the Charterers have purchased the Vessel with everything belonging to her and the Vessel is fully paid  for.~~

~~In the following paragraphs the Owners are referred to as the Sellers and the Charterers as the Buyers.~~

~~The Vessel shall be delivered by the Sellers and taken over by the Buyers on expiration of the Charter.~~

~~The Sellers guarantee that the Vessel, at the time of delivery, is tree from all encumbrances and maritime liens or any debts whatsoever other than those arising from anything done or not done by the Buyers or any existing mortgage agreed not to be paid off by the time of delivery.  Should any claims, which have been incurred prior to the time of delivery be made against the Vessel, the Sellers hereby undertake to indemnify the Buyers against all consequences of such claims to the extent it can be proved that the Sellers are responsible for such claims.  Any taxes, notarial, consular and other charges and expenses connected with the purchase and registration under Buyers' flag, shall be for Buyers' account.  Any taxes, consular and other charges and expenses connected with closing of the Sellers' register, shall be for Sellers' account.~~

~~In exchange for payment of the last month's hire instalment the Sellers shall furnish the Buyers with a Bill of Sale duly attested and legalized, together with a certificate setting out the registered encumbrances, if any.  On delivery of the Vessel the Sellers shall provide for deletion of the Vessel from the Ship's Register and deliver a certificate of deletion to the Buyers.  The Sellers shall, at the time of delivery, hand to the Buyers all classification certificates (for hull, engines, anchors, chains, etc.), as well as all plans which may be in Sellers' possession.~~

~~The Wireless Installation and Nautical Instruments, unless on hire, shall be included in the sale without any extra payment.~~

~~The Vessel with everything belonging to her shall be at Sellers' risk and expense until she is delivered to the Buyers, subject to the conditions of this Contract and the Vessel with everything belonging to her shall be delivered and taken over as she is at the time of delivery, after which the Sellers shall have no responsibility for possible faults or deficiencies of any description.~~

~~The Buyers undertake to pay for the repatriation of the Master, officers and other personnel if appointed by the Sellers to the port where the Vessel entered the Bareboat Charter as per Clause 3 (Part II) or to pay the equivalent cost for their journey to any other place.~~

This document is computer generate BARECON 2001 form printed by authority of BIMCO.  Any insertion or deletion to the form must be clearly visible.  In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply.  BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

“BARECON 2001” Standard Bareboat Charter
OPTIONAL PART
PART V
PROVISIONS TO APPLY FOR VESSELS REGISTERED IN BAREBOAT CHARTER REGISTRY
(Optional, only to apply if expressly agreed and stated in Box 43)

~~1.~~	~~Definitions~~
~~For the purpose of this PART V, the following terms shall have the meanings hereby assigned to them: "The Bareboat Charter Registry" shall mean the registry of the State whose flag the Vessel will fly and in which the Charterers are registered as the bareboat charterers during the period of the Bareboat Charter.~~
~~“The Underlying Registry" shall mean the registry of the State in which the Owners of the Vessel are registered as Owners and to which jurisdiction and control of the Vessel will revert upon termination of the Bareboat Charter Registration.~~
~~2.~~	~~Mortgage~~
~~The Vessel chartered under this Charter is financed by a mortgage and the provisions of Clause 12(b) (Part II) shall apply.~~
~~3.~~	~~Termination of Charter by Default~~
~~If the Vessel chartered under this Charter is registered in a Bareboat Charter Registry as stated in Box 44, and if the Owners shall default in the payment of any amounts due under the mortgage(s) specified in Box 28. the Charterers shall, if so required by the mortgagee, direct the Owners to re-register the Vessel in the Underlying Registry as shown in Box 45.~~
~~In the event of the Vessel being deleted from the Bareboat Charter Registry as stated in Box 44, due to a default by the Owners in the payment of any amounts due under the mortgage(s), the Charterers shall have the right to terminate this Charter forthwith and without prejudice to any other claim they may have against the Owners under this Charter.~~

This document is computer generate BARECON 2001 form printed by authority of BIMCO.  Any insertion or deletion to the form must be clearly visible.  In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply.  BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

EXECUTION VERSION
ADDITIONAL CLAUSES TO BARECON 2001 DATED 3 Devcember 2018
CLAUSE 32 – CHARTER PERIOD
32.1	For the avoidance of doubt, notwithstanding the fact that the Charter Period shall commence on the Delivery Date, this Charter shall be:
(a)	in full force and effect; and
(b)	valid, binding and enforceable against the parties hereto,
with effect from the date hereof until the Expiry Date.
CLAUSE 33 – CANCELLATION
33.1	Subject to Clause 48.3, if:
(a)	a Termination Event occurs prior to the delivery of the Vessel by the Charterers as sellers to the Owners as buyers under the MOA;
(b)
it becomes unlawful for the Owners (as buyers) to perform or comply with any or all of their obligations under the MOA or any of the obligations of the Owners under the MOA are not or cease to be legal, valid, binding and enforceable; and/or

(c)	the MOA expires, is cancelled, terminated, rescinded or suspended or otherwise ceases to remain in full force and effect for any reason, then this Charter shall immediately terminate and be cancelled without the need for either of the Owners or the Charterers to take any action whatsoever, provided that the Owners shall be entitled to:
(i)	retain all fees paid by the Charterers pursuant to Clause 41 (and without prejudice to Clause 41 and if such fees have not been paid, the Charterers shall forthwith pay such fees to the Owners); and
(ii)	any payment, reimbursement, indemnities provided for under Clause 41 (Fees and Expenses) and Clause 52 (Indemnities),
and such payment referred to in paragraphs (i) and (ii) above shall be irrevocable and unconditional and shall not be construed as a penalty but shall represent an agreed estimate of the loss and damage suffered by the Owners in entering into this Charter upon the terms and conditions contained herein (but not being able to complete the chartering arrangements contemplated herein) and shall therefore be paid as compensation to the Owners.
CLAUSE 34 – DELIVERY AND CHARTER OF VESSEL
34.1	The obligation of the Owners to charter the Vessel to the Charterers hereunder is subject to and conditional upon:
(a)	the delivery to and acceptance by the Charterers as buyers of the Vessel under the Contract and the delivery to and acceptance by the Owners as buyers of the Vessel under the MOA;
(b)	no Potential Termination Event or Termination Event having occurred which is continuing from the date of this Charter to the last day of the Charter Period (inclusive);

(c)
the representations and warranties contained in Clause 44 (Representations and Warranties) being true and correct on the date hereof and each day thereafter until and including the last date of the Charter Period;

(d)	Delivery occurring on or before the Cancelling Date;
(e)	the Owners having received from the Charterers:
(i)	on or prior to the Delivery, the documents or evidence set out in Part A of Schedule 2 in form and substance satisfactory to them; and
(ii)	After the Delivery, the documents or evidence set out in Part B of Schedule 2 in form and substance satisfactory to them within the time periods set out thereunder;
and if any of such documents are not in the English language then they shall be accompanied by a certified English translation.
34.2	The conditions precedent specified in Clause 34.1(b) are inserted for the sole benefit of the Owners and may be waived or deferred in whole or in part and with or without conditions by the Owners.
34.3
Upon the requirements of Clause 34.1 (Delivery and Charter of Vessel) being fulfilled to the satisfaction of the Owners or waived (with or without conditions) by the Owners in their sole discretion, the Owners shall give notice thereof in writing to the Charterers.

34.4
On (A) delivery to and acceptance by the Charterers as buyers of the Vessel from the Builder under the Contract; and (B) delivery to and acceptance by the Owners as buyers of the Vessel from the Charterers as sellers under the MOA and subject to the provisions of this Clause, the Vessel shall be deemed to have been delivered to, and accepted without reservation by, the Charterers under this Charter and the Charterers shall become and be entitled to the possession and use of the Vessel on and subject to the terms and conditions of this Charter.

34.5
On Delivery, as evidence of the commencement of the Charter Period, the Charterers shall sign and deliver to the Owners, the Acceptance Certificate. Without prejudice to this Clause, the Charterers shall be deemed to have accepted the Vessel under this Charter, and the commencement of the Charter Period having started, on Delivery even if, for whatever reason, the Acceptance Certificate is not signed and/or the Charterers do not take actual possession of the Vessel at that time.

34.6
Without prejudice to and notwithstanding the provisions of this Clause, the Charterers shall not be entitled for any reason whatsoever to refuse to accept delivery of the Vessel under this Charter once the Vessel has been delivered to and accepted by the Owners from the Charterers under the MOA, and the Owners shall not be liable for any losses, costs or expenses whatsoever or howsoever arising including without limitation, any loss of profit or any loss or otherwise:

(a)
resulting directly or indirectly from any defect or alleged defect in the Vessel (including but not limited to any deficiency in seaworthiness, merchantability, classification, condition, design, quality, operation, performance, capacity or fitness for use or the eligibility of the Vessel for any particular trade or operation) or any failure of the Vessel; or

(b)	arising from any delay in the commencement of the Charter Period or any failure of the Charter Period to commence.
34.7	The Owners shall not be obliged to deliver the Vessel to the Charterers with any bunkers and unused lubricating oils and greases in storage tanks and unopened drums of the Vessel.

CLAUSE 35 – QUIET ENJOYMENT
35.1
Provided that the Charterers do not breach any terms of this Charter or any other Pertinent Document and subject to the provisions thereof, the Owners hereby agree not to disturb or interfere with the Charterers’ lawful use, possession and quiet enjoyment of the Vessel during the Charter Period.

CLAUSE 36 – CHARTERHIRE
36.1
In consideration of the Owners agreeing to charter the Vessel to the Charterers under this Charter and the Owners buying the Vessel from the Charterers under the MOA at the request of the Charterers, the Charterers hereby irrevocably and unconditionally agree to pay to the Owners each Charterhire.

36.2
The Charterers shall pay to the Owners an amount equivalent to the Advance Charterhire on the Delivery Date which amount shall be deemed paid on such date by it setting off against the corresponding portion of the Purchase Price payable by the Owners as buyers to the Charterers as sellers under the MOA on the Delivery Date pursuant to the terms thereof.

36.3	The Charterers shall pay to the Owners the Pre-delivery Upfront Charterhire in the following instalments and manners:
(a)
the first instalment (the “First Pre-delivery Upfront Charterhire Instalment”) in the amount equivalent to $2,742,135 which shall be paid on the same date the First Instalment is payable by the Owners as buyers to the Charterers as sellers under the MOA pursuant to the terms thereof. Such amount shall be deemed paid by it setting off against the First Instalment payable by the Owners as buyers to the Charterers as sellers under the MOA pursuant to the terms thereof;

(b)
the second instalment (the “Second Pre-delivery Upfront Charterhire Instalment”) in the amount equivalent to $2,742,135 which shall be paid on the same date the Second Instalment is payable by the Owners as buyers to the Charterers as sellers under the MOA pursuant to the terms thereof. Such amount shall be deemed paid by it setting off against the Second Instalment payable by the Owners as buyers to the Charterers as sellers under the MOA pursuant to the terms thereof;

(c)
the third instalment (the “Third Pre-delivery Upfront Charterhire Instalment”) in the amount equivalent to $2,742,135 which shall be payable on the same date the Third Instalment is payable by the Owners as buyers to the Charterers as sellers under the MOA pursuant to the terms thereof. Such amount shall be deemed paid by it setting off against the Third Instalment payable by the Owners as buyers to the Charterers as sellers under the MOA pursuant to the terms thereof;

(d)
the fourth instalment (the “Fourth Pre-delivery Upfront Charterhire Instalment”) in the amount equivalent to $2,742,135 which shall be payable on the same date the Fourth Instalment payable by the Owners as buyers to the Charterers as sellers under the MOA pursuant to the terms thereof. Such amount shall be deemed paid by it setting off against the Fourth Instalment payable by the Owners as buyers to the Charterers as sellers under the MOA pursuant to the terms thereof; and

(e)
the fifth instalment (the “Fifth Pre-delivery Upfront Charterhire Instalment”) in the amount equivalent to $600,000 which shall be payable on the earlier of (i) the day on which the Fifth Instalment is paid by the Owners as buyers under the MOA; and (ii) the day on which the Sixth Instalment is paid by the Owners as buyers under the MOA. Such amount shall be deemed paid by it setting off against the corresponding portion of the Fifth Instalment or Sixth Instalment, whichever payment occurs earlier, payable by the Owners as buyers to the Charterers as sellers under the MOA pursuant to the terms thereof.

36.4
Subject to Clause 40.3(d), each instalment of the Pre-delivery Upfront Charterhire and the Advance Charterhire shall be unsecured and non-refundable under all circumstances and without interest accrued thereon.

36.5
During the Pre-delivery Period, the Charterers shall pay a fee in the form of Charterhire (“Pre-delivery Charterhire”) computed at the rate of the Pre-delivery Rate on the Pre-delivery Instalment Balance from time to time during the Pre-delivery Period and each such Pre-delivery Charterhire shall be received on the last date of every Term during the Pre-delivery Period and the last instalment of the Pre-delivery Charterhire shall be received on the last day of the Pre-delivery Period, not later, in each case, than 4.00 pm (Shanghai time).

36.6
Following Delivery, Quarter Charterhire shall be payable quarterly in arrears in twenty-eight (28) instalments, with such instalments of Charterhire being received on the last day of every Term by not later than 4.00 pm (Shanghai time).

36.7
The Vessel shall not at any time be deemed off-hire. All Charterhire, the Pre-delivery Upfront Charterhire, the Advance Charterhire and other amounts payable in this Charter shall be paid in Dollars and shall be absolutely and unconditionally payable under any and all circumstances and shall not be affected by any circumstances of any nature whatsoever including, but not limited to:

(a)
any set off (other than the Advance Charterhire which shall be set off in accordance with Clause 36.2, each Pre-delivery Upfront Charterhire which shall be set off in accordance with Clause 36.3 and the Deposit Refund, the Final Purchase Option Price and the Early Termination Price which shall be set off in accordance with Clause 36.15), counterclaim, recoupment, defence, claim or other right which the Charterers may at any time have against the Owners or any other person for any reason whatsoever including, without limitation, any act, omission or breach on the part of the Owners under this Charter or any other agreement at any time existing between the Owners and the Charterers;

(b)
any change, extension, indulgence or other act or omission in respect of any indebtedness or obligation of the Charterers, or any sale, exchange, release or surrender of, or other dealing in, any security for any such indebtedness or obligation;

(c)	any unavailability of the Vessel, including any title defect or encumbrance or any dispossession of the Vessel by title paramount or otherwise;
(d)
any defect in the seaworthiness, condition, value, design, merchantability, operation or fitness for use of the Vessel or the ineligibility of the Vessel for any particular trade, or for registration or documentation under the laws of any relevant jurisdiction;

(e)	the Total Loss or any damage to or forfeiture or court marshall’s or other sale of the Vessel;
(f)
any libel, attachment, levy, detention, sequestration or taking into custody of the Vessel or any restriction or prevention of or interference with or interruption or cessation in, the use or possession thereof by the Charterers unless for such period where such arrest, detention or seizure is solely attributable to the fault of the Owners;

(g)	any insolvency, bankruptcy, reorganization, arrangement, readjustment, dissolution, liquidation or similar proceedings by or against the Charterers;
(h)
any invalidity, unenforceability, lack of due authorization or other defects, or any failure or delay in performing or complying with any of the terms and provisions of this Charter or any of the Pertinent Documents by any party to this Charter or any other person;

(i)	any enforcement or attempted enforcement by the Owners of their rights under this Charter or any of the Pertinent Documents executed or to be executed pursuant to this Charter; or

(j)
any loss of use of the Vessel due to deficiency or default or strike of officers or crew, fire, breakdown, damage, accident, defective cargo or any other cause which would or might but for this provision have the effect of terminating or in any way affecting any obligation of the Charterers under this Charter.

36.8
Time of payment of Charterhire, the Pre-delivery Upfront Charterhire and the Advance Charterhire and other payments by the Charterers shall be of the essence of this Charter and the other Pertinent Documents.

36.9	All Charterhire and any moneys payable hereunder shall be payable by the Charterers to the Owners to such account as the Owners may notify the Charterers in writing.
36.10	Payment of Charterhire, the Pre-delivery Upfront Charterhire, and Advance Charterhire and any other moneys hereunder shall be at the Charterers’ risk until receipt by the Owners.
36.11	All stamp duty, value added tax, withholding or other taxes and import and export duties and all other similar types of charges which may be levied or assessed on or in connection with:
(a)	the operation of this Charter in respect of the hire and all other payments to be made pursuant to this Charter and the remittance thereof to the Owners; and
(b)	the import, export, purchase, delivery and re-delivery of the Vessel, shall be borne by the Charterers. The Charterers shall pay, if applicable, value added tax and other similar tax levied on any Charterhire, the Pre-delivery Upfront Charterhire and Advance Charterhire and other payments payable under this Charter by addition to, and at the time of payment of, such amounts.
36.12
If the Charterers (including in their capacity as Sellers) fail to make any payment due under this Charter for any other Leasing Document on the due date, they shall pay interest on such late payment at the default rate of two per cent. (2%) per annum from the date on which such payment became due until the date of payment thereof.

36.13
All default interest and any other payments under this Charter which are of an annual or periodic nature shall accrue from day to day and shall be calculated on the basis of the actual number of days elapsed and a 360 day year.

36.14
Any payment which is due to be made on a day which is not a Business Day, shall be made on the preceding Business Day in the same calendar month (if there is no preceding Business Day in the same calendar month, then payment shall be made on the next Business Day following the day on which payment is due to be made).

36.15
(a)
The Deposit shall be refunded to the Charterers together with the applicable Deposit Interest (such amount to be refunded, the “Deposit Refund”) upon irrevocable payment in full of all amounts due and payable by the Charterers and any other Relevant Party under the Pertinent Documents, provided that and subject to Clause 36.15(b), if the Charterers exercises the Purchase Option in accordance with Clause 50 or Early Termination Price is payable by the Charterers pursuant to Clause 40.1(a), Clause 48A or Clause 49, the Deposit Refund shall be set off against part of (or if the Deposit Refund is larger than the Final Purchase Option Price or the then applicable Early Termination Price, as the case may be, the whole of) the Final Purchase Option Price or the then applicable Early Termination Price, as the case may be, payable by the Charterers pursuant to Clause 50 or Clause 40.1(a), Clause 48A or Clause 49 (as the case may be) and upon such set-off, the Owners shall be deemed to have discharged their obligations to refund to the Charterers the Deposit Refund under this Clause 36.15 and the Charterers shall be deemed to have paid part of (or if the Deposit Refund is larger than the Final Purchase Option Price or the then applicable Early Termination Price, as the case may be, the whole of) the Final Purchase Option Price in accordance with Clause 50 or the Early Termination Price in accordance with Clause 40.1(a), Clause 48A or Clause 49 (as the case may be).
(b)
If the Charterers exercises the Final Purchase Option or the Charterers makes payment of the Early Termination Price pursuant to Clause 40.1(a), Clause 48A or Clause 49 (as the case may be) and the Deposit Refund is set off against the Final Purchase Option Price or the then applicable Early Termination Price, as the case may be, pursuant to Clause 36.15(a):

(i)
and if the Deposit Refund so set off is lower than the Final Purchase Option Price or the then applicable Early Termination Price (as the case may be), the Charterers shall be fully liable for such shortfall and shall pay to the Owners such shortfall without set-off or deduction on, in respect the Final Purchase Option Price, the Expiry Date or, in respect of the Early Termination Price, the date on which such Early Termination Price is to be made by the Charterers, to satisfy their payment obligations of the Final Purchase Option Price or the Early Termination Price in full; and

(ii)
if the Deposit Refund so set off exceeds the Final Purchase Option Price or the then applicable Early Termination Price (as the case may be), the Owners shall refund such excess to the Charterers upon irrevocable payment in full of all amounts due and payable by the Charterers and any other Relevant Party under the Pertinent Documents and upon such refund the Owners shall be deemed to have discharged their obligation to refund the Deposit Refund to the Charterers under this Clause 36.15.

(c)
The Deposit paid to the Owners shall be in the possession and ownership of the Owners until the Deposit is refunded in accordance with this Clause 36.15 and shall only be refundable in accordance with this Clause 36.15.

CLAUSE 37 – POSSESSION OF VESSEL
37.1
The Charterers shall not, without the prior written consent of the Owners, assign, mortgage or pledge the Vessel or any interest therein, its Earnings, Insurances and/or any Requisition Compensation and shall not permit the creation of any Security Interest thereon other than the Permitted Security Interests.

37.2
The Charterers shall promptly notify any party including, without limitation, the BP Charterer or any other subcharterer of the Vessel (as the Owners may request) in writing that the Vessel is the property of the Owners and the Charterers shall provide the Owners with a copy of such written notification and satisfactory evidence to the opinion of the Owners that such party has received such written notification.

37.3
If the Vessel is arrested, seized, impounded, forfeited, detained or taken out of their possession or control (whether or not pursuant to any distress, execution or other legal process), the Charterers shall procure the immediate release of the Vessel (whether by providing bail or procuring the provision of security or otherwise do such lawful things as the circumstances may require) and shall immediately notify the Owners of such event and shall indemnify the Owners against all losses, costs or charges incurred by the Owners by reason thereof in re-taking possession or otherwise in re-acquiring the Vessel. Without prejudice to the generality of the foregoing and Clause 52, the Charterers agree to indemnify the Owners against all consequences or liabilities arising from the master, officers or agents signing bills of lading or other documents.

37.4
The Charterers shall pay and discharge or cause the BP Charterer or any other subcharterer of the Vessel to pay and discharge all obligations and liabilities whatsoever which have given or may give rise to liens on or claims enforceable against the Vessel and take all steps to prevent (and procure any subcharterer of the Vessel to prevent) an arrest (threatened or otherwise) of the Vessel.

Clause 38 – INSURANCE
38.1	The Charterers shall procure that such insurances are effected:
(a)	in Dollars;
(b)
in the case of fire and usual hull and machinery, marine risks and war risks (including blocking and trapping), on an agreed value basis in an amount of at least the higher of (i) 120% of the then applicable Early Prepayment Sum; and (ii) the then current Market Value;

(c)
in the case of oil pollution liability risks for the Vessel, for an aggregate amount equal to the highest level of cover from time to time available under protection and indemnity club entry and in the international marine insurance market and for an amount of not less than $1,000,000,000;

(d)	in relation to protection and indemnity risks in respect of the full tonnage of the Vessel;
(e)
in the case of innocent Owners’ interest insurance, innocent additional perils (oil pollution) insurance, lessor’s additional perils (pollution) insurance, Mortgagees’ interest insurance and Mortgages’ additional perils (pollution) insurance, for an amount equal to at least one hundred and twenty percent. (120%) of the then applicable Early Prepayment Sum;

(f)	in the case of lessor contingent liability insurance, for an amount no less than $500,000,000 and in the name of the Owners;
(g)	on terms and in form acceptable to the Owners and their financiers (if any); and
(h)
through approved brokers and with first class international insurers and/or underwriters acceptable to the Owners (including having a Standard & Poor’s rating of BBB+ or above, a Moody’s rating of A or above or an AM Best rating of A- or above) or, in the case of war risks and protection and indemnity risks, in a war risks and protection and indemnity risks associations (being either Gard or Britannia P&I Club) acceptable to the Owners and their financiers (if any).

38.2	In addition to the terms set out in Clause 13(a) (Insurance and Repairs), the Charterers shall procure that the obligatory insurances shall:
(a)
subject always to paragraph (b), name the Charterers, the Approved Manager and the Owners (and if applicable the Owners’ financiers if so required by the Owners) as the only named assureds unless the interest of every other named assured or co-assured is limited:

(i)	in respect of any obligatory insurances for hull and machinery and war risks;
(1)	to any provable out-of-pocket expenses that they have incurred and which form part of any recoverable claim on underwriters; and
(2)	to any third party liability claims where cover for such claims is provided by the policy (and then only in respect of discharge of any claims made against them); and
(ii)
in respect of any obligatory insurances for protection and indemnity risks, to any recoveries they are entitled to make by way of reimbursement following discharge of any third party liability claims made specifically against them, and every other named assured or co-assured has undertaken in writing to the Owners or their financiers (in such form as they require) that any deductible shall be apportioned between the Charterers and every other named assured or co-assured in proportion to the gross claims made or paid by each of them and that they shall do all things necessary and provide all documents, evidence and information to enable the Owners and their financiers (if any) in accordance with the terms of the loss payable clause, to collect or recover any moneys which at any time become payable in respect of the obligatory insurances;
(b)	whenever a financier of the Owners requires:
(i)
in respect of fire and other usual marine risks and war risks, name (or be amended to name) the same as additional named assured for their rights and interests, warranted no operational interest and with full waiver of rights of subrogation against such financiers, but without such financiers thereby being liable to pay (but having the right to pay) premiums, calls or other assessments in respect of such insurance;

(ii)
in relation to protection and indemnity risks, name (or be amended to name) the same as additional insured or co-assured for their rights and interests to the extent permissible under the relevant protection and indemnity club rules; and

(iii)
name the Owners’ financiers (if any) and the Owners as respectively the first ranking loss payee and the second ranking loss payee (and in the absence of any financiers, the Owners as first ranking loss payee) in accordance with the terms of the relevant loss payable clauses approved by the Owners’ financiers and the Owners with such directions for payment in accordance with the terms of such relevant loss payable clause, as the Owners and their financiers (if any) may specify;

(c)
provide that all payments by or on behalf of the insurers under the obligatory insurances to the Owners and/or their financiers (as applicable) shall be made without set-off, counterclaim or deductions or condition whatsoever;

(d)	provide that such obligatory insurances shall be primary without right of contribution from other insurances which may be carried by the Owners or their financiers (if any);
(e)	provide that the Owners and/or their financiers (if any) may make proof of loss if the Charterers fail to do so; and
(f)
provide that if any obligatory insurance is cancelled, or if any substantial change is made in the coverage which adversely affects the interest of the Owners and/or their financiers (if any), or if any obligatory insurance is allowed to lapse for non-payment of premium, such cancellation, change or lapse shall not be effective with respect to the Owners and/or their financiers (if any) for thirty (30) days after receipt by the Owners and/or their financiers (if any) of prior written notice from the insurers of such cancellation, change or lapse.

38.3	The Charterers shall:
(a)
at least fifteen (15) days prior to Delivery (or such lesser period agreed by the parties), notify the terms and conditions of all Insurances in writing to the Owners (copied to their financiers (if any) and the brokers or insurers with whom the Insurances are or will be placed);

(b)
at least fifteen (15) days before the expiry of any obligatory insurance notify the Owners (copied to their financiers (if any)) of the brokers (or other insurers) and any protection and indemnity or war risks association through or with whom the Charterers propose to renew that obligatory insurance and of the proposed terms of renewal and obtain the Owners' approval to such matters;

(c)
at least seven (7) days before the expiry of any obligatory insurance, procure that such obligatory insurance is renewed or to be renewed on its expiry date in accordance with the provisions of this Charter;

(d)	procure that the approved brokers and/or the war risks and protection and indemnity associations with which such a renewal is effected shall promptly after the renewal or the effective date of the new insurance and protection and indemnity cover notify the Owners (copied to their financiers (if any)) in writing of the terms and conditions of the renewal; and
(e)
as soon as practicable after the expiry of any obligatory insurance, deliver to the Owners a letter of undertaking as required by this Charter in respect of such Insurances for the Vessel as renewed pursuant to Clause 38.3(c) (Insurance) together with copies of the relevant policies or cover notes or entry certificates duly endorsed with the interest of the Owners and/or their financiers (if any).

38.4
The Charterers shall ensure that all insurance companies and/or underwriters, and/or (if any) insurance brokers provide the Owners with all (if required by the Owners, in original) policies, cover notes and certificates of entry relating to the obligatory insurances which they are to effect or renew and a letter or letters of undertaking in a form required by the Owners and/or their financiers (if any) and including undertakings by the insurance companies and/or underwriters that:

(a)	they will have endorsed on each policy, immediately upon issuance, a loss payable clause and a notice of assignment complying with the provisions of this Charter and the Financial Instruments;
(b)	they will hold the benefit of such policies and such insurances, to the order of the Owners and/or their financiers (if any) and/or such other party in accordance with the said loss payable clause;
(c)	they will advise the Owners and their financiers (if any) promptly of any material change to the terms of the obligatory insurances of which they are aware;
(d)
(i) they will indicate in the letters of undertaking that they will immediately notify the Owners and their financiers (if any) when any cancellation, charge or lapse of the relevant obligatory insurance occur and (ii) following a written application from the Owners and/or their financiers (if any) not later than one (1) month before the expiry of the obligatory insurances they will notify the Owners and their financiers (if any) not less than fourteen (14) days before the expiry of the obligatory insurances, in the event of their not having received notice of renewal instructions from the Charterers and, in the event of their receiving instructions to renew, they will promptly notify the Owners and their financiers (if any) of the terms of the instructions; and

(e)
if any of the obligatory insurances form part of any fleet cover, the Charterers shall procure that the insurance broker(s), or leading insurer, as the case may be, undertakes to the Owners and their financiers (if any) that such insurance broker or insurer will not set off against any sum recoverable in respect of a claim relating to the Vessel under such obligatory insurances any premiums due in respect of any other vessel under any fleet cover of which the Vessel forms a part or any premium due for other insurances, they waive any lien on the policies, or any sums received under them, which they might have in respect of such premiums, and they will not cancel such obligatory insurances by reason of non-payment of such premiums or other amounts, and will arrange for a separate policy to be issued in respect of the Vessel forthwith upon being so requested by the Owners and/or their financiers (if any) and where practicable.

38.5	The Charterers shall ensure that any protection and indemnity and/or war risks associations in which the Vessel is entered provides the Owners and their financiers (if any) with:
(a)	a copy of the certificate of entry for the Vessel as soon as such certificate of entry is issued;
(b)	a letter or letters of undertaking in such form as may be required by the Owners and their financiers (if any) or in such association’s standard form; and

(c)	a certified copy of each certificate of financial responsibility for pollution by oil or other Environmentally Sensitive Material issued by the relevant certifying authority in relation to the Vessel.
38.6	The Charterers shall ensure that all policies relating to obligatory insurances are deposited with the approved brokers through which the insurances are effected or renewed.
38.7	The Charterers shall procure that all premiums or other sums payable in respect of the obligatory insurances are punctually paid and produce all relevant receipts when so required by the Owners.
38.8	The Charterers shall ensure that any guarantees required by a protection and indemnity or war risks association are promptly issued and remain in full force and effect.
38.9
The Charterers shall neither do nor omit to do (nor permit to be done or not to be done) any act or thing which would or might render any obligatory insurance invalid, void, voidable or unenforceable or render any sum payable under an obligatory insurance repayable in whole or in part; and, in particular:

(a)
the Charterers shall procure that all necessary action is taken and all requirements are complied with which may from time to time be applicable to the obligatory insurances, and (without limiting the obligations contained in this Clause 38) ensure that the obligatory insurances are not made subject to any exclusions or qualifications to which the Owners have not given their prior approval (unless such exclusions or qualifications are made in accordance with the rules of a protection and indemnity association which is a member of the International Group of protection and indemnity associations);

(b)
the Charterers shall not make or permit any changes relating to the classification or classification society of the Vessel or manager or operator of the Vessel unless such changes have first been approved by the underwriters of the obligatory insurances and are approved by the Owners;

(c)
the Charterers shall procure that all quarterly or other voyage declarations which may be required by the protection and indemnity risks association in which the Vessel is entered to maintain cover for trading to the United States of America and Exclusive Economic Zone (as defined in the United States Oil Pollution Act 1990 or any other applicable legislation) are made and the Charterers shall promptly provide the Owners with copies of such declarations and a copy of the certificate of financial responsibility; and

(d)
the Charterers shall not employ the Vessel, nor allow it to be employed, otherwise than in conformity with the terms and conditions of the obligatory insurances, without first obtaining the consent of the insurers and complying with any requirements (as to extra premium or otherwise) which the insurers specify.

38.10
The Charterers shall not make or agree to any alteration to the terms of any obligatory insurance nor waive any right relating to any obligatory insurance without the prior written consent of the Owners and the Owners’ financiers (if any).

38.11
The Charterers shall not settle, compromise or abandon any claim under any obligatory insurance for Total Loss or for a Major Casualty, and shall do all things necessary and provide all documents, evidence and information to enable the Owners to collect or recover any moneys which at any time become payable in respect of the obligatory insurances.

38.12
The Charterers shall provide the Owners upon written request (except that upon the occurrence of a Total Loss or a Major Casualty the Charterers shall provide the following immediately without the Owners’ making any request), copies of:

(a)	all communications between the Charterers and:

(i)	the approved brokers;
(ii)	the approved protection and indemnity and/or war risks associations; and/or
(iii)	the first class international insurers and/or underwriters, which relate directly or indirectly to:
(A)	the Charterers’ obligations relating to the obligatory insurances including, without limitation, all requisite declarations and payments of additional premiums or calls; and
(B)
any credit arrangements made between the Charterers and any of the persons referred to in paragraphs (i) or (ii) relating wholly or partly to the effecting or maintenance of the obligatory insurances; and

(b)	any communication with all parties involved in case of a claim under any of the Vessel’s insurances.
38.13	The Charterers shall promptly provide the Owners (or any persons which they may designate) with:
(a)	any information which the Owners or their financiers (or any such designated person) request for the purpose of:
(i)	obtaining or preparing any report from an independent marine insurance broker as to the adequacy of the obligatory insurances effected or proposed to be effected; and/or
(ii)	effecting, maintaining or renewing any such insurances as are referred to in Clause 13(a) (Insurance and Repairs) or dealing with or considering any matters relating to any such insurances; and
(b)	copies of any communication between all parties involved in case of a claim under any of the Vessel’s insurances exceeding the Major Casualty amount.
38.14
If one or more of the obligatory insurances are not effected and maintained with first class international insurers or are effected with an insurance or captive Subsidiary of the Owners or the Charterers, then the Charterers shall procure, at their own expense, that the relevant insurers maintain in full force and effect facultative reinsurances with reinsurers and through brokers, in each case, of recognised standing and acceptable in all respects to the Owners. Any reinsurance policy shall include, if and when permitted by law, a cut-through clause in a form acceptable to the Owners and/or their financiers (if any). The Charterers shall procure that underwriters of the primary insurances assign each reinsurance to the relevant financiers in full, if required.

38.15
The Charterers shall upon demand fully indemnify the Owners and/or their financiers (if any) in respect of all premiums and other expenses which are incurred by (i) the Owners in connection with or with a view to effecting, maintaining or renewing an innocent Owners’ interest insurance, innocent additional perils (oil pollution) insurance, lessor’s additional perils (pollution) insurance, lessor contingent liability insurance that is taken out in respect of the Vessel and/or (ii) the financier(s) of the Owners (if any) in connection with or with a view to effecting, maintaining or renewing a mortgagee’s interest insurance, innocent additional perils (oil pollution insurance) and a mortgagee’s additional perils (pollution) insurance that is taken out in respect of the Vessel, in each case as referred to in aforementioned (i) or (ii), on such terms and through such insurers as the Owners and/or their financiers (if any) may from time to time consider appropriate in its sole discretion.

38.16
The Charterers shall be solely responsible for and indemnify the Owners in respect of all loss or damage to the Vessel (insofar as the Owners shall not be reimbursed by the proceeds of any insurance in respect thereof) however caused occurring at any time or times before physical possession thereof is retaken by the Owners, reasonable wear and tear to the Vessel only excepted.

38.17	The Charterers shall:
(a)
if so requested by the Owners, but at the expense of the Charterers, furnish the Owners once every year not later than the annual anniversary of the Delivery Date (or, after a Termination Event has occurred and is continuing, as many times per year as the Owners may require) with a detailed report signed by an independent firm of marine insurance brokers appointed by the Owners dealing with the Insurances and stating the opinion of such firm as to the adequacy of the Insurances;

(b)	reimburse the Owners, promptly on the Owners’ demand, any expenses incurred by the Owners in obtaining the reports described in Clause 38.13(a) and/or 38.17(a) (Insurance); and
(c)	procure that there is delivered to the insurance brokers described in Clause 38.17(a) (Insurance) such information in relation to the Insurances as such brokers may require.
38.18	The Charterers shall:
(a)
keep the Vessel insured at their expense against such other risks (other than loss of hire which shall be insured against upon an occurrence and during the continuance of a Potential Termination Event or Termination Event) which the Owners or their financiers consider reasonable for a prudent shipowner or operator to insure against at the relevant time (as notified by the Owners and having regard to the then existing available insurance cover and standard practice in the operation of vessels of the same type as the Vessel) and which are, at that time, generally insured against by owners or operators of vessels similar to the Vessel or of the same type as the Vessel; and

(b)
upon demand fully indemnify the Owners in respect of all premiums and other expenses incurred by the Owners in respect of any other insurances (other than loss of hire insurances which the Owners may take out upon an occurrence and during the continuance of a Potential Termination Event or Termination Event) which the Owners deem necessary (having regard to the existing insurance cover and standard practice in the operation of vessels of the same type) and takes out in respect of the Vessel.

CLAUSE 39 – WARRANTIES RELATING TO VESSEL
39.1
It is expressly agreed and acknowledged that the Owners are not the manufacturer or original supplier of the Vessel which has been purchased by the Owners as buyers from the Charterers as sellers pursuant to the MOA for the purpose of then chartering the Vessel to the Charterers hereunder and that no condition, term, warranty or representation of any kind is or has been given to the Charterers by or on behalf of the Owners in respect of the Vessel (or any part thereof).

39.2
All conditions, terms or warranties express or implied by the law relating to the specifications, quality, description, merchantability or fitness for any purpose of the Vessel (or any part thereof) or otherwise are hereby expressly excluded.

39.3
The Charterers agree and acknowledge that the Owners shall not be liable for any claim, loss, damage, expense or other liability of any kind or nature caused directly or indirectly by the Vessel or by any inadequacy thereof or the use or performance thereof or any repairs thereto or servicing thereof and the Charterers shall not by reason thereof be released from any liability to pay any Charterhire, the Pre-delivery Upfront Charterhire or the Advance Charterhire or other payment due under this Charter or the other Pertinent Documents.

CLAUSE 40 – TERMINATION, REDELIVERY AND TOTAL LOSS
40.1	If:
(a)
subject to Clause 36.15, the Early Termination Price becomes payable in accordance with Clause 48.2 or Clause 48.3, the same shall (in each such case) be payable in consideration of the purchase and transfer of the legal and beneficial title of the Vessel pursuant to Clause 40.4;

(b)
the Pre-delivery Termination Sum becomes payable in accordance with Clause 48.3 the same shall (in each such case) be payable in consideration of the Pre-delivery Releases pursuant to the terms of the Pre-delivery Assignment, and it is hereby agreed by the parties hereto that payment of the Early Termination Price or the Pre-delivery Termination Sum (as the case may be) shall not be construed as a penalty but shall represent an agreed estimate of the loss and damage suffered by the Owners in purchasing or part-purchasing the Vessel (as the case may be) and entering into this Charter upon the terms and conditions contained herein, in each case, at the request of the Charterers and shall therefore be paid as compensation to the Owners for early termination and acquisition of the Vessel by the Charterers or the Pre-delivery Releases (as the case may be).
40.2
Upon irrevocable receipt of the Early Termination Price or the Pre-delivery Termination Sum (as the case may be) by the Owners pursuant to Clause 40.1 or Clause 40.7, in full, this Charter shall terminate.

40.3
(a)
(i)
At any time after a Termination Event Notice is served (or if a Termination Event has occurred pursuant to Clauses 48.1(a) or 48.1(g), at any time after its occurrence) and regardless of if the Charterers’ Remarketing Period having commenced and the Charter having not been terminated because of the application of Clause 48.3(B), the Charterers' right to possess and operate the Vessel shall immediately cease and (without in any way affecting the Charterers' obligation to pay the relevant Early Termination Price) the Charterers shall, upon the Owners' request (at the Owners' sole discretion), be obliged to immediately (and at the Charterers' own cost) redeliver the Vessel to the Owners at such ready and nearest safe and practical for redelivery port as the Owners may require; further and for the avoidance of doubt, the Owners shall be entitled (at Owners' sole discretion) to operate the Vessel as they may require and may create whatsoever interests thereon, including without limitation charterparties or any other form of employment contracts ("Post-enforcement Interests");

(ii)
subject to paragraph (iii) below, at any time after a Termination Event Notice is served unless the Charterers’ Remarketing Period has commenced and the Owners’ rights provided under this paragraph (ii) have not been suspended pursuant to Clause 48.3(B), the Owners shall be entitled (at the Owners' sole discretion) to sell the Vessel on an arm’s length basis and on terms they deem fit (an "Owners' Sale"); and

(iii)
at any time this Charter is terminated pursuant to Clause 48.3, the Owners shall be entitled (at the Owners’ sole discretion) to sell the Vessel on whatever terms they deem fit and for the avoidance of doubt such sale shall not constitute an Owners’ Sale.

(b)	If the Charterers fail to make any payment of the Pre-delivery Termination Sum on the due date therefor :
(i)	Clauses 36.12 and 36.13 shall apply; and
(ii)
shall be entitled to exercise its rights under the Pre-delivery Assignment and the other Leasing Documents (for the avoidance of doubt, Clause 6 of the Pre-delivery Assignment shall continue to apply).

(c)	Prior to effecting an Owners’ Sale, the Owners shall notify the Charterers in writing and the Charterers may thereafter but prior to the completion of the Owners’ Sale:
(i)
submit to the Owners evidence (to the satisfaction of the Owners) of a purchaser offering by way of a firm offer (subject to customary closing conditions and Owners’ investigation on know your client issues) (a “Third Party’s Offer”) an amount at least equal to the then current amount of the Early Termination Price following which the Owners will use reasonable endeavors to enter into a memorandum of agreement (in a form acceptable to the Owners and the relevant counterparty buyer) pursuant to such Third Party’s Offer; or

(ii)	elect to purchase the Vessel by paying the Owners the then current amount of the Early Termination Price (which has become due and payable pursuant to Clause 48.2, provided that, in either case, the sale of the Vessel pursuant to a Third Party’s Offer in accordance with Clause 40.3(c)(i) or pursuant to Clause 40.3(c)(ii), the payment of purchase price of the Vessel and the completion of such sale shall be made no later than the Owners’ Sale and the Owners may at its sole discretion (acting reasonably) proceed to complete the Owners’ Sale notwithstanding a Third Party’s Offer or the Charterers’ election to purchase the Vessel pursuant to Clause 40.3(c)(ii).
(d)
The proceeds of any sale (in any case other than the sale of the Vessel made after this Charter is terminated pursuant to Clause 48.3) of the Vessel pursuant to an Owners’ Sale, a Third Party’s Offer or Clause 48.3(B)(1) (as the case may be) shall be applied:

(i)	first, towards the Owners’ documented costs incurred in relation to such sale;
(ii)	second, towards payment of the then applicable Early Termination Price and other sums then due and payable to the Owners under the Leasing Documents; and
(iii)
third, any remaining balance to be paid to the Charterers subject to all actual and/or contingent liabilities incurred under any of the Leasing Documents being fully discharged; provided also in the case of the sale proceeds are not in an amount sufficient to discharge in full the aggregate amounts due to the Owners under (i) and (ii), the Charterers shall continue to be liable for the shortfall.

40.4
(a)
Concurrently with the Owners receiving irrevocable payment of the Early Termination Price in full together with other sums then due and payable to the Owners pursuant to the terms of this Charter or any other Leasing Documents from the Charterers pursuant to Clause 40.3(c)(ii) or Clause 48.3(B)(2) (as the case may be), the Owners shall (save, for the avoidance of doubt, in the event of Total Loss or where ownership has already been or agreed to be transferred pursuant to an Owners’ Sale, a Third Party’s Offer, Clause or Clause 48.3(B)(1) (as the case may be)) transfer the legal and beneficial ownership of the Vessel on an "as is where is" basis (and, for the avoidance of doubt, subject to any Post-enforcement Interests), and otherwise in accordance with the terms and conditions set out at Clause 51.1(a) and 51.1(b) (in which case Clause 51.1(a) and 51.1(b) shall be deemed to be applicable notwithstanding other provisions contained therein), to the Charterers or their nominees and shall (at the Charterers' cost) execute a bill of sale and a protocol of delivery and acceptance evidencing the same and any other document strictly necessary to transfer the title of the Vessel to the Charterers (and to the extent required for such purposes, the Vessel shall be deemed first to have been redelivered to the Owners).
(b)	Clause 6.1(b) of the Pre-delivery Assignment shall apply to any receipt by the Owners of the Pre-delivery Termination Sum pursuant to the terms of this Charter and the Pre-delivery Assignment.
40.5
The Charterers hereby undertake to indemnify the Owners against any claims incurred in relation to the Vessel as a result of the Charterers' action or performance prior to transfer of ownership pursuant to Clause 40.4(a). Any taxes, notarial, consular and other costs, charges and expenses connected with closing of the Owners' register shall be for the Charterers' account.

40.6
(a)
If the Charterers are required to redeliver the Vessel to the Owners pursuant to Clause 40.3(a) or if they do not exercise the Purchase Option, the Charterers shall ensure that the Vessel shall, at the time of redelivery to the Owners (at Charterers' cost and expense, including as to docking and repair costs in respect of the below):

(i)	be in compliance with its Insurances;
(ii)
be in an equivalent classification as she was as at the Delivery Date without any recommendation or condition, and with valid, unextended certificates for not less than six (6) months and free of average damage affecting the Vessel's classification and in the same or as good structure, state, condition and classification as that in which she was deemed on the Delivery Date, fair wear and tear not affecting the Vessel's classification excepted ;

(iii)
have passed her 5-year and if applicable, 10-year special surveys, and subsequent second intermediate surveys and drydock at the Charterers' time and expense without any condition or outstanding issue and to the satisfaction of the Classification Society and with all the Vessel's classification, trading, national and international certificates that the Vessel had when she was delivered under this Charter and the log book and whatsoever necessary relating to the operation of the Vessel, valid and un-extended without conditions or recommendation falling due;

(iv)	have her survey cycles up to date and trading and classification certificate valid for at least six (6) months;
(v)
be redelivered to the Owners together with all spare parts and spare equipment as were on board at the time of Delivery except for any spare parts already used and replaced in accordance with the terms of this Charter, and any such spare parts and spare equipment on board at the time of redelivery shall be taken over by the Owners free of charge;

(vi)	be free of any cargo and Security Interests (save for the Security Interests granted pursuant to the Financial Instruments);
(vii)
be redelivered to the Owners together with all material information generated during the Charter Period in respect of the use, possession, operation, navigation and the physical condition of the Vessel, whether or not such information is contained in the Charterers' equipment, computer or property;

(viii)
subject to any quiet enjoyment agreement or similar agreement between the Owners and the BP Charterer, be free of any charter (unless the Owners wish to retain the continuance of any then existing charter in which case the Charterers shall use their best endeavors to procure such continuance);

(ix)	be free of officers and crew (unless otherwise agreed by the Owners); and
(x)
shall have had her underwater parts treated with ample anti-fouling to last for the ensuing period up to the next scheduled dry docking of the Vessel in accordance with Classification Society requirements.

(b)
The Owners shall, at the time of the redelivery of the Vessel, take over all bunkers, lubricating oil, unbroached provisions, paints, ropes and other consumable stores in the Vessel at no cost to the Owners.

(c)	In the case of a redelivery of the Vessel if required because the Charterers do not exercise the Purchase Option:
(i)
the Charterers shall give the Owners not less than sixty (60) days preliminary notice of the range of ports of redelivery or port of place or redelivery and not less than fourteen (14) days definite notice of port or place of redelivery. Any changes thereafter in the Vessel’s position shall be notified by the Charterers immediately to the Owners;

(ii)	the Charterers shall not permit the Vessel to commence any voyage (including any preceding ballast voyage) which cannot be expected to be completed prior on the Expiry Date; and
(iii)
if the time of actual redelivery is after the date on which redelivery is required to take place pursuant to Clause 50 (the "Redelivery Date"), the Charterer shall, without prejudice to any other amounts payable under the Leasing Documents (including without limitation pursuant to this Clause 40) pay to the Owners, as from the first date following the Expiry Date and for each day until the date on which the Vessel is redelivered in accordance with the conditions Clause 40.6(a), the rate of hire equivalent to the higher of:

(A)	the daily Charterhire that would have been payable in the last month of the Charter Period;
(B)	the prevailing market rate for the bareboat chartering of vessels of a similar type as the Vessel (as determined by an Approved Valuer appointed by the Owners); and
(C)	the prevailing market rate for the chartering of vessels of a similar type as the Vessel on the Index.

For the avoidance of doubt, all other terms, conditions and provisions of this Charter and the other Leasing Documents shall continue to apply during such period.
(d)
The Owners reserve all rights to recover from the Charterers any costs, expense and/or liabilities incurred or suffered by them (including without limitation, the costs of any docking and/or repairs which may be required to restore the Vessel to the structure, state, condition and class as that in which the Vessel was delivered (fair wear and tear not affecting class excepted, but without any recommendations or conditions as to class)) as a result of the Vessel not being redelivered in accordance with the terms of this Charter.

40.7	If the Vessel, for any reason, becomes a Total Loss after Delivery, the Charterers shall pay the Early Termination Price to the Owners on the earlier of:
(a)	the date falling ninety (90) days after such Total Loss has occurred; and
(b)	the date of receipt by the Owners and/or their financiers (if any), in accordance with the terms of the relevant loss payable clause, of the proceeds of insurance relating to such Total Loss, provided that it is hereby agreed that any insurance proceeds in respect of the Vessel received by the Owners shall be applied in or towards discharging the Charterers' obligation to pay the Early Termination Price and any interest accrued thereon (and such application shall be deemed satisfaction of the Charterers' obligation to pay the Early Termination Price to the extent so satisfied) and in the event that the insurance proceeds received from the insurers exceed the Early Termination Price due (and any interest accrued thereon), the excess shall be firstly paid towards satisfying any amounts outstanding and owing by the Charterers pro rata and thereafter paid to the Charterers by way of rebate of hire.
For the avoidance of doubt, in the event that the Vessel becomes a Total Loss:
(i)
payment of the Charterhire and all other sums payable under the Leasing Documents during such period shall continue to be made by the Charterers in accordance with the terms thereof unless and until the Owners receive in full the Early Termination Price;

(ii)
should insurance proceeds be received by the Owners from the insurers, the Charterers' obligations to pay the Early Termination Price shall be accordingly reduced by an amount corresponding to such insurance proceeds but in the event that such insurance proceeds are less than the amount of the Early Termination Price together with any interest accrued thereon, the Charterers shall remain obliged to pay to the Owners the balance so that the full amount of the Early Termination Price due together with any interest accrued thereon is received by the Owners; and

(iii)
the obligation of the Charterers to pay the Early Termination Price shall remain unaffected and exist regardless of whether any of the insurers have agreed or refused to meet or has disputed in good faith, the claim for Total Loss.

40.8	The Owners shall have no obligation to supply to the Charterers with a replacement vessel following the occurrence of a Total Loss.
CLAUSE 41 – FEES AND EXPENSES
41.1	In consideration of the Owners entering into this Charter, the Charterers shall pay to the Owners or their nominee

(a)
a non-refundable arrangement fee equal to one point one per cent. (1.10%) of the Financing Amount (the total amount of such arrangement fee payable, the “Arrangement Fee Amount”) which shall be payable, and actually received by the Owners or their nominee in two instalments, each payable in the following amount and at the following times:

(i)
the first instalment shall be payable and received by the Owners no later than the payment of the Fifth Instalment or the Sixth Instalment (whichever happens first) or, if this Charter is terminated prior to the Delivery Date, the date of such termination in an amount equal to zero point five per cent. (0.50%) of the Estimated Financing Amount (the “First Instalment Arrangement Fee Amount”); and

(ii)
the second instalment shall be payable and received by the Owners no later than the date the Final Instalment is remitted by the Owners as buyer under the MOA to the Builder’s Bank pursuant to clause 19(b)(iii) (Payment of Purchase Price by Buyer) of the MOA or, if this Charter is terminated prior to the Scheduled Delivery Date with no Delivery taking place, the date of such termination, in an amount in Dollars equal to the Arrangement Fee Amount minus the First Instalment Arrangement Fee Amount; and

(b)
a commitment fee (the “Commitment Fee”) in Dollars computed at the rate of zero point five per cent. (0.50%) per annum on the Committed Amount (Estimated) from time to time for the Pre-delivery Period and the accrued commitment fee is payable on the last day of each successive period of three (3) months which ends during the Pre-delivery Period and on the last day of the Pre-delivery Period (so that the last payment of the Commitment Fee shall be made by the Charterers on the last day of the Pre-delivery Period), provided that :

(i)
if the Actual Commitment Fee is higher than the aggregate amount of the Commitment Fee payable during the Pre-delivery Period (applying the Committed Amount (Estimated) in its calculation and disregarding the application of sub-paragraphs (b)(i) and (b)(ii) of this Clause) (such excess amount, the “Additional Fee”), the last payment of the Commitment Fee the Charterers shall make on the last day of the Pre-delivery Period shall be increased by the amount of the Additional Fee; and

(ii)
if the Actual Commitment Fee is lower than the aggregate amount of the Commitment Fee payable during the Pre-delivery Period (applying the Committed Amount (Estimated) in its calculation and disregarding the application of the sub-paragraphs (b)(i) and (b)(ii) of this Clause) (such a shortfall, the “Excess Fee”), the last payment of the Commitment Fee the Charterers shall make on the last day of the Pre-delivery Period shall be reduced by the amount of the Excess Fee, provided that if the amount of the Excess Fee is higher than the last payment of the Commitment Fee payable on the last day of the Pre-delivery Period disregarding the application of this sub-paragraph (b)(ii) (such difference, the “Fee Reimbursement”), the Owners shall reimburse the Charterers with an amount in Dollars equal to the Fee Reimbursement without any interest.

41.2
Without prejudice to any other rights of the Owners hereunder, the Charterers shall promptly pay to the Owners on written demand on a full indemnity basis all costs, charges and expenses incurred by the Owners in collecting any Charterhire, the Pre-delivery Upfront Charterhire or the Advance Charterhire or other payments not paid on the due date under this Charter and in remedying any other failure of the Charterers to observe the terms and conditions of this Charter.

41.3
All costs and expenses (including, but not limited to, legal costs) incurred by the Owners or Owners’ legal counsel in the preparation, negotiation and execution of all documentation in relation to this Charter or any other Pertinent Document (including without limitation any registration or filing expenses, all costs incurred by the Owners and all legal costs, expenses and other disbursement incurred by the Owners’ legal counsels in connection with the same) shall be for the account of the Charterers.
41.4
All costs and expenses incurred by the Owners in relation to the acquisition and registration of the Vessel by the Owners in the Owners’ name in the Buyers’ Nominated Flag State together with any and all fees (including but not limited to any vessel registration and tonnage fees) payable by the Owners to such flag state to maintain and/or renew such registration shall be for the account of the Charterers. Without prejudice to the foregoing, if the Buyers’ Nominated Flag State requires the Owners to establish a physical presence or office in the jurisdiction of such flag state, all fees, costs and expenses payable by the Owners to establish and maintain such physical presence or office shall be for the account of the Charterers.

41.5
All costs and expenses incurred by the Owners in relation to the redelivery of the Vessel by the Owners to the Charterers pursuant to Clause 40 (Termination, Redelivery and Total Loss) shall be for the account of the Charterers.

41.6
Notwithstanding anything to the contrary herein, the indemnities provided by the Charterers shall be provided in favour of the Owners and shall continue in full force and effect notwithstanding any breach of the terms of this Charter or termination of this Charter pursuant to the terms hereof.

CLAUSE 42 - NO WAIVER OF RIGHTS
42.1
No neglect, delay, omission or indulgence on the part of either party in enforcing the terms and conditions of this Charter shall prejudice the strict rights of that party or be construed as a waiver thereof nor shall any single or partial exercise of any right of either party preclude any other or further exercise thereof.

42.2	No right or remedy conferred upon either party by this Charter shall be exclusive of any other right or remedy provided for herein or by law and all such rights and remedies shall be cumulative.
CLAUSE 43 - NOTICES
Any notice, certificate, demand or other communication to be served, given made or sent under or in relation to this Charter shall be in English and in writing and (without prejudice to any other valid method or giving making or sending the same) shall be deemed sufficiently given or made or sent if sent by registered post, fax or by email to the following respective addresses:
(A)	to the Owners:	SEA 103 LEASING CO., LIMITED 21F, China Merchants Bank Building, No.1088, Lujiazui Ring Road, Shanghai, China Attention: Man Xin Email: x_man@cmbchina.com Tel: +8621 61061737 Fax: +8621 61059911*1737

(B)	to the Charterers:	Top Ships Inc. Attention: Alexandros Tsirikos Email: atsirikos@topships.org Tel: +30 210 8128180 Fax: +30 210 8056441 or, if a party hereto changes its address or fax number, to such other address or fax number as that party may notify to the other.

CLAUSE 44 – REPRESENTATIONS AND WARRANTIES
44.1 The Charterers represent and warrant to the Owners as of the date hereof, and on each day during the Security Period, as follows:
(a)	the Charterers are legally, wholly and directly owned and controlled by the Guarantor and the Guarantor is controlled by affiliate companies to the family of Mr. Evangelos Pistiolis;
(b)	each Relevant Person is duly incorporated and validly existing under the laws of its jurisdiction of its incorporation;
(c)	each Relevant Person has the corporate capacity, and has taken all corporate actions and obtained all consents, approvals, authorisations, licenses or permits necessary for it:
(i)	to execute each of the Pertinent Documents to which it is a party; and
(ii)	to comply with and perform its obligations under each of the Pertinent Documents to which it is a party;
(d)
all the consents, approvals, authorisations, licenses or permits referred to in Clause 44.1(c) (Representations and Warranties) remain in force and nothing has occurred which makes any of them liable to revocation;

(e)
each of the Pertinent Documents to which a Relevant Person is a party constitutes such Relevant Person’s legal, valid and binding obligations enforceable against such party in accordance with its respective terms and any relevant insolvency laws affecting creditors’ rights generally;

(f)	the entry into and performance by each Relevant Person of, and the transactions contemplated by, each Pertinent Document to which it is a party do not and will not conflict with:
(i)	any law or regulation applicable to it;
(ii)	the constitutional documents of such Relevant Person; and
(iii)	any agreement or instrument binding upon it or any of its assets or constitute a default or termination event (however described) under any such agreement or instrument;
(g)
there are no outstanding notices or demands from any governmental, quasi-governmental or public authority or instrumentality or any other person claiming authority in respect of the Vessel requiring any work or other action to be taken or the expenditure of any money to be taken in respect of the Vessel or any part thereof;

(h)
the Vessel is free of encumbrances and liens except for the Permitted Security Interests; no third party has any Security Interest, other than the Permitted Security Interests, or any other interest, right or claim over, in or in relation to the Vessel, this Charter or any moneys payable hereunder and/or any of the other Pertinent Documents;

(i)
all payments which a Relevant Person (other than the BP Charterer, the Builder and the Refund Guarantor) is liable to make under any Pertinent Document to which such Relevant Person (other than the BP Charterer, the Builder and the Refund Guarantor) is a party may be made by such party without deduction or withholding for or on account of any tax payable under the laws of its Relevant Jurisdiction;

(j)	no legal or administrative action involving a Relevant Person (other than the BP Charterer, the Builder and the Refund Guarantor) has been commenced or taken (including but not limited to actions involving any Environmental Claim but excluding the class action involving certain of the Guarantor’s executive officers pending in the US District Court of the Eastern District of New York on behalf of certain shareholders of the Guarantor as reflected in a 20(f) filing filed on 29 March 2018);
(k)
each Relevant Person (other than the BP Charterer, the Builder and the Refund Guarantor) has paid all taxes applicable to, or imposed on or in relation to it, its business or if applicable, the Vessel, except for those being contested in good faith with adequate reserves;

(l)
it is not necessary under the laws of the Relevant Jurisdictions that this Charter or any other Leasing Document be registered, filed, recorded, notarized or enrolled with any court or other authority in that jurisdiction or that any stamp, registration, notarial or similar taxes or fees be paid on or in relation to the Leasing Documents to which it is a party or the transactions contemplated by those Leasing Documents; the choice of governing law as stated in each Pertinent Document to which a Relevant Person is a party and the agreement by such party to refer disputes to the relevant courts or tribunals as stated in such Pertinent Document are valid and binding against such Relevant Person;

(m)
no Relevant Person (other than the BP Charterer, the Builder and the Refund Guarantor) nor any of their assets are entitled to immunity on the grounds of sovereignty or otherwise from any legal action or proceeding (which shall include, without limitation, suit, attachment prior to judgment, execution or other enforcement);

(n)
the obligations of each Relevant Person (other than the BP Charterer, the Builder and the Refund Guarantor) under each Pertinent Document to which it is a party, are the direct, general and unconditional obligations of such Relevant Person and rank at least pari passu with all other present and future unsecured and unsubordinated creditors of such Relevant Person save for any obligation which is mandatorily preferred by law and not by virtue of any contract;

(o)	each Pertinent Document creates (or, once entered into, will create) the Security Interest which it is expressed to create with the ranking and priority it is expressed to have;
(p)
the Charterers and any other Relevant Person (other than the BP Charterer, the Builder and the Refund Guarantor) (i) are not US Tax Obligors and (ii) have not established a place of business in the United Kingdom or the United States of America;

(q)	no Relevant Person or any of their respective directors, officers, and employees is a Restricted Person or is otherwise a target of applicable Sanctions;
(r)
no Relevant Person or any of their respective directors, officers, and employees is in breach of applicable Sanctions laws, and none of them (i) has been or is currently being investigated on compliance with Sanctions, (ii) has received notice or is aware of any claim, action, suit or proceeding against any of them with respect to Sanctions and (iii) has taken any action to evade the application of Sanctions;

(s)
no Relevant Person (other than the BP Charterer, the Builder and the Refund Guarantor) is in breach of any Anti-Money Laundering Laws, Anti-Terrorism Financing Laws and/or Business Ethics Laws and each Relevant Person (other than the BP Charterer, the Builder and the Refund Guarantor) has instituted and maintained systems, controls, policies and procedures designed to:

(i)	prevent and detect incidences of bribery and corruption, money laundering and terrorism financing; and
(ii)
promote and achieve compliance with Anti-Money Laundering Laws, Anti-Terrorism Financing Laws and or Business Ethics Laws including, but not limited to, ensuring thorough and accurate books and records, and utilization of best efforts to ensure that Affiliates acting on behalf of a Relevant Person (other than the BP Charterer, the Builder and the Refund Guarantor) shall act in compliance with Anti-Money Laundering Laws, Anti-Terrorism Financing Laws and Business Ethics Laws,.
(t)	that in relation to the Shipbuilding Documents and the BP Charter:
(i)	each copy of the Shipbuilding Documents and BP Charter provided to the Owners is a true and complete copy of such document and there have been no amendments, supplements or variations to the same;
(ii)
all amounts due and payable to the Builder under the Contract on or prior to the date hereof have been fully and irrevocably paid to the Builder (receipt of which has been duly acknowledged by the Builder) and there are no outstanding amounts as at the date hereof which are due, owing or payable to the Builder thereunder;

(iii)	there are no unresolved disputes and/or pending claims for payment between the Builder and the Charterers in respect of the Shipbuilding Documents and/or the Vessel and/or the BP Charter; and
(iv)	each of the BP Charterer, Builder and the Refund Guarantor is fully aware of the transactions contemplated under the MOA and this Charter;
(v)
each of the Builder and the Refund Guarantor has consented to the assignment by the Charterers to the Owners of all their rights, interests and benefits in relation to the Shipbuilding Documents pursuant to the Pre-delivery Assignment;

(vi)	the BP Charterer has consented to the assignment by the Charterers to the Owners of all their rights, interests and benefits in relation to the BP Charter pursuant to the General Assignment;
(u)
the Vessel is not employed, operated or managed in any manner which (i) is contrary to any Sanctions and in particular, the Vessel is not used by or to benefit any party which is a target of Sanctions or trade to any area or country where trading the Vessel to such area or country would constitute a breach of any Sanctions or published boycotts imposed by any of the United Nations, the European Union, the United States of America, the United Kingdom or the People’s Republic of China (provided that operation or use of the Vessel by the BP Charterer pursuant to the BP Charter shall not in any case be deemed to be in breach or contrary to any published boycotts imposed by the People’s Republic of China) or (ii) would trigger the operation of any sanctions limitation or exclusion clause in any insurance documentation;

(v)
none of the Relevant Persons nor any of their assets, in each case, has any right to immunity from set off, legal proceedings, attachment prior to judgment or other attachment or execution of judgement on the grounds of sovereign immunity or otherwise;

(w)
none of the Relevant Persons is insolvent, bankrupt or in liquidation, bankruptcy or administration or subject to any other formal or informal insolvency or bankruptcy procedure (including, without limitation, those referred to under Clause 48.1(g) (Termination Events) and for the avoidance of doubt including the presentation of a petition for commencing such procedures), and no receiver, administrative receiver, administrator, liquidator, trustee or analogous officer has been appointed in respect of the any Relevant Person or all or material part of their assets;

(x)	no Termination Event or Potential Termination Event is continuing or might reasonably be expected to result from the entry into and performance of this Charter or any other Pertinent Document;

(y)
any factual information provided by any Relevant Person (or on their behalf) to the Owners was true and accurate in all material respects as at the date it was provided or as at the date at which such information was stated;

(z)	none of the following events has occurred:
(i)	any default by the Charterers or the BP Charterer under the terms of the BP Charter;
(ii)	any default by the Charterers or the Builder under the terms of the Contract;
(iii)	breach of any Sanctions;
(iv)
upon delivery of the Vessel under the Contract, any casualty or occurrence (including damage caused to the Vessel for any reason whatsoever) which results, or may be expected to result, in repairs on the Vessel; and

(v)
upon and after the commencement of the Charter Period, any casualty or occurrence (including damage caused to the Vessel for any reason whatsoever which results, or may be expected to result, in repairs on the Vessel) which exceed the Major Casualty Amount and which are not being dealt with in accordance with the Leasing Documents (including without limitation in accordance with Clause 38 and the General Assignment);

(aa)
all Environmental Laws relating to the ownership, operation and management of the Vessel and the business of each Relevant Person (as now conducted and as reasonably anticipated to be conducted in the future) have been complied with;

(bb)	no Environmental Claim has been made or threatened against any Relevant Person or otherwise in connection with the Vessel; and
(cc)	no Environmental Incident has occurred and no person has claimed that an Environmental Incident has occurred.
CLAUSE 45 –UNDERTAKINGS
45.1	The Charterers undertake that they shall comply or procure compliance with the following undertakings during the Security Period:
(a)
the Charterers shall, on the Delivery Date, procure the delivery of the full legal and beneficial title (free of any Security Interests save for those created under a Pertinent Document or Financial Instrument) in the Vessel to the Owners;

(b)	there shall be sent to the Owners:
(i)
as soon as possible, but in no event later than one hundred and twenty (120) days after the end of each financial year of the Charterers, the audited annual financial statement accounts of the Charterers for that financial year as referred to in the Guarantor’s audited consolidated annual financial statement accounts of the Guarantor for that financial year to be delivered under Clause 45.1(b)(iii);

(ii)	as soon as possible, but in no event later than ninety (90) days after the end of each half-year, the unaudited semi-annual accounts of the Charterers for that half-year;
(iii)
as soon as possible, but in no event later than one hundred and twenty (120) days after the end of each financial year of the Guarantor, the audited consolidated annual financial statement accounts of the Guarantor for that financial year; and

(iv)
as soon as possible, but in no event later than ninety (90) days after the end of each half-year, the semi-annual consolidated unaudited accounts of the Guarantor for that half-year certified as to their correctness by at least one director of the Guarantor;

and if any of the statements above are not in the English language then they shall be accompanied by an English translation and each set of financial statements delivered pursuant to this paragraph (b) shall be prepared using the generally accepted accounting principles in the United States;
(c)
they shall provide to the Owners, at the same time as they are despatched, copies of all notices and minutes relating to any of their extraordinary shareholders’ meeting which are despatched to the Charterers’ or the Guarantor’s respective shareholders or creditors or any class of them;

(d)
they shall, and shall procure that each other Relevant Person (other than the BP Charterer, the Builder and the Refund Guarantor) will, provide the Owners with details of any legal or administrative action involving such Relevant Person or the Vessel as soon as such action is instituted;

(e)
they shall, and shall procure that each other Relevant Person will, obtain and promptly renew or procure the obtainment or renewal of and provide copies of, from time to time, any necessary consents, approvals, authorisations, licenses or permits of any regulatory body or authority for the transactions contemplated under each Pertinent Document to which it is a party (including without limitation to sell, charter and operate the Vessel);

(f)
they shall not, and shall procure that each other Relevant Person will not, create, assume or permit to exist any Security Interest (other than any Permitted Security Interest) of any kind upon any Pertinent Document to which such Relevant Person is a party, and if applicable, the Vessel;

(g)	they shall at their own cost and shall procure that each other Relevant Person will:
(i)
do all that such Relevant Person reasonably can to ensure that any Pertinent Document to which such Relevant Person is a party validly creates the obligations and the Security Interests which such Relevant Person purports to create; and

(ii)
without limiting the generality of paragraph (i), promptly register, file, record or enroll any Pertinent Document to which such Relevant Person is a party with any court or authority in all Relevant Jurisdictions, pay any stamp duty, registration or similar tax in all Relevant Jurisdictions in respect of any Pertinent Document to which such Relevant Person is a party, give any notice or take any other step which, is or has become necessary or desirable for any such Pertinent Document to be valid, enforceable or admissible in evidence or to ensure or protect the priority of any Security Interest which such Relevant Person creates;

(h)
they shall notify the Owners as soon as possible (but in any event no later than ninety (90) days prior to the third anniversary of the charter period commencement date under the BP Charter), together with any evidence requested by the Owners, whether the BP Charterer intends to and will (with irrevocable confirmation from the BP Charterer) extend the charter period of the BP Charter in accordance with the terms thereunder;

(i)	they shall, and shall procure that each other Relevant Person will (where applicable), notify the Owners as soon as they become aware of the occurrence of:
(i)	any default by either the BP Charterer or Charterers of the terms of the BP Charter;

(ii)	an event of default or termination event howsoever called under the terms of the BP Charter entitling either the Charterers or the BP Charterer to terminate the BP Charter;
(iii)	any default by any party of the terms of any Shipbuilding Document;
(iv)	any event entitling the Charterers or the Builder to rescind the Contract;
(v)	breach of any Sanctions; or
(vi)	any Potential Termination Event or a Termination Event,
and will keep the Owners fully up-to-date with all developments and the Charterers shall, if so requested by the Owners, provide any such certificate signed by at least one officer, confirming that there exists no Potential Termination Event or Termination Event;
(j)
they shall, and shall procure that each other Relevant Person (other than the BP Charterer, the Builder and the Refund Guarantor) will, on the sixth month anniversary of the Delivery Date and at six-monthly intervals thereafter and otherwise upon the Owners’ and/or their financiers (if any) request from time to time and as soon as practicable after receiving such request, provide the Owners with any additional financial or other information relating:

(i)
to themselves and/or the Vessel (including, but not limited to the employment, condition, class records and location of the Vessel) and, to their best knowledge having made due enquiry, to the BP Charterer, the Builder and the Refund Guarantor;

(ii)	the terms and conditions of any sub-charter together with any other information relating to such sub-charter; and
(iii)
to any other matter (which include without limitation, to their best knowledge having made due enquiry, any other matters relating to the BP Charterer, the Builder and the Refund Guarantor) which may be reasonably requested by the Owners (or their financiers (if any)) at any time or which under the terms of the relevant Pertinent Document may be sought from the person in possession of such information.

(k)
without prejudice to Clause 45.1(q) (Undertakings), comply, or procure compliance, and shall procure that each other Relevant Person will comply or procure compliance, with all laws or regulations relating to the Vessel and its construction, ownership, employment, operation, management and registration, including the ISM Code, the ISPS Code, all Environmental Laws and the laws of the Vessel’s registry and shall procure that the Technical Manager and the Commercial Manager and the Vessel to be in the possession of proper trading certificates and other vessel related documents and to comply with other relevant laws and regulations;

(l)	the Vessel shall be classed with the Approved Classification Society and shall be free of all overdue recommendations and requirements;
(m)
they shall not and ensure that neither the Other Charterer nor the Guarantor shall enter into any form of merger, sub-division, amalgamation, demerger, reorganization, corporate reconstruction or change of ownership without the Owners’ prior consent;

(n)	subject to Clause 45(v), they shall ensure that the Market Value of the Vessel will be tested at the following instances:
(i)
on or about the date of this Charter, on the date falling six months thereafter and at six-monthly intervals thereafter (each such date the “Market Value Test Date”) and the Charterers shall procure a valuation report issued by the Approved Valuers evidencing such Market Value applicable to a Market Value Test Date to be delivered to the Owners no later than that Market Value Test Date; and

(ii)
if, in the opinion of the Owners, any volatile market fluctuations occurs that may affect the value of the Vessel or vessels of the similar type of the Vessel, at any time at the request of the Owners;

(iii)	at any time at the request of the Owners if the Owners have determined that the Market Value of the Vessel is likely to fall below an amount equal to 125% of the then applicable Early Prepayment Sum;
(iv)	valuation of the Market Value of the Vessel is required pursuant to Clause 45(v); and
(v)	upon the occurrence of a Potential Termination Event or Termination Event, at any time at the request of the Owners, and in each case above the Charterers shall bear the fees and expenses of the Approved Valuers or reimburse the same to the Owners (as the case may be).
(o)	they shall notify the Owners immediately of:
(i)	any Environmental Claim made against the Charterers or any subcharter of the Vessel in connection with the Vessel or any Environmental Incident;
(ii)	arrest or detention of the Vessel;
(iii)	any exercise or purported exercise of any lien on that Vessel or its Earnings or any requisition of that Vessel for hire;
(iv)	any damage caused to or alteration of the Vessel for any reason whatsoever which results, or may be expected to result, in repairs on the Vessel which exceed $1,000,000; or
(v)	any casualty or occurrence as a result of which the Vessel has become or is, by the passing of time or otherwise, likely to become, a Major Casualty;
(p)	they shall not permit the sub-chartering of the Vessel except in the following situations:
(i)	the Vessel is let on a time charter basis for a period not exceeding twelve (12) months (inclusive of optional extension periods) unless the Owners’ prior approval is obtained in relation to such sub-chartering and that any such sub-charter is assigned by the Charterers in favour of the Owners in form and substance satisfactory to the Owners;
(q)
they shall, and shall procure that each other Relevant Person (other than the Refund Guarantor and the Builder) will, comply with all applicable laws and regulations in respect of Sanctions, and in particular, the Charterers shall effect and maintain a sanctions compliance policy to ensure compliance with all such laws and regulations implemented from time to time;

(r)	they shall, and shall procure that each other Relevant Person (other than the BP Charterer, the Refund Guarantor and the Builder) and their respective officers, directors and employees, will:
(i)	conduct its business in compliance with all Anti-Money Laundering Laws, Anti-Terrorism Financing Laws and/or Business Ethics Laws;
(ii)	maintain systems, controls, policies and procedures designed to promote and achieve ongoing compliance with Anti-Money Laundering Laws, Anti-Terrorism Financing Laws and/or Business Ethics Laws;

(iii)
in respect of the Charterers, not use, or permit or authorize any person to directly or indirectly use, the Financing Amount for any purpose that would breach any Anti-Money Laundering Laws, Anti-Terrorism Financing Laws and/or Business Ethics Laws;

(iv)
not lend, invest, contribute or otherwise make available the Financing Amount to or for any other person in a manner which would result in a violation of Anti-Money Laundering Laws, Anti-Terrorism Financing Laws and/or Business Ethics Laws.

(s)
they shall, and shall procure that that each other Relevant Person will, promptly notify the Owners and provide all information in relation to its business and operations which may be relevant for the purposes of ascertaining whether they are in compliance with all applicable laws and regulations relating to Sanctions, and in particular, the Charterers shall notify the Owners in writing immediately upon being aware that any of the Charterers’ shareholders, directors, officers or employees is a Restricted Person or has otherwise become a target of Sanctions;

(t)
they shall not appoint or permit to be appointed any manager of the Vessel save for an Approved Manager on terms acceptable to the Owners and their financiers (if any) and such Approved Manager has (prior to accepting its appointment entered into a Manager’s Undertaking and, if required by the Owners, acceded to the Trust Deed);

(u)
if at any time, the Market Value of the Vessel falls below the amount equivalent to 125% of the then applicable Early Prepayment Sum (the “LTV Breach” and the said difference between the Market Value of the Vessel and 125% of the then applicable Early Prepayment Sum shall be referred to as the “shortfall”), the Charterers shall promptly, and in any event no later than the date falling thirty (30) days from the earlier of (a) the Charterers’ receipt from the Owners notifying them of such LTV Breach and (b) the Charterers’ receipt of the relevant valuation of the Market Value, pay to the Owners to an account nominated by the Owners and notified to the Charterers, without set-off or deduction, an amount in Dollars equivalent to that shortfall as deposit and such amount actually received by the Owners shall constitute to part of the Deposit then retained by the Owners.

(v)	once the number of Fleet Vessels owned by the Group becomes less than five (the “Relevant Time”):
(i)	the Charterers shall notify the Owners immediately of such occurrence;
(ii)
the Owners shall have the right to request the Market Value of all the Fleet Vessels to be tested (at the Charterers’ costs) at any time as from the Relevant Time and the Charterers shall ensure such Market Value be so tested (at the Charterers’ costs) immediately upon the Owners’ request; and

(iii)
upon request by the Owners, the Charterers shall promptly and in any event no later than the date falling thirty (30) days from such request, pay to the Owners to an account nominated by the Owners and notified to the Charterers, without set-off or deduction, an amount in Dollars as deposit an amount which will ensure that after payment of such deposit the Market Value of the Vessel is not more than sixty per cent. (60%) of the amount equal to the then applicable Early Prepayment Sum and such amount actually received by the Owners shall become part of the Deposit then retained by the Owners;

(w)
save with the prior written consent of the Owners, they shall not, and shall procure that no other Relevant Person shall, agree or enter into any transaction, arrangement, document or do or omit to do anything which will have the effect of varying, amending, supplementing or waiving any term of any Shipbuilding Document or the BP Charter;

(x)	they shall ensure that:

(i)	all Earnings and any other amounts received by them in connection with the Vessel are paid into the Operating Account;
(ii)
all operating expenses in connection with the Vessel are paid from the Operating Account or via the monthly budget from the manager’s bank account which shall be credited from the Operating Account; and

(iii)	the credit balance in the Operating Account shall not at any time as from the Delivery Date be less than $1,000,000,
(y)	they shall not make or pay any dividend or other distribution (in cash or in kind) in respect of its share capital following the occurrence of a Potential Termination Event or Termination Event;
(z)	the Vessel shall be registered under the Buyers’ Nominated Flag State at all times;
(aa)
they shall be responsible for losses directly or indirectly arising out of the defects of the design of the Vessel and/or the Charterers' negligence in the supervision of the construction of the Vessel; and

(bb)
they shall ensure that the Vessels to be maintained with all spare parts on board and on order and with all stores on board together with all records, logs, plans, operating manuals and drawings in relation to the Vessel or the Vessel’s operations and/or maintenance.

CLAUSE 46 – INSPECTION OF VESSEL
46.1
Without prejudice to Clause 46.2 (Inspection of Vessel) below, the Owners shall, after giving notice to the Charterers, be entitled to inspect or survey the Vessel or instruct a surveyor to carry out such survey on their behalf:

(a)	to ascertain the condition of the Vessel and satisfy themselves that the Vessel is being properly repaired and maintained;
(b)	in dry-dock if the Charterers have not dry-docked the Vessel in accordance with Clause 10(g) (Periodical Dry-docking); and
(c)	for any other reason they consider necessary,
provided it does not unduly interfere with the normal commercial operation of the Vessel.
46.2
The Owners shall be entitled to exercise its rights of inspection or survey as described under Clause 46.1 (Inspection of Vessel) once a year at the cost of the Charterers and at any other time at the cost of the Owners (and, except where inspection or survey is carried out pursuant to the following (a) or (b), without interference to the operation of the Vessel), save that (a) upon the occurrence of a Termination Event or Potential Termination Event or the occurrence of any major insurance claims (in the opinion of the Owners) in respect of the Vessel, the Owners shall have the right to inspect or survey the Vessel or instruct a duly authorized surveyor to carry out such survey on their behalf at any time (and for the avoidance of doubt, more than once a year) without prior notice to, and at the cost of, the Charterers; and (b) the Owners shall have the right to inspect or survey the Vessel or instruct a duly authorized surveyor to carry out such survey on their behalf at any time prior to the Delivery Date. The Charterers shall procure that the Owners can fully exercise such rights of inspection and survey.

46.3
The Charterers shall also permit the Owners to inspect the Vessel’s log books whenever requested and shall whenever required by the Owners furnish them with full information regarding any casualties or other accidents or damage to the Vessel.

CLAUSE 47 INTENTIONALLY OMITTED
CLAUSE 48 – TERMINATION EVENTS
48.1	The Owners and the Charterers hereby agree that any of the following events shall constitute a Termination Event:
(a)
any Relevant Person fails to make any payment on the due date or on demand in accordance with the terms of any Pertinent Document to which it is a party, unless such non-payment is caused by administrative or technical error and the relevant payment is made within five (5) Business Days of the relevant due date;

(b)
the Charterers breach or omit to observe or perform any of their undertakings in Clause 45.1(a), 45.1(e), 45.1(f), 45.1(i), 45.1(k), 45.1(o), 45.1(q), 45.1(r), 45.1(s), 45.1(u), 45.1(v), 45.1(x)(iii), or 45.1(z) (Undertakings) or the Guarantor breaches or omits to observe or perform any of its undertakings or the financial covenants contained under clause 11.14 (financial covenants) of the Guarantee;

(c)
the Charterers fail to obtain and/or maintain the Insurances required under Clause 38 (Insurance) in accordance with the provisions thereof (or any insurer in respect of such Insurances cancels the Insurances or disclaims liability with respect thereto);

(d)
any Relevant Person commits any other breach of, or omits to observe or perform, any of their other obligations or undertakings in this Charter or any Pertinent Document (other than a breach referred to in paragraphs (a), (b) and (c) above) unless such breach or omission is in the opinion of the Owners, remediable and the Relevant Person remedies (or cause to remedy) such breach or omission to the satisfaction of the Owners within five (5) Business Days of the occurrence of such breach or omission;

(e)	any representation or warranty made by any Relevant Person in or pursuant to any Pertinent Document to which it is a party proves to be untrue or misleading when it is made;
(f)	any of the following occurs in relation to any Financial Indebtedness of the Charterers, each Other Charterer, the Guarantor or any member of the Group:
(i)	any Financial Indebtedness of such entity is not paid when due or, if so payable, on demand after any applicable grace period has expired;
(ii)
any Financial Indebtedness of such entity becomes due and payable, or capable of being declared due and payable, prior to its stated maturity date as a consequence of any event of default and not as a consequence of the exercise of any voluntary right of prepayment;

(iii)
a lease, hire purchase agreement or charter creating any Financial Indebtedness of such entity is terminated by the lessor or owner as a consequence of any termination event or event of default (howsoever defined); or

(iv)
any overdraft, loan, note issuance, acceptance credit, letter of credit, guarantee, foreign exchange or other facility, or any swap or other derivative contract or transaction, relating to any Financial Indebtedness of such entity ceases to be available or becomes capable of being terminated or declared due and payable or cash cover is required or becomes capable of being required, as a result of any termination event or event of default (howsoever defined);

(g)	any of the following occurs in relation to the Charterers, each Other Charterer, the Guarantor or any member of the Group:

(i)	such entity becomes, in the opinion of the Owners, unable to pay their debts as they fall due;
(ii)	in respect of such entity, the value of its assets is less than its liabilities (taking into account contingent liabilities);
(iii)	any administrative or other receiver is appointed over all or a substantial part of the assets of such entity unless as part of a solvent reorganisation which has been approved by the Owners;
(iv)
such entity makes any formal declaration of bankruptcy or any formal statement to the effect that they are insolvent or likely to become insolvent, or a winding up or administration order is made in relation to such entity, or the members or directors of such entity pass a resolution to the effect that they should be wound up, placed in administration or cease to carry on business;

(v)	a petition is presented in any Relevant Jurisdiction for the winding up or administration, or the appointment of a provisional liquidator, of such entity;
(vi)
such entity petitions a court, or presents any proposal for, any form of judicial or non-judicial suspension or deferral of payments, reorganisation of their debt (or certain of their debt) or arrangement with all or a substantial proportion (by number or value) of their creditors or of any class of them or with a minority proportion (by number or value) of their creditors or of any class of them which would reasonably likely to have a Material Adverse Effect or any such suspension or deferral of payments, reorganisation or arrangement is effected by court order, contract or otherwise;

(vii)
any meeting of the members or directors of such entity is summoned for the purpose of considering a resolution or proposal to authorise or take any action of a type described in paragraph (iii), (iv), (v) or (vi);

(viii)	,in any jurisdiction, any event occurs or any procedure is commenced which, in the opinion of the Owners, is similar to any of the foregoing referred to in (ii) to and including (vii) above; or
(ix)
any expropriation, attachment, sequestration, distress or execution (or any analogous process in any jurisdiction which affects any asset or assets of such entity which is not discharged within fourteen (14) days;

(h)	a Relevant Person (other than the BP Charterer, the Builder and the Refund Guarantor) suspends or ceases or threatens to suspend or cease carrying on its business;
(i)
any consent, approval, authorisation, license or permit necessary to enable the Charterers or the BP Charterer to operate or charter the Vessel, the Builder to sell and construct the Vessel, or any of Relevant Person to comply with any provision of Pertinent Document (as the case may be) and/or to ensure that the obligations of any Relevant Person under any Pertinent Document are legal, valid, binding or enforceable (I) is not granted, (II) expires without being renewed, (III) is revoked or becomes liable to revocation or (IV) any condition of such a consent, approval, authorisation, license or permit is not fulfilled;

(j)	any event or circumstance occurs which (in the opinion of the Owners) has or is reasonably likely to have a Material Adverse Effect;
(k)	this Charter or any Pertinent Document or any Security Interest created by a Pertinent Document:

(i)
is cancelled, terminated, rescinded or suspended or otherwise ceases to remain in full force and effect for any reason or no longer constitutes valid, binding and enforceable obligations of any party to that document for any reason whatsoever; or

(ii)	is amended or varied without the prior written consent of the Owners;
(l)	a Relevant Person rescinds or purports to rescind or repudiates or purports to repudiate a Pertinent Document;
(m)	the Security Interest constituted by any Pertinent Document is in any way imperiled or in jeopardy;
(n)	any Termination Event (as defined in the Other Charter) occurs under the Other Charter;
(o)	the occurrence of any of the following events;
(i)	an event of default or termination event howsoever called under the terms of the BP Charter entitling either the BP Charterer or the Charterers to terminate the BP Charter;
(ii)
any default by any party of the terms of any Shipbuilding Document (including the occurrence of any Buyer’s Default) including, without limitation, any event entitling the Charterers to rescind or terminate the Contract; or

(iii)	breach of any Sanctions;
(p)	Delivery does not occur on or prior to the Cancelling Date;
(q)	there occurs:
(i)
the filing of a petition or the making of an order or the passing of an effective resolution for the winding up of the bank issuing the Refund Guarantee (other than for the purpose of reconstruction or amalgamation which has been previously approved in writing by the Owners) or the appointment of a receiver, administrator, compulsory manager, trustee, liquidator or other similar officer has been made against the Refund Guarantor or any of its assets under the laws of any jurisdiction or the appointment of a receiver of the undertaking or property of the Refund Guarantor, or the insolvency of or suspension of payments by the Refund Guarantor, or the making by the Refund Guarantor of any special arrangement or composition with the creditors of the Refund Guarantor, provided there is a the failure to replace the Refund Guarantor with an alternative refund guarantor acceptable to the Charterers and the Owners; or

(ii)	an event analogous to any of those set out at paragraph (i) above in relation to the Builder (disregarding the proviso thereto);
(r)
a Total Loss has occurred in respect of the Vessel or any damage has occurred in respect of the Vessel which, in the opinion of Owners, with the passage of time may result in a Total Loss of the Vessel or otherwise materially and adversely affects the value of the Vessel;

(s)
the BP Charterer does not exercise its option to extend the charter period of the BP Charter beyond the third anniversary or, if such charter period extends beyond its third anniversary, the fourth anniversary of the charter period commencement date thereunder unless the Charterers, subject to Clause 45.1(p), has entered into a Substitute Charter, and the Charterers have provided evidence requested by the Owners relating to the entry into, and validity of, such Substitute Charter no later than one (1) month prior to the third anniversary and, if such charter period extends beyond its third anniversary, the fourth anniversary (each a “Notification Date”) of the charter period commencement date of the BP Charter, provided that if the Charterer does not enter into a Substitute Charter by a Notification Date non-entry thereof shall not constitute a Termination Event under this Clause 48.1(s) if the Charterer (i) serves a notice of its intention to pay to the Owners as deposit an amount in Dollars equal to 13.5% of the aggregate of the then applicable Early Prepayment Sum on the first Payment Date to occur after that Notification Date and (ii) such deposit shall be paid by the Charterers to an account nominated by the Owners and notified to the Charterers and received by the Owners (without set-off or deduction and without counting the Charterhire instalment payable on that Payment Date) on such Payment Date and such amount actually received by the Owners shall become a part of the Deposit then retained by the Owners;
(t)
if a Substitute Charter has been entered into pursuant to Clause 48.1(s) or pursuant to this Clause (t) (as a New Substitute Charter (as defined hereunder) and the charter period under such Substitute Charter expires or is otherwise terminated prior to the Expiry Date, unless the Charterers, subject to Clause 45.1(p), has entered into another replacing Substitute Charter (each such replacing Substitute Charter, the “New Substitute Charter”), and the Charterers have provided evidence requested by the Owners relating to the entry into, and validity of, such New Substitute Charter no later than one (1) month prior to the expiry or termination date of the then existing Substitute Charter (each a “New Notification Date”), provided that if the Charterer does not enter into a New Substitute Charter by a New Notification Date non-entry thereof shall not constitute a Termination Event under this Clause 48.1(t) if the Charterer (i) serves a notice of its intention to pay to the Owners as deposit an amount equal to 13.5% of the aggregate of the then applicable Early Prepayment Sum on the first Payment Date to occur after that New Notification Date and (ii) such deposit shall be paid by the Charterers to an account nominated by the Owners and notified to the Charterers and received by the Owners (without set-off or deduction and without counting the Charterhire instalment payable on that Payment Date) on such Payment Date and such amount actually received by the Owners shall become a part of the Deposit then retained by the Owners;

(u)	there is a merger, amalgamation, demerger or corporate reconstruction of the Charterer, the Other Charterer and the Guarantor without the Owners’ prior written consent;
(v)	the Guarantor is de-listed from the NASDAQ Capital Markets or the trading of its shares is suspended for more than 5 Business Days for any reason whatsoever;
(w)
there is a change in control of ownership or control of the Charterers or there is a change of control in the case of the Guarantor that set out in Clause 44.1(a) unless prior written consent from the Owners has been obtained prior to such change;

(x)	the Refund Guarantee ceases to be valid and enforceable (unless, for the avoidance of doubt, Delivery has already taken place); or
(y)
there is any occurrence of any litigation, arbitration or administrative proceedings or investigations involving a Relevant Person which has been commenced or taken and has been adversely determined and which would have or is reasonably likely to have a Material Adverse Effect.

48.2
Subject to Clause 48.3 below, upon the occurrence of a Termination Event which is continuing on or after Delivery whereupon the then applicable Early Termination Price shall become immediately due and payable by the Charterers unless this Charter is terminated pursuant to Clause 48.3.The Owners shall notify the Charterers of occurrence of such Termination Event (the "Termination Event Notice") other than if the relevant Termination Event is an event described under Clause 48.1(g), the Owners are not required to serve such a notice to the Charterers.

48.3	If
(i)	a Termination Event Notice is served by the Owners to the Charterers; or

(ii)	a Termination Event has occurred on or after Delivery pursuant to Clause 48.1(g); or
(iii)	a Termination Event has occurred prior to Delivery,
then the Owners shall be entitled, provided the Termination Event is continuing:
(A)
in the case where the relevant Termination Event is an event described under Clause 48.1(a) or Clause 48.1(g), to notify the Charterers at any time of the Owners’ intention to terminate this Charter whereupon this Charter shall immediately terminate, provided that the Owners’ rights under Clause 40.3 shall remain until this Charter is so terminated;

(B)
in the case of paragraph (i) above and if the relevant Termination Event is not an event described under Clause 48.1(a) or Clause 48.1(g), to notify the Charterers of the Owners’ intention to terminate this Charter (the “Termination Notice”) whereupon, unless the Charterers request in writing for a period no longer than 30 days commencing from the date of the Termination Notice (such period the “Charterers’ Remarketing Period”) before this Charter can be so terminated and then this Charter shall terminate on the earlier of the end of the Charterers’ Remarketing Period or the completion of the sale of the Vessel pursuant to Sub-paragraph B(1) or (B)(2) below:

(1)
the Charterers may submit to the Owners evidence (to the satisfaction of the Owners) of a purchaser offering by way of a firm offer (on the basis that sale and purchase of the Vessel shall take place within the Charterers’ Remarketing Period and subject to customary closing conditions and Owners’ investigation on know your client issues) an amount at least equal to the then current amount of the Early Termination Price following which the Owners will use reasonable endeavors to enter into a memorandum of agreement (in a form acceptable to the Owners and the relevant counterparty buyer and on the basis that sale and purchase of the Vessel shall take place within the Charterers’ Remarketing Period) pursuant to such offer; or

(2)
the Charterers may elect by delivering a written notice to the Owners to purchase the Vessel by payment of the then current amount of the Early Termination Price (which has become due and payable pursuant to Clause 48.2) and such payment shall be made no later than the end of the Charterers’ Remarketing Period and upon receipt of such payment the Owners shall transfer the title of the Vessel to the Charterers in accordance with Clause 40.4, provided that, notwithstanding the commencement of the Charterers’ Remarketing Period and this Charter having not been terminated by the Owners pursuant to the application of this Clause 48.3(B), the Charterers shall redeliver the Vessel to the Owners in accordance with Clause 40.3 and Clause 40.6; any sale proceeds made pursuant to paragraph (B)(1) above shall be applied in accordance with Clause 40.3(d) and further provided that during the Charterers’ Remarketing Period when this Charter has not been terminated pursuant to the operation of this Clause 48.3(B) the Owners’ rights to proceed to an Owners’ Sale shall be suspended; and
(C)	in the case of paragraph (iii), in accordance with Clause 6.1(a)(ii)(A) of the Pre-delivery Assignment, to require the Charterers to pay the Pre-delivery

Termination Sum to the Owners and to terminate this Charter in accordance with the procedures set out in Clause 40.
48.4
For the avoidance of doubt, notwithstanding any action taken by the Owners following a Termination Event, the Charterers shall remain liable for the outstanding obligations on their part to be performed under this Charter.

48.5
Without limiting the generality of the foregoing or any other rights of the Owners, upon the occurrence of a Termination Event which is continuing, the Owners shall have the sole and exclusive right and power to (i) settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to or pertaining to the Vessel and this Charter and (ii) make proof of loss, appear in and prosecute any action arising from any policy or policies of insurance maintained pursuant to this Charter, and settle, adjust or compromise any claims for loss, damage or destruction under, or take any other action in respect of, any such policy or policies, (iii) change or appoint a new manager (whether or not it is an Approved Manager) for the Vessel and the appointment of the originally appointed Approved Manager may be terminated immediately without any recourse to the Owners.

CLAUSE 48A – MANDATORY SALE
48A.1
If it becomes unlawful in any applicable jurisdiction for the Owners to perform any of their obligations as contemplated by this Charter or the MOA or their financiers to perform their obligations under the Financial Instruments, the Owners shall notify the Charterers of this event and the Charterers shall be required:

(i)	if such circumstance occurs on or after Delivery, to pay the Early Termination Price; or
(ii)	if such circumstance occurs prior to Delivery, to pay the Pre-delivery Termination Sum, to the Owners within 30 days following such notice by the Owners or, if earlier, the date specified by the Owners in the notice delivered to the Charterers (being no earlier than the last day of any applicable grace period permitted by law), and this Charter shall terminate in accordance with the procedures set out in Clause 48A.4.
48A.2	If it is or has become:
(i)
unlawful or prohibited, whether as a result of the introduction of a new law, an amendment to an existing law or a change in the manner in which an existing law is or will be interpreted or applied; or

(ii)	contrary to, or inconsistent with, any regulation,
for any Relevant Person to maintain or give effect to any of its obligations under this Charter or any of the other Leasing Documents to which it is a party in the manner it is contemplated under such Leasing Document or any of the obligations of such Relevant Person under any Leasing Document to which it is a party are not or cease to be legal, valid, binding and enforceable, the Charterers shall be required:
(A)	if such circumstance occurs on or after Delivery, to pay the Early Termination Price; or
(B)	if such circumstance occurs prior to Delivery, to pay the Pre-delivery Termination Sum,

to the Owners within 30 days following such occurrence or, if earlier, a date specified by the Owners (being no earlier than the last day of any applicable grace period permitted by law), and this Charter shall terminate in accordance with the procedures set out in Clause 48A.4.
48A.3
If there is a breach of 45.1(i), 45.1(q), 45.1(r) or 45.1(s) in any such case on the basis that reference to “the People’s Republic of China” applies to the definition of “Restricted Person” or paragraph (e) of the definition of “Sanctions Authority” applies to the definition of “Sanctions Authority”, the Charterers shall be required:

(A)	if such circumstance occurs on or after Delivery, to pay the Early Termination Price; or
(B)	if such circumstance occurs prior to Delivery, to pay the Pre-delivery Termination Sum, to the Owners within 45 days following such occurrence or, if earlier, a date specified by the Owners (being no earlier than the last day of any applicable grace period permitted by law or the relevant official institution, agency or the government of the People’s Republic of China) and this Charter shall terminate in accordance with the procedures set out in Clause 48A.4.
48A.4
(a)
If the Early Termination Price becomes payable in accordance with Clause 48A.1 or Clause 48A.2 or Clause 48A.3 the same shall (in each such case) be payable in consideration of the purchase and transfer of the legal and beneficial title of the Vessel pursuant to Clause 51. The day on which the Early Termination Price is paid pursuant to Clause 48A1, Clause 48A2 or Clause 48A3 is a “Mandatory Sale Date” and such transfer of Vessel provided under this paragraph (a) is a “Mandatory Sale”.

(b)
The Pre-delivery Termination Sum becomes payable in accordance with Clause 48A.1 or Clause 48A.2 or Clause 48A.3 the same shall (in each such case) be payable in consideration of the Pre-delivery Releases pursuant to the terms of the Pre-delivery Assignment, and it is hereby agreed by the parties hereto that payment of the Early Termination Price or the Pre-delivery Termination Sum (as the case may be) shall not be construed as a penalty but shall represent an agreed estimate of the loss and damage suffered by the Owners in purchasing or part-purchasing the Vessel (as the case may be) and entering into this Charter upon the terms and conditions contained herein, in each case, at the request of the Charterers and shall therefore be paid as compensation to the Owners for early termination and acquisition of the Vessel by the Charterers or the Pre-delivery Releases (as the case may be).
CLAUSE 49 – EARLY TERMINATION OPTION
49.1
Subject to Clause 49.2 (Early Termination Option), the Owners hereby grant to the Charterers an early termination option to require the Owners to sell all of the Owners’ beneficial and legal right, title and interest in the Vessel and all belongings to her, to the Charterers upon the terms and conditions of this Charter.

49.2
Subject to the other terms and conditions of this Charter, the Early Termination Option shall only be exercisable by the Charterers on an Early Termination Date provided that no Termination Event has occurred and is continuing and all obligations, duties, liabilities and indemnities of the Charterers under the Leasing Documents have been fully performed and (if applicable) paid.

49.3	The Early Termination Date:
(a)	shall not fall on a date falling before the third anniversary of the Delivery Date; and

(b)	shall fall on a Payment Date.
49.4
The Early Termination Option may be exercised by the Charterers by giving the Owners a notice to such effect (“Early Termination Notice”) at least sixty (60) days prior to the relevant intended Early Termination Date of its intention to exercise the Early Termination Option.

49.5	The Early Termination Notice shall be signed by a duly authorised officer or attorney of the Charterers and shall contain the following information:
(a)	the relevant Early Termination Date; and
(b)	the relevant Early Termination Price,
and once delivered to the Owners, the Early Termination Notice is irrevocable and the Charterers shall be bound to pay to the Owners the applicable Early Termination Price on the Early Termination Date, subject to Clause 49.4.
49.6	The Charterers may only serve an Early Termination Notice once throughout the duration of the Charter Period (unless otherwise agreed by the Owners in their absolute discretion).
49.7
Upon the exercise of the Early Termination Option, the Owners and the Charterers shall thereupon perform their respective obligations referred to in Clause 51 (Sale of the Vessel) and the Early Termination Price shall be paid by the Charterers on the Early Termination Date.

CLAUSE 50 –PURCHASE OPTION
50.1
The Charterers shall, on the Expiry Date (unless the Early Termination Option has been exercised and the Early Termination Price has been paid in accordance with the terms of this Charter), have the right to purchase from the Owners all of the Owners’ beneficial and legal rights, title and interest in the Vessel and all belongings to her (the “Purchase Option”) upon payment to the Owners the Final Purchase Option Price in full (subject to Clause 36.15) in accordance with Clause 51 (Sale of the Vessel), provided that the Charterers shall give the Owners a notice confirming the Charterers’ intention to exercise the Purchase Option at least sixty (60) days prior to the Expiry Date and such notice shall be irrevocable. If the Charterers do not exercise the Purchase Option, the Charterers shall redeliver the Vessel to the Owners in accordance with Clause 40.6 on the Expiry Date.

CLAUSE 51 – SALE OF THE VESSEL
51.1
The exercise of any of the Purchase Option or the Early Termination Option or the completion of the Mandatory Sale shall take place on the Expiry Date or the Early Termination Date or the Mandatory Sale Date (as the case may be) whereupon the Owners will sell to the Charterers (or their nominee), and the Charterers (or their nominee) will purchase from the Owners, all the legal and beneficial interest and title in the Vessel, for the Final Purchase Option Price or Early Termination Price on an “as is where is” basis and on the following terms and conditions:

(a)
the Charterers expressly agree and acknowledge that no condition, warranty or representation of any kind is or has been given by or on behalf of the Owners in respect of the Vessel or any part thereof, and accordingly the Charterers confirm that they have not, in entering into this Charter, relied on any condition, warranty or representation by the Owners or any person on the Owners’ behalf, express or implied, whether arising by law or otherwise in relation to the Vessel or any part thereof, including, without limitation, warranties or representations as to the description, suitability, quality, merchantability, fitness for any purpose, value, state, condition, appearance, safety, durability, design or operation of any kind or nature of the Vessel or any part thereof, and the benefit of any such condition, warranty or representation by the Owners is hereby irrevocably and unconditionally waived by the Charterers to the extent permissible under applicable law;

(b)
the Charterers hereby also waive any rights which they may have in tort in respect of any of the matters referred to under paragraph (a) above and irrevocably agree that the Owners shall have no greater liability in tort in respect of any such matter than they would have in contract after taking account of all of the foregoing exclusions. No third party making any representation or warranty relating to the Vessel or any part thereof is the agent of the Owners nor has any such third party authority to bind the Owners thereby. Notwithstanding anything contained above, nothing contained herein is intended to obviate, remove or waive any rights or warranties or other claims relating thereto which the Charterers (or their nominee) or the Owners may have against the manufacturer or supplier of the Vessel or any third party;

(c)
the Vessel shall be free from any registered mortgages incurred by the Owners (save for those mortgages, liens, encumbrances and debts arising out of or in connection with the Charter or the Pertinent Documents or any other Permitted Security);

(d)
the Final Purchase Option Price or Early Termination Price shall be paid by (or on behalf of) the Charterers to the Owners on the Expiry Date or the Early Termination Date or the Mandatory Sale Date (as the case may be) together with unpaid amounts of Charterhire and other moneys owing by or accrued or due from the Charterers under this Charter on or prior to the Expiry Date or the Early Termination Date or the Mandatory Sale Date (as the case may be) which remain unpaid; and

(e)
concurrently with the Owners receiving irrevocable payment of the Final Purchase Option Price or, as the case may be, the applicable Early Termination Price and all other moneys payable under this Charter in full pursuant to the terms of this Charter, the Owners shall (save in the event of Total Loss) (at the Charterer’s cost) transfer the legal and beneficial ownership of the Vessel on an “as is where is” basis to the Charterers or their nominees and shall (at the Charterers’ cost) execute a bill of sale and a protocol of delivery and acceptance evidencing the same and any other document strictly necessary to transfer the title of the Vessel to the Charterers (and to the extent required for such purposes, the Vessel shall be deemed first to have been redelivered to the Owners), provided that the Owners shall not be obliged to transfer the legal and beneficial interest in the Vessel to the Charterers in any event unless the Owners are satisfied that no Termination Event has occurred and is continuing and all obligations, duties, liabilities and indemnities of the Charterers under the Pertinent Documents have been fully performed and (if applicable) paid.

CLAUSE 52 – INDEMNITIES
52.1
The Charterers shall pay such amounts to the Owners, on the Owners’ demand, in respect of all claims, expenses, liabilities, losses, fees (including but not limited to any vessel registration and tonnage fees or any tax incurred by the Owners as a result of the operation and/or trading of the Vessel) suffered or incurred by or imposed on the Owners arising from this Charter and any Pertinent Document, including but not limited to (i) in connection with delivery, possession, performance, control, registration, repair, survey, insurance, maintenance, manufacture, purchase, ownership and operation of the Vessel by the Owners, (ii) costs related to the prevention or release of liens or detention of or requisition, use, operation or redelivery, sale or disposal of the Vessel or any part of it and (iii) enforcing the Owners’ rights under this Charter or any Pertinent Document, in each case of paragraphs (i) to (iii), whether prior to, during or after termination of the leasing of this Charter and whether or not the Vessel is in the possession or the control of the Charterers or otherwise. Without prejudice to its generality, this Clause covers any claims, expenses, liabilities and losses which arise, or are asserted, under or in connection with any law relating to safety at sea, the ISM Code, the ISPS Code, the MARPOL Protocol, any Environmental Law, any Sanctions or any Anti- Money Laundering Laws, Anti-Terrorism Financing Laws or Business Ethics Laws.

52.2	The Charterers agree to indemnify the Owners against all consequences or liabilities arising from the Master, officers or agents signing Bills of Lading or other documents.

52.3
In consideration of the Charterers requesting the Other Owners to charter the Other Vessels to the Other Charterers under the Other Charters, the Charterers hereby irrevocably and unconditionally undertake to pay immediately on demand from the Owners such amounts in respect of all claims, expenses, liabilities, losses, fees of every kind and nature and all other moneys due, owing and/or payable to the Other Owners (or any of them) under or in connection with the Other Charters (or any of them), and to indemnify and hold the Other Owners harmless against all such moneys, costs, fees and expenses.

52.4
All rights which the Charterers have at any time (whether in respect of this Charter or any other transaction) against the Other Charterer or any Relevant Person shall be fully subordinated to the rights of the Owners under the Pertinent Documents and until the end of this Charter and unless the Owners otherwise direct, the Charterers shall not exercise any rights which it may have (whether in respect of this Charter or any other transaction) by reason of performance by it of its obligations under the Pertinent Documents or by reason of any amount becoming payable, or liability arising, under this Clause:

(a)	to be indemnified by the Other Charterer or such Relevant Person;
(b)	to claim any contribution from any third party providing security for, or any other guarantor of, the Other Charterer’s or such Relevant Person’s obligations under the Pertinent Documents;
(c)
to take any benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Other Charterer or such Relevant Person under the Pertinent Documents or of any other guarantee or security taken pursuant to, or in connection with, the Pertinent Documents by any of the aforesaid parties;

(d)	to bring legal or other proceedings for an order requiring any of the Other Charterer or such Relevant Person to make any payment, or perform any obligation, in respect of any Pertinent Document;
(e)	to exercise any right of set-off against any of the Other Charterer or such Relevant Person; and/or
(f)	to claim or prove as a creditor of any of the Other Charterer or such Relevant Person, and if the Charterers receive any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Owners or the Other Owner by the Other Charterer or such Relevant Person under or in connection with the Pertinent Documents to be repaid in full on trust for the Owners or the Other Owner and shall promptly pay or transfer the same to the Owners or the Other Owner as may be directed by the Owners.
52.5
The Charterers hereby irrevocably agree to indemnify and hold harmless the Owners against any claim, expense, liability or loss reasonably incurred by the Owners in liquidating or employing deposits from their financiers or third parties to fund the acquisition of the Vessel pursuant to the MOA and the Contract.

52.6
Notwithstanding anything to the contrary herein (but subject and without prejudice to Clause 33 (Cancellation) ) and without prejudice to any right to damages or other claim which the Charterers may have at any time against the Owners under this Charter, the indemnities provided by the Charterers in favour of the Owners shall continue in full force and effect notwithstanding any breach of the terms of this Charter or termination of this Charter pursuant to the terms hereof or termination of this Charter by the Owners.

52.7
The obligations of the Charterers under this Clause 52 and in respect of any Security Interest created pursuant to the Security Documents will not be affected or discharged by an act, omission, matter or thing which would reduce, release or prejudice any of its obligations under this Clause 52 or in respect of any Security Interest created pursuant to the Security Documents (without limitation and whether or not known to it or any Relevant Person) including:
(a)	any time, waiver or consent granted to, or composition with, any Relevant Person or other person;
(b)	the release of any other Relevant Person or any other person under the terms of any composition or arrangement with any creditor of a Relevant Person or any of its affiliates;
(c)
the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect or delay in perfecting, or refusal or neglect to take up or enforce, or delay in taking or enforcing any rights against, or security over assets of, any Relevant Person or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(d)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of a Relevant Person or any other person;
(e)	any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of any Leasing Document or any other document or security;
(f)	any unenforceability, illegality or invalidity of any obligation of any person under any Security Document or any other document or security; or
(g)	any insolvency or similar proceedings.
CLAUSE 53 – NO SET-OFF OR TAX DEDUCTION
53.1
All Charterhire, the Pre-delivery Upfront Charterhire, the Advance Charterhire, payment of the Final Purchase Option Price or Early Termination Price and any other payment made from any Relevant Person to the Owners under a Leasing Document shall be paid punctually:

(a)
without any form of set-off (except in the case of the Advance Charterhire, each Pre-delivery Upfront Charterhire, the Deposit Refund, the Final Purchase Option Price and the Early Termination Price which shall be set off in accordance with Clause 36.2, Clause 36.3 and (in respect of the Final Purchase Option Price or the Early Termination Price) Clause 36.15respectively), cross-claim or condition and in the case of Charterhire, the Pre-delivery Upfront Charterhire, Advance Charterhire, the Deposit, the Early Prepayment Sum or the Final Purchase Option Price, without previous demand unless expressly permitted under the terms of the Leasing Documents or otherwise agreed with the Owners; and

(b)	free and clear of any tax deduction or withholding unless required by law.
53.2	Without prejudice to Clause 53.1 (No Set-off or Tax Deduction), if the Owners are required by law to make a tax deduction from any payment:
(a)	the Owners shall notify the Charterers as soon as they become aware of the requirement; and
(b)
the amount due in respect of the payment shall be increased by the amount necessary to ensure that the Owners receive and retain (free from any liability relating to the tax deduction) a net amount which, after the tax deduction, is equal to the full amount which they would otherwise have received.

53.3	In this Clause “tax deduction” means any deduction or withholding for or on account of any present or future tax, other than a FATCA Deduction.
CLAUSE 54 – INCREASED COSTS
54.1	This Clause 54 (Increased Costs) applies if the Owners notify the Charterers that they (or their financiers) consider that as a result of:
(a)
the introduction or alteration after the date of this Charter of a law or an alteration after the date of this Charter in the manner in which a law is interpreted or applied (disregarding any effect which relates to the application to payments under this Charter of a tax on the Owners' overall net income); or

(b)
complying with any regulation (including any which relates to capital adequacy or liquidity controls or which affects the manner in which the Owners allocates capital resources to their obligations under this Charter) which is introduced, or altered, or the interpretation or application of which is altered, after the date of this Charter, the Owners or a parent company of them or a financier of the Owners (if any) has incurred or will incur an “increased cost”.
54.2	In this Clause 54 (Increased Costs), “increased cost” means, in relation to the Owners and the Owners’ financiers:
(a)
an additional or increased cost incurred as a result of, or in connection with, the Owners or the Owners’ parent company or the Owners’ financiers (if any) having entered into, or being a party to, this Charter, of funding the acquisition of the Vessel pursuant to the MOA or performing their obligations under this Charter;

(b)
a reduction in the amount of any payment to the Owners under this Charter or in the effective return which such a payment represents to the Owners or the Owners’ parent company or the Owners’ financiers (if any) on their capital;

(c)
a reduction in the amount of any payment to the Owners’ financiers (if any) under their financing arrangements and relevant Financial Instruments or in the effective return which such a payment represents to the Owners’ financiers (if any) or on their capital;

(d)	an additional or increased cost of funding the acquisition of the Vessel pursuant to the MOA; or
(e)	a liability to make a payment, or a return foregone, which is calculated by reference to any amounts received or receivable by the Owners under this Charter, and for the purposes of this Clause 54.2 (Increased Costs) the Owners may in good faith allocate or spread costs and/or losses among their assets and liabilities (or any class of their assets and liabilities) on such basis as they consider appropriate.
54.3
Subject to the terms of Clause 54.1 (Increased Costs), the Charterers shall pay to the Owners, upon the Owners' demand and production of reasonable evidence thereto, the amounts which the Owners from time to time notify the Charterers to be necessary to compensate the Owners for the increased cost.

54.4
If any sum due from the Charterers to the Owners under this Charter or any other Pertinent Document or under any order or judgment relating thereto has to be converted from the currency in which this Charter or such Pertinent Document provided for the sum to be paid (the “Contractual Currency”) into another currency (the “Payment Currency”) for the purpose of:

(a)	making or lodging any claim or proof against the Charterers, whether in their liquidation, any arrangement involving them or otherwise; or
(b)	obtaining an order or judgment from any court or other tribunal; or
(c)	enforcing any such order or judgment;
the Charterers shall indemnify the Owners against the loss arising when the amount of the payment actually received by the Owners is converted at the available rate of exchange into the Contractual Currency.
In this Clause 54.4, the “available rate of exchange” means the rate at which the Owners are able at the opening of business (Shanghai time) on the Business Day after it receives the sum concerned to purchase the Contractual Currency with the Payment Currency.
CLAUSE 55 – CONFIDENTIALITY
55.1
The Parties agree to keep the terms and conditions of this Charter and any other Leasing Documents (the “Confidential Information”) strictly confidential, provided that a Party may disclose Confidential Information in the following cases:

(a)	it is already known to the public or becomes available to the public other than through the act or omission of the disclosing Party;
(b)
it is required to be disclosed under the applicable laws of any Relevant Jurisdiction, Stock Market regulation, the US Securities and Exchange Commission’s rules or by a governmental order, decree, regulation or rule (provided that the disclosing Party shall give written notice of such required disclosure to the other Party prior to the disclosure);

(c)	in filings with a court or arbitral body in proceedings in which the Confidential Information is relevant and in discovery arising out of such proceedings;
(d)
to (or through) whom a Party assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Pertinent Document (as permitted by the terms thereof), provided that such person receiving Confidential Information shall undertake that it would not disclose Confidential Information to any other party save for circumstances arising which are similar to those described under this Clause or such other circumstances as may be permitted by all Parties;

(e)
to any permitted subcharterer of the Vessel provided that such person receiving Confidential Information shall undertake that it would not disclose Confidential Information to any other party save for circumstances arising which are similar to those described under this Clause or such other circumstances as may be permitted by all Parties;

(f)	to any of the following persons on a need to know basis:
(i)	a shareholder or an Affiliate of either Party or a party referred to in either paragraph (d) or (e) (including the employees, officers and directors thereof);
(ii)	professional advisers retained by a disclosing party; or
(iii)	persons advising on, providing or considering the provision of financing to the disclosing party or an Affiliate, provided that the disclosing party shall exercise due diligence to ensure that no such person shall disclose Confidential Information to any other party save for circumstances arising which are similar to those described under this Clause or such other circumstances as may be permitted by all Parties; or

(g)	with the prior written consent of all Parties.
CLAUSE 56 – RIGHTS OF THIRD PARTIES
No term of this Charter is enforceable under the Contracts (Rights of Third Parties) Act 1999 by a person who is not party to this Charter, save that the Other Owners may rely on the rights conferred on them under Clause 52.3 (Indemnities).
CLAUSE 57 – PARTIAL INVALIDITY
If, at any time, any provision of a Leasing Document is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions under the law of that jurisdiction nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.
CLAUSE 58 – SETTLEMENT OR DISCHARGE CONDITIONAL
58.1
Any settlement or discharge under any Leasing Document between the Owners and any Relevant Person shall be conditional upon no security or payment to the Owners by any Relevant Person or any other person being set aside, adjusted or ordered to be repaid, whether under any insolvency law or otherwise.

58.2
If the Owners consider that an amount paid or discharged by, or on behalf of, a Relevant Person or by any other person in purported payment or discharge of an obligation of that Relevant Person to the Owners under the Leasing Documents is capable of being avoided or otherwise set aside on the liquidation or administration of that Relevant Person or otherwise, then that amount shall not be considered to have been unconditionally and irrevocably paid or discharged for the purposes of the Leasing Documents.

CLAUSE 59 – IMMUNITY
The Charterers waive any rights of sovereign immunity which they or any of their properties may enjoy in any jurisdiction and subjects itself to civil and commercial law with respect to their obligations under this Charter or any other Leasing Document.
CLAUSE 60 – COUNTERPARTIES
This Charter and each other Leasing Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Charter or that Leasing Document, as the case may be.
CLAUSE 61 – FATCA
61.1	Defined terms. For the purposes of Clause 53 (No Set-off of Tax Deduction) and this Clause 61 (FATCA), the following terms shall have the following meanings:
“Code” means the United States Internal Revenue Code of 1986, as amended.
“FATCA” means:
(a)	sections 1471 to 1474 of the Code or any associated regulations;
(b)
any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in paragraph (a) above; or

(c)
any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraphs (a) or (b) above with the IRS, the US government or any governmental or taxation authority in any other jurisdiction.

“FATCA Deduction” means a deduction or withholding from a payment under this Charter or the Pertinent Documents required by or under FATCA.
“FATCA Exempt Party” means a Relevant Party that is entitled under FATCA to receive payments free from any FATCA Deduction.
“FATCA Non-Exempt Party” means any Relevant Party who is not a FATCA Exempt Party.
“Relevant Party” means any of the parties to this Charter and the Pertinent Documents except that the BP Charterer shall cease to be a Relevant Party upon expiration of the BP Charter.
“IRS” means the United States Internal Revenue Service or any successor taxing authority or agency of the United States government.
61.2	FATCA Information.
(a)	Subject to paragraph (c) below, each Relevant Party shall, on the date of this Charter, and thereafter within ten Business Days of a reasonable request by another Relevant Party:
(i)	confirm to that other party whether it is a FATCA Exempt Party or is not a FATCA Exempt Party; and
(ii)
supply to the requesting party (with a copy to all other Relevant Parties) such other form or forms (including IRS Form W-8 or Form W-9 or any successor or substitute form, as applicable) and any other documentation and other information relating to its status under FATCA (including its applicable “pass thru percentage” or other information required under FATCA or other official guidance including intergovernmental agreements) as the requesting party reasonably requests for the purpose of the requesting party’s compliance with FATCA .

(b)
If a Relevant Party confirms to any other Relevant Party that it is a FATCA Exempt Party or provides an IRS Form W-8 or W-9 showing that it is a FATCA Exempt Party and it subsequently becomes aware that it is not, or has ceased to be a FATCA Exempt Party, or that the said form provided has ceased to be correct or valid, that party shall so notify all other Relevant Parties or provide the relevant revised form, as applicable, reasonably promptly.

(c)
Nothing in this clause shall oblige any Relevant Party to do anything which would or, in its reasonable opinion, might constitute a breach of any law or regulation, any policy of that party, any fiduciary duty or any duty of confidentiality, or to disclose any confidential information (including, without limitation, its tax returns and calculations); provided, however, that nothing in this paragraph shall excuse any Relevant Party from providing a true, complete and correct IRS Form W-8 or W-9 (or any successor or substitute form where applicable). Any information provided on such IRS Form W-8 or W-9 (or any successor or substitute forms) shall not be treated as confidential information of such party for purposes of this paragraph.

(d)
If a Relevant Party fails to confirm its status or to supply forms, documentation or other information requested in accordance with the provisions of this Charter or the provided information is insufficient under FATCA, then:

(i)
if that party failed to confirm whether it is (and/or remains) a FATCA Exempt Party then such party shall be treated for the purposes of this Charter and the Pertinent Documents as if it is a FATCA Non-Exempt Party; and

(ii)
if that party failed to confirm its applicable passthru percentage then such party shall be treated for the purposes of this Charter and the Pertinent Documents (and payments made thereunder) as if its applicable passthru percentage is 100%, until (in each case) such time as the party in question provides sufficient confirmation, forms, documentation or other information to establish the relevant facts.
61.3	FATCA Deduction and gross-up by Relevant Party
(a)
If the representation made by the Charterers under Clause 44.1(p) (Representations and Warranties) proves to be untrue or misleading such that the Charterers are required to make a FATCA Deduction, the Charterers shall make the FATCA Deduction and any payment required in connection with that FATCA Deduction within the time allowed and in the minimum amount required by FATCA.

(b)
If the Charterers are required to make a FATCA Deduction then the Charterers shall increase the payment due from them to the Owners to an amount which (after making any FATCA Deduction) leaves an amount equal to the payment which would have been due if no FATCA Deduction had been required.

(c)
The Charterers shall promptly upon becoming aware that they must make a FATCA Deduction (or that there is any change in the rate or basis of a FATCA Deduction) notify the Owners accordingly. Within thirty (30) days of the Charterers making either a FATCA Deduction or any payment required in connection with that FATCA Deduction, the Charterers shall deliver to the Owners evidence satisfactory to the Owners that the FATCA Deduction has been made or (as applicable) any appropriate payment paid to the relevant governmental or taxation authority.

61.4	FATCA Deduction by Owners
The Owners may make any FATCA Deduction they are required by FATCA to make, and any payment required in connection with that FATCA Deduction, and the Owners shall not be required to increase any payment in respect of which they make such a FATCA Deduction or otherwise compensate the recipient for that FATCA Deduction.
61.5	FATCA Mitigation
Notwithstanding any other provision to this Charter, if a FATCA Deduction is or will be required to be made by any party under Clause 61.3 (FATCA) in respect of a payment to the Owners as a result of the Owners not being a FATCA Exempt Party, the Owners shall have the right to transfer their interest in the Vessel (and this Charter) to any person nominated by the Owners and all costs in relation to such transfer shall be for the account of the Charterers.
CLAUSE 62 - ASSIGNMENT AND TRANSFER
62.1	The Charterers shall not assign this Charter except with the Owners’ prior consent in writing.
62.2
The Owners may assign any of their rights or transfer by novation any of their rights and obligations under the Leasing Documents to any of the Other Owners, a financial institution, a trust, a fund, a leasing company or any other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans securities or other financial assets.

62.3	Without limiting the generality of Clause 62.2:

(a)
the Owners are entitled to enter into certain funding arrangements with their financier(s), including but not limited to, an affiliate of the Owners or any other banks and financial institutions acceptable to the Owners in their sole discretion (the "Mortgagee");

(b)	the Owners may do any of the following as security for the funding arrangements referred to in paragraph (a) above:
(i)	execute a ship mortgage over the Vessel or any other Financial Instrument in favour of a Mortgagee (or its agent, trustee or nominee);
(i)	assign their rights and interests to, in or in connection with this Charter or any other Leasing Documents in favour of a Mortgagee (or its agent, trustee or nominee);
(ii)
assign their rights and interests to, in or in connection with the Insurances, the Earnings and the Requisition Compensation of the Vessel in favour of the Mortgagee (or its agent, trustee or nominee); and

(ii)	enter into any other document or arrangement which is necessary to give effect to such financing arrangements;
(c)
the Charterers undertake to comply, and provide such information and documents required to enable the Owners to comply, with all such instructions or directions in regard to the employment, insurances, operation, repairs and maintenance of the Vessel as laid down in any Financial Instrument or as may be directed from to time during the currency of this Charter by the Mortgagee (or its agent, trustee or nominee) in conformity with any Financial Instrument. The Charterers further agree and acknowledge all relevant terms, conditions and provisions of each Financial Instrument (if any) and agree to acknowledge this in writing in any form that may be required by the Mortgagee (or its agent, trustee or nominee); and

(d)
during the Charter Period a change in the registered or beneficial ownership of the Vessel or the Owners (by sale of shares in the Owners or other transactions having the same effect) may be effected without the Charterers’ consent, provided always that, in the event of change in the registered or beneficial ownership of the Vessel, notwithstanding such change, this Charter would continue on identical terms (save for logical, consequential or mutually agreed amendments). The Guarantor and the Charterers shall (where applicable) remain jointly and severally liable to the aforesaid new owner of the Vessel for its performance of all obligations pursuant to this Charter after change of the registered and/or beneficial ownership of the Vessel or the Owners from the Owners to such new owner and agree and undertake to enter into any such usual documents as the Owners shall reasonably require to complete or perfect the transfer of the Vessel (with the benefit and burden of this Charter) pursuant to this Clause.

(e)
All expenses arising out of assignment or transfer of this Charter as per Clause 62 shall be for the Owner’s account subject to no Termination Event or Potential Termination Event having occurred or being continuing at the relevant time.

CLAUSE 63 - GOVERNING LAW AND ENFORCEMENT
(a)	This Charter and any non-contractual obligations arising under or in connection with it, shall be governed by and construed in accordance with English law.
(b)
Any dispute arising out of or in connection with this Charter (including a dispute regarding the existence, validity or termination of this Charter or any non-contractual obligation arising out of or in connection with this Charter) (a "Dispute")) shall be referred to and finally resolved by arbitration in London in accordance with the Arbitration Act 1996 or any statutory modification or re-enactment thereof save to the extent necessary to give effect to the provisions of this Clause 25. The arbitration shall be conducted in accordance with the London Maritime Arbitrators Association (“LMAA”) Terms current at the time when the arbitration proceedings are commenced.
(c)
The reference shall be to three arbitrators. A party wishing to refer a Dispute to arbitration shall appoint its arbitrator and send notice of such appointment in writing to the other party requiring the other party to appoint its own arbitrator within 14 calendar days of that notice and stating that it will appoint its arbitrator as sole arbitrator unless the other party appoints its own arbitrator and gives notice that it has done so within the 14 days specified. If the other party does not appoint its own arbitrator and give notice that it has done so within the 14 days specified, the party referring a Dispute to arbitration may, without the requirement of any further prior notice to the other party, appoint its arbitrator as sole arbitrator and shall advise the other party accordingly. The award of a sole arbitrator shall be binding on both parties as if he had been appointed by agreement. Nothing herein shall prevent the parties agreeing in writing to vary these provisions to provide for the appointment of a sole arbitrator.

(d)	Where the reference is to three arbitrators the procedure for making appointments shall be in accordance with the procedure for full arbitration stated above.
(e)	The language of the arbitration shall be English.
CLAUSE 64 - DEFINITIONS
64.1	In this Charter, unless as expressly defined otherwise, the following capitalized terms shall have the meanings ascribed to them below:
“Acceptance Certificate” means a certificate substantially in the form set out in Schedule 1 to be signed by the Charterers at Delivery.
“Account Bank” means ABN AMRO Bank NV in the Netherlands or another designated third party bank acceptable to the Owners, in and/or through which all revenues and operating expenses of the Charterers shall be credited and/or transferred.
“Account Security” means the document creating security over the Operating Account made or to be made between the Charterers, the Other Charterers, the Owners and the Other Owners.
“Actual Commitment Fee” means the aggregate amount of the Commitment Fee that would have been payable (calculated retrospectively) during the Pre-delivery Period calculated in accordance with Clause 41.1(b) if the Committed Amount (Actual) were used in such calculation instead of the Committed Amount (Estimated) disregarding the application of Clause 41.1 (b)(i) and Clause 41.1(b)(ii).
“Adjusted Quarter Charterhire” means, in respect of a relevant time, an amount equal to (A) the Quarter Charterhire payable on the Payment Date immediately following such relevant time; multiplied by (B) the number of days such relevant time (inclusive) lapsed from the immediately preceding Payment Date (exclusive); and divided by (C) the number of days in the current Term.
“Advance Charterhire” means the amount which is equal to the difference between the Estimated Financing Amount and the Financing Amount.
“Affiliate” means in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.
“Anti-Money Laundering Laws" means all applicable financial record-keeping and reporting requirements, anti-money laundering statutes (including all applicable rules and regulations thereunder) and all applicable related or similar laws, rules, regulations or guidelines, of all jurisdictions including and without limitation, the United States of America, the European Union and the People’s Republic of China (including Hong Kong for the avoidance of doubt) and which in each case are (a) issued, administered or enforced by any governmental agency having jurisdiction over any Relevant Person (other than the BP Charterer, the Builder and the Refund Guarantor) or the Owners; (b) of any jurisdiction in which any Relevant Person (other than the BP Charterer, the Builder and the Refund Guarantor) or Owner conducts business; or (c) to which any Relevant Person (other than the BP Charterer, the Builder and the Refund Guarantor) or Owner is subjected or subject to.
“Anti-Terrorism Financing Laws” means all applicable anti-terrorism laws, rules, regulations or guidelines of any jurisdiction, including and not limited to the United States of America or the People’s Republic of China which are: (a) issued, administered or enforced by any governmental agency, having jurisdiction over any Relevant Person (other than the BP Charterer, the Builder and the Refund Guarantor) or the Owners; (b) of any jurisdiction in which any Relevant Person (other than the BP Charterer, the Builder and the Refund Guarantor) or the Owners conduct business; or (c) to which any Relevant Person (other than the BP Charterer, the Builder and the Refund Guarantor) or the Owners are subjected or subject to.
“Approved Classification Society” means DVN-GL or such first class international classification society as may be approved in writing by the Owners.
“Approved Manager” means the Commercial Manager or the Technical Manager.
“Approved Valuer” means Simpson Spence Young Shipbrokers, Clarksons Platou, Maersk Broker, Arrow ShipBrokers, Howe Robinson, Braemar ACM Ship Broking, BRS or any other reputable shipbroker nominated by the Charterers and approved by the Owners from time to time.
“Arrangement Fee Amount” has the meaning given to that term in Clause 41.1(a).
“BP Charter” means a time charter entered into between the Charterers and the BP Charterer as time charterer dated 1 June 2018 in relation to the Vessel, as amended from time to time.
“BP Charterer” means BP Shipping Limited or any other nominee nominated as the charterers under the BP Charter (which is acceptable to the Owners) in accordance with the terms of the BP Charter.
“Breakfunding Costs” means all breakfunding costs and expenses (including without limitation any early termination costs under any swap or hedging arrangements) incurred or payable by the Owners pursuant to the relevant funding arrangement entered into by the Owners for the purpose of financing any part of the Purchase Price as a result of the receipt of an amount pursuant to this Charter on a day other than a Payment Date.
“Breakfunding Gains” means all gains that the Owners have unconditionally and irrevocably received under any swap or hedging arrangements entered by the Owners pursuant to the relevant funding arrangement for the purpose of financing any part of the Purchase Price as a result of the receipt of an amount pursuant to this Charter on a day other a Payment Date.
“Builder” means Hyundai Samho Heavy Industries Co., Ltd.., a company organised and existing under the laws of the Republic of Korea, having its registered office at 93, Daebul-Ro, Samho-Eup, Yeongam-Gun, Jellanam-Do, Korea.
“Builder’s Bank” has the meaning given to that term in the MOA.
“Business Day” means a day on which banks are open for business in the principal business centres of Hong Kong, Shanghai, London and Greece and, in respect of a day on which a payment is required to be made or other dealing is due to take place under a Pertinent Document in Dollars, also a day on which commercial banks are open in New York City.
“Business Ethics Law” means any laws, regulations and/or other legally binding requirements or determinations in relation to corruption, fraud, collusion, bid-rigging or anti-trust, human rights violations (including forced labour and human trafficking) which are applicable to any Relevant Person (other than the BP Charterer, the Builder and the Refund Guarantor) or the Owners or to any jurisdiction where activities are performed and which shall include but not be limited to (i) the United Kingdom Bribery Act 2010 and (ii) the United States Foreign Corrupt Practices Act 1977 and all rules and regulations under each of (i) and (ii).
"Buyer’s Default" has the meaning given to that term in the Direct Agreement. “Buyers” means the Owners acting in their capacity as buyers under the MOA.
“Buyers’ Nominated Flag State” means Marshall Islands or any other state or jurisdiction approved to the Owners.
“Cancelling Date” shall have the same meaning as defined under the MOA.
“Charterhire” means each of, or as the context may require, all of the instalments of hire payable under this Charter comprising of (as the context may require):
(a)	the Advance Charterhire;
(b)	the Pre-delivery Upfront Charterhire;
(c)	the Pre-delivery Charterhire; and
(d)	the Quarter Charterhire.
“Charter Period” means the period commencing on the Delivery Date and ending on the Expiry Date.
“Charterers’ Remarketing Period” has the meaning given to that term in Clause 48.3(B) .
“Commercial Manager” means Central Shipping Inc., a corporation incorporated under the laws of Marshall Islands with registration number 98339 or any reputable management company designated by the Charterers and approved by the Owners in writing from time to time as the commercial manager of the Vessel.
“Committed Amount (Actual)” means, at any time, the Financing Amount minus the Pre-delivery Instalment Balance at such time.
“Committed Amount (Estimated)” means, at any time:
(a)	the Estimated Financing Amount; minus
(b)	the Pre-delivery Instalment Balance at such time.
“Commitment Fee” has the meaning given to that term in 41.1(b).
“Contract” means a shipbuilding contract in respect of the construction and sale of the Vessel dated 9 January 2018 between the Builder and the Charterers as may be further amended or supplemented from time to time.
“Contract Price” has the meaning given to that term in the MOA.

“Delivery” means the delivery of the legal and beneficial ownership in the Vessel from the Owners to the Charterers hereunder.
“Delivery Date” means the date on which Delivery takes place.
“Deposit” means the aggregate amount of any deposit paid by the Charterers pursuant to Clause 45.1(u), 45.1(v)(iii), Clause 48.1(s) or Clause 48.1(t) (as the case may be) and received by the Owners and unless as other specified shall mean, in respect of any time, the aggregate of all such deposit paid by the Charterers and received by the Owners at such time.
“Deposit Interest” means the interest component of the Deposit which shall be computed as the interest accrued on the funds comprising the Deposit for each date such funds have been received and retained by the Owners until the date the Owners have discharged their obligations to refund the Deposit Refund to the Charterers in accordance with Clause 36.15 at the Post-Delivery Rate.
“Deposit Refund” has the meaning given to that term in Clause 36.1536.15(a).
“Direct Agreement” means the tripartite agreement entered into between the Owners, the Charterers and the Builder dated on or around the date of this Charter in respect of the Vessel.
“Dollars” and “$” mean the lawful currency for the time being of the United States of America. “Document of Compliance” shall have the same meaning as ascribed under the ISM Code.
“Early Termination Date” means the date specified in the Early Termination Notice as being the date on which the Owners shall sell and transfer the legal and beneficial interest in the Vessel to the Charterers, and the Charterers shall buy and accept the same.
“Early Termination Fee” means, at any relevant time, a fee in an amount equivalent to one per cent (1.00%) on the relevant Indicative Amount at such time.
“Early Termination Notice” has the meaning as defined under Clause 49.5 (Early Termination Option).
“Early Termination Option” means the early termination option granted by the Owners to the Charterers pursuant to Clause 49.1 (Early Termination Option).
“Early Prepayment Sum” means, in respect of any time, the sum of the then applicable Indicative Amount netting the aggregate amount of Deposit (for the avoidance of doubt excluding any Deposit Interest) actually received and held by the Owners at such time.
“Early Termination Price” means, at any time, an aggregate amount including but not limited to the following:
(a)	the Indicative Amount applicable to that time;
(b)
the amount of any outstanding Quarter Charterhire due and unpaid at such relevant time (or if such relevant time is not a Payment Date, due on the Payment Date immediately preceding such relevant time but unpaid) and, if such relevant time is not a Payment Date, plus the amount of the Adjusted Quarter Charterhire;

(c)	the amount of the applicable Early Termination Fee if the Early Termination Date under Clause 49 occurs prior to the fifth anniversary of the Delivery Date;
(d)
if the Early Termination Price becomes payable under Clause 48.2 or, as the case may be, 48.3, the Early Termination Fee plus an amount equal to 2 per cent. (2%) of the Indicative Amount applicable to that time;

(e)	Breakfunding Costs;
(f)	legal costs incurred as a result of the early termination of the Charter;
(g)	any other amount payable under the terms of any Pertinent Document; and
(h)
any other costs incurred by the Owners as a result of the early termination of the Charter including without limitation any costs as a result of the termination of any financing by the Owners in connection with the Vessel, and netting any Breakfunding Gains (if any).
“Earnings” means all moneys whatsoever which are now, or later become, payable (actually or contingently) to the Charterers and which arise out of the use or operation of the Vessel, including (but not limited to):
(a)	except to the extent that they fall within paragraph (b),
(i)	all freight, hire and passage moneys;
(ii)	compensation payable to the Charterers in the event of requisition of the Vessel for hire;
(iii)	remuneration for salvage and towage services;
(iv)	demurrage and detention moneys;
(v)	damages for breach (or payments for variation or termination) of any charterparty or other contract for the employment of the Vessel; and
(vi)	all moneys which are at any time payable under any Insurances in respect of loss of hire (if any); and
(b)
if and whenever the Vessel is employed on terms whereby any moneys falling within paragraphs (a)(i) to (vi) are pooled or shared with any other persons, that proportion of the net receipts of the relevant pooling or sharing arrangements which is attributable to the Vessel.

“Environmental Claim” means:
(a)	any claim by any governmental, judicial or regulatory authority which arises out of an Environmental Incident or which relates to any Environmental Law; or
(b)	any claim by any other person which relates to an Environmental Incident, and “claim” means a claim for damages, compensation, fines, penalties or any other payment; an order or direction to take, or not to take, certain action or to desist from or suspend certain action; and any form of enforcement or regulatory action, including the arrest or attachment of any asset.
“Environmental Incident” means:
(a)	any release of Environmentally Sensitive Material from the Vessel;
(b)
any incident in which Environmentally Sensitive Material is released from a vessel other than the Vessel and which involves a collision between the Vessel and such other vessel or some other incident of navigation or operation, in either case, in connection with which the Vessel is actually liable to be arrested, attached, detained or injuncted and/or the Vessel and/or the Owners and/or the Charterers and/or any other operator or manager of the Vessel is at fault or otherwise liable to any legal or administrative action; or
(c)
any other incident involving the Vessel in which Environmentally Sensitive Material is released otherwise than from the Vessel and in connection with which the Vessel is actually arrested and/or where the Owners and/or the Charterers and/or any other operator or manager of the Vessel is at fault or otherwise liable to any legal or administrative action.

“Environmental Law” means any law relating to pollution or protection of the environment, to the carriage or releases of Environmentally Sensitive Material.
“Environmentally Sensitive Material” means oil, oil products and any other substances (including any chemical, gas or other hazardous or noxious substance) which are (or are capable of being or becoming) polluting, toxic or hazardous.
“Estimated Financing Amount” means 80% of the Contract Price.
"Expiry Date" means the date falling eighty-four (84) months after the Delivery Date unless the Charter is terminated earlier or extended in accordance with the provisions of this Charter (in which case it would be such earlier date of termination or extended date, as the case may be).
“Fifth Pre-delivery Upfront Charterhire Instalment” has the meaning given to such term in Clause 36.3(e).
“First Instalment” shall have the same meaning as defined under clause 19 (payment of purchase price by buyer) of the MOA.
“First Instalment Arrangement Fee Amount” has the meaning given to that term in Clause 41.1(a)(i).
“First Market Value” means the Market Value of the Vessel as at a date no earlier than fifteen (15) days prior to the Delivery Date.
“First Pre-delivery Upfront Charterhire Instalment” has the meaning given to such term in Clause 36.3(a).
“Final Purchase Option Price” means an amount equal to the sum of 56.25% of the Financing Amount plus $800,000.
“Financial Indebtedness” means, in relation to a person (the “debtor”), a liability of the debtor:
(a)	for principal, interest or any other sum payable in respect of any moneys borrowed or raised by the debtor;
(b)	under any loan stock, bond, note or other security issued by the debtor;
(c)	under any acceptance credit, guarantee or letter of credit facility made available to the debtor;
(d)
under a financial lease, a deferred purchase consideration arrangement (other than deferred payments for assets or services obtained on normal commercial terms in the ordinary course of business) or any other agreement having the commercial effect of a borrowing or raising of money by the debtor;

(e)
under any foreign exchange transaction, any interest or currency swap or any other kind of derivative transaction entered into by the debtor or, if the agreement under which any such transaction is entered into requires netting of mutual liabilities, the liability of the debtor for the net amount; or

(f)
under a guarantee, indemnity or similar obligation entered into by the debtor in respect of a liability of another person which would fall within paragraphs (a) to (e) if the references to the debtor referred to the other person.

“Final Instalment” has the meaning given to that term in the MOA.
“Financial Instruments” means the mortgage, deed of covenant, the general assignment or such other financial security instruments granted to the Owners’ financiers (or its agent, trustee or nominee) as security for the obligations of the Owners in relation to the financing of the acquisition of the Vessel.
“Financing Amount” means an amount equal to eighty per cent. (80%) of the Purchase Price.
"Fleet Vessel" means any ship or vessel (including, but not limited to, the Vessel and the Other Vessel) from time to time wholly owned, leased under a capital lease, operating lease with a purchase option at the end of the relevant charter period, vessels owned under a joint venture agreement where the relevant member of the Group owns no less than 50 per cent. of the issued share capital of the jointly owned entity or controlled by the Guarantor (directly or indirectly) excluding, for the avoidance of doubt, any newbuilding vessels not delivered to the relevant member of the Group at the relevant time.
“Fourth Pre-delivery Upfront Charterhire Instalment” has the meaning given to such term in 36.3(d).
“General Assignment” means the general assignment executed or to be executed between the Charterers and the Owners in respect of the Vessel, pursuant to which the Charterers shall, inter alia, assign its rights under the Insurances, Earnings and Requisition Compensation and any bareboat charter and any sub-charters or other form of employment contracts having a duration of more than twelve (12) months (or which are capable of exceeding twelve (12) months) or any bareboat charter in respect of the Vessel, in favour of the Owners and in the agreed form agreed on or prior to signing of this Charter.
“Group” means the Guarantor and its Subsidiaries from time to time.
“Guarantee” means the guarantee entered into by the Guarantor in favour of the Owners securing, amongst others, the Charterers’ obligations in connection with the Leasing Documents.
“Guarantor” means Top Ships Inc., a corporation incorporated under the laws of Marshall Islands and having its registered address at Trust Company Complex, Ajeltake Road, Ajeltake Islands, Majuro, Marshall Islands MH96960.
“Holding Company” means, in relation to a person, any other person in relation to which it is a Subsidiary.
"Index" means the Baltic Tanker Indices applicable to the Vessel.
“Indicative Amount” means, in respect of any date (the “Determination Date”):
(a)	if such Determination Date falls on a Reference Date, the Reference Amount corresponding to that Reference Date; or

(b)	if such Determination Date does not fall on any Reference Date, the Reference Amount corresponding to the Reference Date following immediately before such Determination Date, provided that in any case if the Financing Amount is less than 80% of the Contract Price, each such Reference Amount shall be reduced pro-rata.
“Insurances” means:
(a)
all policies and contracts of insurance, including entries of the Vessel in any protection and indemnity or war risks association, which are effected in respect of the Vessel or otherwise in relation to it whether before, on or after the date of this Charter; and

(b)
all rights and other assets relating to, or derived from, any of the foregoing, including any rights to a return of a premium and any rights in respect of any claim whether or not the relevant policy, contract of insurance or entry has expired on or before the date of this Charter.

“ISM Code” means the International Safety Management Code (including the guidelines on its implementation), adopted by the International Maritime Organisation Assembly as Resolutions A.741 (18) and A.788 (19), as the same may be amended or supplemented from time to time.
"ISPS Code" means the International Ship and Port Security Code as adopted by the Conference of Contracting Governments to the Safety of Life at Sea Convention 1974 on 13 December 2002 and incorporated as Chapter XI-2 of the Safety of Life at Sea Convention 1974, as the same may be supplemented or amended from time to time.
“Leasing Documents” means this Charter, the MOA, the Quiet Enjoyment Agreement, the Direct Agreement, the Trust Deed and the Security Documents.
“LIBOR” means, in relation to a Term, subject to Schedule 3 (Rate), the London Interbank offered rate administered by ICE Benchmark Administration Limited (or any other person which takes over the administration of that rate) for dollars ending on the first day of that Term displayed on page LIBOR 01 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters, and if such page or service ceases to be available, LIBOR for such Term shall be the arithmetic (rounded upwards to four decimal places) of the rates quoted to the Owners by the Reference Banks at the request of the Owners as the Reference Banks’ offered rates for deposits in US Dollars in an amount equal to the amount in relation to which LIBOR is to be determined and for a period equivalent to such period to prime banks in the London Interbank Market at or about 11.00 a.m. (London time) on the date of such LIBOR determination. If any such rate is below zero, LIBOR shall be deemed to be zero.
“Major Casualty” means any casualty to the Vessel in respect of which the claim or the aggregate of the claims against all insurers, before adjustment for any relevant franchise or deductible, exceeds $1,000,000 or the equivalent in any other currency.
“Manager’s Undertaking” means, in relation to an Approved Manager, the letter of undertaking from that Approved Manager subordinating the rights of such Approved Manager against the Vessel and the Charterers to the rights of the Owners under the Leasing Documents and their financiers (if any) under (amongst others) the relevant Financial Instruments in an agreed form agreed on or prior to signing of this Charter.
“Mandatory Sale” has the meaning given to that term in Clause 48A.4. “Mandatory Sale Date” has the meaning given to that term in Clause 48A.4.

“Margin” means, in relation to the Pre-Delivery Rate, three point six five per cent. (3.65%) per annum.
“Market Value” means:
(a)	in relation to the Vessel or any other Fleet Vessel at any relevant time, the market value of the Vessel as determined by a valuation prepared:
i.
on a date no earlier than fifteen (15) days previously (provided that the requirement in this paragraph (a) is not applicable when determining the Market Value of the Vessel and the Fleet Vessel pursuant to Clause 45.1(v));

ii.	with or without physical inspection of that Vessel;
iii.
on the basis of a sale for prompt delivery for cash on normal arm’s length commercial terms as between a willing seller and a willing buyer, free of any existing charter or other contract of employment, and such valuation shall be prepared by one Approved Valuer selected and appointed by the Owners; and
(b)
in relation to the Vessel at a Market Value Test Date where the Market Value of the Vessel is to be determined pursuant to Clause 45.1(n), the market value of the Vessel as determined by a valuation prepared:

i.	on a date no earlier than five (5) days prior to that Market Value Test Date;
ii.	with or without physical inspection of that Vessel;
iii.
on the basis of a sale for prompt delivery for cash on normal arm’s length commercial terms as between a willing seller and a willing buyer, free of any existing charter or other contract of employment, and such valuation shall be prepared by one Approved Valuer selected and appointed by the Owners.
“MARPOL Protocol” means Annex VI (Regulations for the Prevention of Air Pollution from Ships) to the International Convention for the Prevention of Pollution from Ships 1973 (as amended in 1978 and 1997).
“Material Adverse Effect” means, in the opinion of the Owners, a material adverse effect on:
(a)	the business, operations, property, condition (financial or otherwise) or prospects of any Relevant Person or the Guarantor and its Subsidiaries as a whole;
(b)	the ability of any Relevant Person to perform its obligations under any Pertinent Document to which it is a party; or
(c)
the validity or enforceability of, or the effectiveness or ranking of any Security Interests granted pursuant to any of the Pertinent Documents or the rights or remedies of the Owners under any of the Pertinent Documents.

“MOA” means the memorandum of agreement entered into by the Sellers and the Buyers dated on the date hereof in relation to the sale and purchase of the Vessel.
“Operating Account” means an account in the name of the Charterers with an Account Bank.

“Original Financial Statements” means, with respect to the Charterers and the Guarantor, each of their audited financial statements for the financial year ended 31 December 2017 (and if such statements are not in English, they shall be accompanied by a certified English translation).
“Original Jurisdiction” means, in relation to any Relevant Person, the jurisdiction under whose laws such Relevant Person incorporated or resided as at the date of this Charter.
“Other Charter” means the bareboat charterparty entered into between the Other Owner and the Other Charterer In respect of either of the Other Vessels.
“Other Charterers” means Malibu Warrior Inc.
“Other Owners” means Sea 104 Leasing Co., Limited.
“Other Vessel” means the 157,000 DWT Class Crude Oil Tanker having Builder’s hull number S875.
“Payment Date” means each of the dates upon which Charterhire is to be paid by the Charterers to the Owners pursuant to Clauses 36.2, 36.3 and 36.6 (Charterhire).
“Permitted Security Interests” means:
(a)	Security Interests created by a Pertinent Document or a Financial Instrument;
(b)
other Security Interests arising by operation of law or otherwise in the ordinary course of the operation, repair or maintenance of the Vessel in respect of obligations which are not overdue or in respect of which the Charterers are contesting the claim giving rise to such lien in good faith by appropriate steps and for the payment of which adequate reserves have been made in case the Charterers finally have to pay such claim so long as any such proceedings shall not, and may reasonably be considered unlikely to, lead to the arrest, sale, forfeiture or loss of the Vessel or any interest in the Vessel; and

(c)	other Security Interests permitted by the Owners in writing.
“Pertinent Document” means each of the Shipbuilding Documents, Leasing Documents and the BP Charter.
“Post-enforcement Interests” has the meaning given to that term in Clause 40.3(a)(ii).
“Post-delivery Rate” means six point seven two per cent. (6.72%) per annum.
“Potential Termination Event” means, an event or circumstance which, with the expiry of a grace period, the giving of any notice, the lapse of time and/or a determination of the Owners and/or the satisfaction of any other condition, would constitute a Termination Event.
"Pre-delivery Assignment" means the pre-delivery assignment executed or to be executed between the Charterers and the Owners in respect of the Building Contract and the Refund Guarantee, pursuant to which the Charterers shall, inter alia, assign their rights thereunder, in favour of the Owners and in the agreed form.
"Pre-delivery Termination Sum" means, in respect of any date (for the purpose of this definition only, the “Relevant Date”), an amount equal to an aggregate of the following:
(a)	the Pre-delivery Instalment Balance (as of the Relevant Date);

(b)	all sums which (as of the Relevant Date) are owed by the Charterers as sellers under the MOA;
(c)	the amount of outstanding Pre-delivery Charterhire accrued and being unpaid as at the Relevant Date;
(d)	three per cent (3%) of the Pre-delivery Instalment Balance (as of the Relevant Date);
(e)	Breakfunding Costs;
(f)	any costs or losses incurred with respect to unwinding of swaps entered into by the Owners or its financiers in connection with or under this Charter or any Financial Instrument;
(g)	legal costs incurred as a result of the early termination of the Charter;
(h)	any other amount payable under the terms of any Pertinent Document; and
(i)
any other costs incurred by the Owners as a result of the termination of the Charter and/or the termination and/or cancellation of the MOA including without limitation any costs as a result of the termination and/or cancellation of any financing by the Owners in connection with the Vessel, and netting any Breakfunding Gains (if any).
"Pre-delivery Releases" has the meaning given to that term in the Pre-delivery Assignment.
“Pre-delivery Upfront Charterhire” means the First Pre-delivery Upfront Charterhire Instalment, the Second Pre-delivery Upfront Charterhire Instalment, the Third Pre-delivery Upfront Chaterhire Instalment, the Fourth Pre-delivery Upfront Charterhire and the Fifth Pre-delivery Upfront Charterhire (as the case may be).
“Pre-delivery Instalment Balance” means, at any time, the aggregate of any Instalment paid by the Owners pursuant to clause 19 (Payment of Purchase price by Buyer) of the MOA including the Final Instalment remitted to the Builder’s Bank pursuant to Clause 19(b)(iii) (Payment of Purchase Price by Buyer) of the MOA (to the extent not refunded by the Owners as buyers in accordance with the terms of the Conditional Payment Instruction) at or before such time minus the aggregate of any Pre-delivery Upfront Charterhire paid by the Charterers pursuant to Clause 36.3 (Charterhire) at or before such time.
“Pre-delivery Charterhire” shall have the meaning as defined under Clause 36.3 of this Charter.
“Pre-delivery Rate” means, subject to Schedule 3 (Rate), the sum of the applicable Margin and the prevailing LIBOR in respect of the relevant Term.
“Pre-delivery Period” means the period commencing from the date the First Instalment is payable by the Buyers to the Sellers under the terms of the MOA (except that for the purpose of Clause 41.1(b) (Fees and Expenses) and the definition of “Actual Commitment Fee” such period shall commence from the date of this Charter) up to and including the Delivery Date or, if this Charter is terminated without Delivery taking place, the date of such termination.
“Purchase Option” shall have the meaning ascribed to it under Clause 50.1 (Purchase Option).
“Purchase Price” has the meaning given to that term in the MOA.
“Quarter Charterhire” means:

(a)
in relation to each of the first twelve Quarter Charterhire instalments payable during the Charter Period and each of the first twelve relevant Payment Dates during the Charter Period, an amount equal to $1,492,951; and

(b)	in relation to each of the remaining Quarter Charterhire instalments and the remaining relevant Payment Dates during the Charter Period, an amount equal to $1,213,362 , if the Financing Amount is less than 80% of the Contract Price, the amount of each Quarter Charterhire shall be reduced pro-rata.
“Quiet Enjoyment Agreement” means an agreement between, amongst others, the Owners and the BP Charterer in relation to the BP Charterer’s quiet enjoyment right of the Vessel and its consent to the transactions contemplated under the MOA and this Charter, in agreed form to be agreed on or prior to signing of this Charter.
“Reference Amount” means, in respect of a Reference Date, the amount in Dollars set out in the second column “Indicative Amount” in the table of Schedule 4 next to that Reference Date.
“Reference Bank” means the principal London offices of HSBC Bank plc, Citibank N.A. and China Merchants Bank (or the relevant affiliates thereof that provide reference rates), or such other banks as may be appointed by the Owners.
“Reference Date” means any Payment Date set out in the first column in the table of Schedule 4.
“Refund Guarantee" means a refund guarantee dated 18 June 2018 with reference no. 1372800030785001 issued by the Refund Guarantor in favour of the Charterers in respect of the Builder's obligation to refund instalments paid by the Charterers under the Contract, as may be amended or supplemented from time to time.
“Refund Guarantor" means Woori Bank with registered office at 51, Sogong-ro, Jung-gu, Seoul, 04632 South Korea.
“Relevant Interbank Market” means the London interbank market.
“Relevant Person” means each of the Charterers (for the avoidance of doubt, reference to Charterers here include the Charterers acting in their capacities as sellers under the MOA), the Other Charterers, the Builder, the Refund Guarantor, the Guarantor, any Approved Manager, the BP Charterer (but until the BP Charter has expired in accordance with the terms thereunder) and any other party providing security to the Owners in respect of the Charterers’ obligations under this Charter pursuant to a Security Document.
“Relevant Jurisdiction” means, in relation to each Relevant Person:
(a)	its Original Jurisdiction;
(b)	any jurisdiction where any property owned by it and charged under a Pertinent Document is situated;
(c)	any jurisdiction where it conducts its business; and
(d)	any jurisdiction whose laws govern the perfection of any of the Pertinent Documents entered into by it creating a Security Interest.
“Requisition Compensation” includes all compensation or other moneys payable by reason of any act or event such as is referred to in paragraph (b) of the definition of “Total Loss”.

“Restricted Countries” means those countries subject to country-wide or territory-wide Sanctions and/or trade embargoes, in particular but not limited to pursuant to the U.S.'s Office of Foreign Asset Control of the U.S. Department of Treasury (“OFAC”) or the United Nations, including at the date of this Charter, but without limitation, Iran, Iraq, North Korea, Sudan and Syria and any additional countries based on respective country-wide or territory-wide Sanctions being imposed by OFAC or any of the regulative bodies referred to in the definition of Restricted Persons.
“Restricted Person” means a person, entity or any other parties (i) located, domiciled, resident or incorporated in Restricted Countries, and/or (ii) subject to any Sanctions administrated by the United Nations, the European Union, Switzerland, the United States (including but not limited to the U.S. Department of Treasury's Office of Foreign Assets Control), the United Kingdom (including but not limited to Her Majesty's Treasury and the Foreign and Commonwealth Office of the United Kingdom), the People's Republic of China (provided that reference to the People’s Republic of China shall not apply to any undertaking or representation with reference(s) to “Restricted Person” in this Charter applicable to the BP Charterer when the Vessel is chartered under the BP Charter or the operation or use of the Vessel by the BP Charterer (but not any further sub-lessee of the Vessel) when the Vessel is operated by the BP Charterer (but not any further sub-lessee of the Vessel), in each case unless otherwise specified in Clause 48A.3) and/or (iii) owned or controlled by or affiliated with persons, entities or any other parties as referred to in (i) and (ii).
“Safety Management Certificate” shall have the same meaning as ascribed under the ISM Code.
“Sanctions” means any sanctions, embargoes, freezing provisions, prohibitions or other restrictions relating to trading, doing business, investment, exporting, financing or making assets available (or other activities similar to or connected with any of the foregoing):
(a)	imposed by law or regulation of a Sanctions Authority, to the extent applicable to this transaction; or
(b)	otherwise imposed by any applicable law or regulation by which any Relevant Person is bound or to which it is subject.
“Sanctions Authority” means:
(a)	the Security Council of the United Nations;
(b)	the United States;
(c)	the European Union;
(d)	the United Kingdom;
(e)
the People’s Republic of China (including for the avoidance of doubt, Hong Kong), provided that this paragraph (e) shall not apply to the BP Charterer when the Vessel is chartered under the BP Charter or the operation or use of the Vessel by the BP Charterer (but not any further sub-lessee of the Vessel) when the Vessel is operated by the BP Charterer (but not any further sub-lessee of the Vessel), in each case unless otherwise specified in Clause 48A.3; and

(f)
the governments and official institutions or agencies of any of paragraphs (a) to (e) above, including the U.S. Department of the Treasury’s Office of Foreign Assets Control, the United States Department of State, the U.S. Department of Commerce and the Hong Kong Monetary Authority and Her Majesty's Treasury.

“Scheduled Delivery Date” has the meaning given to this term in the MOA.

“Second Pre-delivery Upfront Charterhire Instalment” has the meaning given to such term in Clause 36.3(b).
"Secured Liabilities" means all present and future obligations and liabilities (whether actual or contingent and whether owed jointly or severally or in any other capacity whatsoever) of a Relevant Person to the Owners under or in connection with the Leasing Documents or any judgment relating to the Leasing Documents; and for this purpose, there shall be disregarded any total or partial discharge of these liabilities, or variation of their terms, which is effected by, or in connection with, any bankruptcy, liquidation, arrangement or other procedure under the insolvency laws of any country.
“Security Documents” means the Guarantee, the Account Security, the Shares Security, the General Assignment, the Pre-delivery Assignment, the Manager’s Undertaking and any other document whether or not it creates a Security Interest which is executed as security for the obligations of the Charterers under or in connection with this Charter.
“Security Period” means the period commencing on the date of this Charter and ending on the date on which the Owners are satisfied that the Secured Liabilities have been irrevocably and unconditionally paid and discharged in full.
“Security Interest” means:
(a)
a mortgage, charge (whether fixed or floating) or pledge, lien, assignment, hypothecation or any other security interest of any kind or any other agreement or arrangement having the effect of conferring a security interest;

(b)	the security rights of a plaintiff under an action in rem; or
(c)
any other right which confers on a creditor or potential creditor a right or privilege to receive the amount actually or contingently due to it ahead of the general unsecured creditors of the debtor concerned; however this paragraph (c) does not apply to a right of set off or combination of accounts conferred by the standard terms of business of a bank or financial institution.

“Sellers” means the Charterers acting in their capacity as sellers under the MOA.
“Shares Security” means the share charge entered into by the Guarantor (in its capacity as sole shareholder of the Charterers) creating a Security Interest over all its shares in the Charterers in favour of the Owners.
“Shipbuilding Documents” mean the Contract and the Refund Guarantee.
“Subsidiary” means a subsidiary within the meaning of section 1159 of the Companies Act 2006.
“Substitute Charter” means a time charter with a duration not less than one (1) year, with a daily charterhire not less than the aggregate of 110% of the daily operating expenses in respect of the Vessel and the daily Quarter Charterhire (determined pro rata) applicable at the relevant time and with a charterer approved by the Owners (acting reasonably).
“Technical Manager” means Central Mare Inc., a corporation incorporated under the laws of the Marshall Islands whose registered office is at Trust Group Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 or any reputable management company designated by the Charterers and approved by BP, while on time charter to BP, and the Owners, thereafter, in writing from time to time as the technical manager of the Vessel.
“Term” means, in relation to the Pre-delivery Charterhire, the Quarter Charterhire, a period of three (3) months’ duration, in each case provided that:

(a)
in relation to the Pre-delivery Charterhire, the first Term shall commence on the date of payment of the First Instalment by the Buyers under clause 19 (payment of purchase price by buyer) of the MOA and the last shall end on the Delivery Date or, if any, the date on which the Pre-delivery Termination Sum is fully paid to the Owners in accordance with this Charter;

(b)	in relation to the Quarter Charterhire, the first Term shall commence on the Delivery Date;
(c)	each subsequent Term shall commence on the last day of the preceding Term;
(d)
any Term which would otherwise end on a non-Business Day shall instead end on the next following Business Day or, if that Business Day is in another calendar month, on the immediately preceding Business Day;

(e)
if any Term commences on the last Business Day of a calendar month or on a day for which there is no numerically corresponding day in the calendar month three (3) months thereafter, as the case may be, that Term shall, subject to sub-paragraphs (d), (f) and (g) of this definition, end on the last Business Day of such later calendar month;

(f)	any Term which would otherwise overrun a Payment Date shall instead end on that Payment Date; and
(g)
subject to paragraph (a), any Term which would otherwise extend beyond the Pre-delivery Period or, as the case may be, the Charter Period shall instead end on the last day of the Pre-delivery Period or, as the case may be, the Expiry Date.

“Termination Event” means any event described in Clause 48.1 (Termination Events).
“Termination Event Notice” has the meaning given in Clause 48.2.
“Third Pre-delivery Upfront Charterhire Instalment” has the meaning given to such term in Clause 36.3(c).
“Total Loss” means:
(a)	actual, constructive, compromised, agreed or arranged total loss of the Vessel;
(b)
any expropriation, confiscation, requisition or acquisition of the Vessel, whether for full consideration, a consideration less than its proper value, a nominal consideration or without any consideration, which is effected by any government or official authority or by any person or persons claiming to be or to represent a government or official authority (excluding a requisition for hire for a fixed period not exceeding one (1) year without any right to an extension) unless it is redelivered within twenty-one (21) days to the full control of the Owners or the Charterers; or

(c)
any arrest, capture, seizure or detention of the Vessel (including any hijacking or theft but excluding any event specified in paragraph (b) of this definition) unless it is redelivered within thirty (30) days to the full control of the Owners or the Charterers.

“Total Loss Date” means, in relation to the Total Loss of the Vessel:
(a)	in the case of an actual loss of the Vessel, the date on which it occurred;
(b)	in the case of a constructive, compromised, agreed or arranged total loss of the Vessel, the earlier of:

(i)	the date on which a notice of abandonment is given to the insurers;
(ii)	the date when the Vessel was last heard of; and
(iii)	the date of any compromise, arrangement or agreement made by or on behalf of the Charterers with the Vessel's insurers in which the insurers agree to treat the Vessel as a Total Loss; and
(c)
in the case of any expropriation, confiscation, requisition or acquisition of the Vessel whether for full consideration, a consideration less than its proper value, a nominal consideration or without any consideration, which is effected by any government or official authority or by any person or persons claiming to be or to represent a government or official authority (excluding a requisition for hire for a fixed period not exceeding one (1) year without any right to an extension, on the date on which the expropriation, confiscation, requisition or, as the case may be, the acquisition of the Vessel is completed by delivery of the Vessel to the relevant government or official authority or the person or persons claiming to be or to represent the relevant government or official authority unless it is redelivered within twenty-one (21) days to the full control of the Owners or the Charterers; and

(d)
in the case of any arrest, condemnation, capture, seizure or detention of the Vessel (including any hijacking or theft), unless it is redelivered within thirty (30) days to the full control of the Owners or the Charterers, the date falling on the expiration of such days.

“Trust Deed” means a trust deed dated on or around the date of this Charter entered into between the Owners, the Other Owners, the Charterers, the Other Charterers, the Guarantor, and the Approved Manager which, inter alia, sets out the obligations of the Owners in respect of holding on trust all moneys or other assets received or recovered by or on behalf of the Owners by virtue of any Security Interest or other rights granted to the Owner under or by virtue of the Security Documents.
"US Tax Obligor" means (a) a person which is resident for tax purposes in the United States of America or (b) a person some or all of whose payments under the Pertinent Documents are from sources within the United States for United States federal income tax purposes.
“Vessel” means the 157,000 DWT Class Crude Oil Tanker having Builder’s hull number S874 being constructed by the Builder under the Contract.
64.2	Construction. Unless a contrary indication appears, in this Charter:
“Approved Manager”, “Builder”, “Charterers”, “Guarantor”, “Refund Guarantor”, “Relevant Person”, or any other person shall be construed so as to include its successors in title, permitted assigns and permitted transferees to, or of, its rights and/or obligations under the Pertinent Documents;
“agreed form” means, in relation to a document, such document in a form agreed in writing between the Owners and the Charterers and, if required by the Owners in their sole discretion, the Owners’ financiers;
“asset” includes every kind of property, asset, interest or right, including any present, future or contingent right to any revenues or other payment;
“company” includes any partnership, joint venture and unincorporated association;
“consent” means:

(a)	an authorisation, consent, approval, resolution, licence, exemption, filing, registration, notarisation and legalization; and
(b)
in relation to anything which will be prohibited or restricted by law if a governmental or official authority intervenes or acts in any way within a specified period after lodgment, filing, registration or notification, the expiry of that period without intervention or action.

“contingent liability” means a liability which is not certain to arise and/or the amount of which remains unascertained;
“continuing” means, in relation to any Termination Event, a Termination Event which has not been waived by the Owners and in relation to any Potential Termination Event, a Potential Termination Event which has not been waived by the Owners or remedied to the satisfaction of the Owners;
“control” over a particular company means the power (whether by way of ownership of shares, proxy, contract, agency or otherwise) to:
(a)	cast, or control the casting of, more than 51 per cent, of the maximum number of votes that might be cast at a general meeting of such company;
(b)	appoint or remove all, or the majority, of the directors or other equivalent officers of such company; or
(c)	give directions with respect to the operating and financial policies of such company with which the directors or other equivalent officers of such company are obliged to comply;
“document” includes a deed; also a letter, fax or telex;
“expense” means any kind of cost, charge or expense (including all legal costs, charges and expenses) and any applicable value added or other tax;
"gross negligence" means a form of negligence which is distinct from ordinary negligence, in which the due diligence and care which are generally to be exercised have been disregarded to a particularly high degree, in which the plainest deliberations have not been made and that which should be most obvious to everybody has not been followed.
“law” includes any order or decree, any form of delegated legislation, any treaty or international convention and any regulation or resolution of the Council of the European Union, the European Commission, the United Nations or its Security Council;
“legal or administrative action” means any legal proceeding or arbitration and any administrative or regulatory action or investigation;
“liability” includes every kind of debt or liability (present or future, and including contingent liabilities only in the case of Clause 48.1(g)(ii) (Termination Events), Clause 52 (Indemnities) and the definition of “Financial Indebtedness”), whether incurred as principal or surety or otherwise;
“months” shall be construed in accordance with Clause 64.3 (Meaning of “month”);
“person” includes any company; any state, political sub-division of a state and local or municipal authority; and any international organisation;
“policy”, in relation to any insurance, includes a slip, cover note, certificate of entry or other document evidencing the contract of insurance or its terms;

“protection and indemnity risks” means the usual risks covered by a protection and indemnity association which is a member of the International Group of P&I Clubs including pollution risks, extended passenger cover and the proportion (if any) of any sums payable to any other person or persons in case of collision which are not recoverable under the hull and machinery policies by reason of the incorporation in them of clause 6 of the International Hull Clauses (1/11/02 or 1/11/03), clause 8 of the Institute Time Clauses (Hulls)(1/10/83) or clause 8 of the Institute Time Clauses (Hulls) (1/11/1995) or the Institute Amended Running Down Clause (1/10/71) or any equivalent provision;
“regulation” includes any regulation, rule, official directive, request or guideline whether or not having the force of law of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation; and
“tax” includes any present or future tax, duty, impost, levy or charge of any kind which is imposed by any state, any political sub-division of a state or any local or municipal authority (including any such imposed in connection with exchange controls), and any connected penalty, interest or fine.
64.3
Meaning of “month”. A period of one or more “months” ends on the day in the relevant calendar month numerically corresponding to the day of the calendar month on which the period started (“the numerically corresponding day”), but:

(a)
on the Business Day following the numerically corresponding day if the numerically corresponding day is not a Business Day or, if there is no later Business Day in the same calendar month, on the Business Day preceding the numerically corresponding day; or

(b)
on the last Business Day in the relevant calendar month, if the period started on the last Business Day in a calendar month or if the last calendar month of the period has no numerically corresponding day;

and “month” and “monthly” shall be construed accordingly.
64.4	In this Charter:
(a)
references to a Pertinent Document or any other document being in the form of a particular appendix or to any document referred to in the recitals include references to that form with any modifications to that form which the Owners approve;

(b)	references to, or to a provision of, a Pertinent Document or any other document are references to it as amended or supplemented, whether before the date of this Charter or otherwise;
(c)	references to, or to a provision of, any law include any amendment, extension, re-enactment or replacement, whether made before the date of this Charter or otherwise; and
(d)	words denoting the singular number shall include the plural and vice versa.
64.5	Construction of Insurance terms. In this Charter:
"approved" means, for the purposes of Clause 38 (Insurance), approved in writing by the Owners.
"excess risks" means the proportion of claims for general average, salvage and salvage charges not recoverable under the hull and machinery policies in respect of the Vessel in consequence of its insured value being less than the value at which the Vessel is assessed for the purpose of such claims.

"obligatory insurances" means all insurances effected, or which the Charterers are obliged to effect, under Clause 38 (Insurance) or any other provision of this Clause or another Leasing Document.
"policy" includes a slip, cover note, certificate of entry or other document evidencing the contract of insurance or its terms.
"protection and indemnity risks" means the usual risks (including but not limited to freight, demurrage and defence cover) covered by a protection and indemnity association managed in London, including pollution risks and the proportion (if any) of any sums payable to any other person or persons in case of collision which are not recoverable under the hull and machinery policies by reason of the incorporation in them of clause 6 of the International Hull Clauses (1/11/02) (1/11/03), clause 8 of the Institute Time Clauses (Hulls) (1/10/83) (1/11/95) or the Institute Amended Running Down Clause (1/10/71) or any equivalent provision.
"war risks" includes the risk of mines and all risks excluded by clause 29 of the International Hull Clauses (1/11/02 or 1/11/03), clause 24 of the Institute Time Clauses (Hulls) (1/11/95) or clause 23 of the Institute Time Clauses (Hulls)(1/10/83).
64.6
Headings. In interpreting a Pertinent Document or any provision of a Pertinent Document, all clauses, sub-clauses and other headings in that and any other Pertinent Document shall be entirely disregarded.

SCHEDULE 1
ACCEPTANCE CERTIFICATE
SOUTH CALIFORNIA INC. (the “Charterers”) hereby acknowledges that at [●] hours on [●], there was delivered to, and accepted by, the Charterers the Vessel known as m.v. “ECO BEL AIR”, registered in the name of SEA 103 LEASING CO. LIMITED (the “Owners”) under the flag of [Marshall Islands] with IMO number [●] under a bareboat charter dated [●] (the “Charter”) and made between the Owners and the Charterers and that Delivery (as defined in the Charter) thereupon took place and that, accordingly, the Vessel is and will be subject to all the terms and conditions contained in the Charter.
The Charterers warrant that the representations and warranties made by them in Clause 44 (Representation and Warranties) of the Charter remain correct and that no Termination Event (as defined in the Charter) has occurred and is continuing at the date of this Acceptance Certificate.

Name:
Title:
for and on behalf of
SOUTH CALIFORNIA INC.
Dated:

SCHEDULE 2

Part A

The following are the documents referred to in Clause 34.1(e)(i):
1	Corporate Authorisations/Confirmation
1.1
A certificate of an authorized signatory of each Relevant Person (other than the Refund Guarantor, the BP Charterer, the Builder and each Approved Manager) certifying that each copy document provided under paragraph 1 of Part A of Schedule 1 (Conditions Precedent to Signing) of the MOA remains correct, complete and in full force and effect as on the Delivery Date.

1.2	A certificate of an authorized signatory of the Charterers certifying that there is no Potential Termination Event or Termination Event has occurred and is continuing as of the Delivery Date.
2	Pertinent Documents
2.1
Duly executed and dated copies of the General Assignment, the Quiet Enjoyment Agreement and each Manager’s Undertaking and of each document to be delivered under it and evidence of their delivery within the timing prescribed under it.

2.2
Documentary evidence that the Security Interests intended to be created by each of the Security Documents have been duly perfected under applicable law or will be perfected under applicable law within the prescribed period contained in such Security Documents.

3	Vessel certificates
3.1
A copy of the Vessel’s class certificate evidencing that the Vessel maintains its classification as set out in Article I of the Contract with the Approved Classification Society free of all recommendations and conditions.

3.2
Copies of the Vessel’s Safety Management Certificate (together with any other details of the applicable Safety Management System which the Owners require) and of any other documents required under the ISM Code and the ISPS Code (including without limitation an ISSC and IAPPC).

3.3	A copy of the valid and current Safety Management Certificate under the ISM Code in respect of the Vessel.
3.4	A copy of the valid and current International Ship Security Certificate (ISSC) in respect of the Vessel.
3.5
A copy of the valid and current International Air Pollution Prevention (IAPPC) Certificate in respect of the Vessel issued under Annex VI (Regulations for the Prevention of Air Pollution from Ships) to MARPOL.

3.6	A copy of any other certificate mandatorily required by the International Maritime Organisation or the Approved Classification Society.

3.7	A copy of the tonnage certificate of the Vessel.
3.8	Safety construction, safety equipment, safety radio and load line certificates in respect of the Vessel.
3.9
Any other document required to be delivered by the Builder to the Buyers under the terms of the Contract (including the documents to be delivered by the Builder as set out under Article VII paragraph 3 of the Contract).

3.10	Documentary evidence that the Vessel has been delivered by the Builder to the Charterers pursuant to the terms of the Contract, where such documents shall include, in particular:
(a)
the original notarized and if required, legalised copies of the bill of sale and builder’s certificate duly executed by the Builder (and where executed by an attorney of the Builder, together with such original notarized Builder’s power of attorney); and

(b)	the original protocol of delivery and acceptance duly executed by the Builder and the Charterers.
4	Delivery and title registration of the Vessel
4.1	Documentary evidence that the Vessel:
(a)	will simultaneously upon Delivery definitively and permanently registered in the name of the Owners under the flag of the Buyers’ Nominated Flag State; and
(b)	will simultaneously upon Delivery in the absolute and unencumbered ownership of the Owners.
4.2	The commercial invoice of the Vessel.
2	Legal opinions
2.1	A signed legal opinion of Watson Farley & Williams, legal advisers to the Owners on such matters on the laws of England as may be satisfactory to the Owners.
2.2	Signed legal opinions by lawyers appointed by the Owners on such matters on the laws of the Marshall Islands and the Netherlands and any other jurisdictions as may be satisfactory to the Owners.
3	Others
3.1	The Owners being satisfied that all conditions precedent or documents or evidence specified in Schedule 1 to the MOA have been satisfied or provided in form and substance satisfactory to the Owners.
The Buyers’ receipt of full payment of all accrued Commitment Fee which is outstanding and payable by the Sellers to the Buyers and the Advance Charterhire.

Part B
The following are the documents referred to in Clause 34.1(e)(ii)
Within seven (7) days from the Delivery Date, signed letters of undertaking from the relevant approved brokers, approved war risks associations and/or approved protection and indemnity associations in favour of the Owners in agreed form in relation to the Insurances of the relevant Vessel.

SCHEDULE 3

RATE

1.
Subject to the provisions of this Schedule 3, the rate applied on the Pre-delivery Instalment Balance for the purpose of computing the relevant Pre-delivery Interest Charterhire (such rate, the “Rate”) in respect of a Term shall be LIBOR for a three (3) months period ending on the last day of such Term plus the Margin.

2.
The Owners shall notify the Charterers of each such Rate in respect of a Term as soon as reasonably practicable after such Rate is determined by the Owners but not later than 2 Business Days prior to the relevant Payment Date.

3.	If, in relation to any Term:
(i)	no screen rate is available for the LIBOR determination and the Reference Banks (or if at any time there is only one Reference Bank) do not provide quotations to the Owners in order to fix LIBOR; and
(ii)
the Owners determine (which determination shall be conclusive and binding) that by reason of circumstances affecting the London interbank market generally, adequate and fair means do not or will not exist for ascertaining LIBOR at the beginning of that Term or the same does not reflect the cost of funding of the Owners; or

(iii)
the Owners determine (which determination shall be conclusive and binding) that by reason of circumstances affecting the London interbank market generally, deposits in Dollars in the required amount for the 3-month period commencing on the first day of that Term are not available to it in the London interbank market or from whatever sources it may select to obtain funds for that Term, the Owners shall promptly notify the Charterers accordingly.
4.
Immediately following the notification referred to in paragraph 3 above, the Owners and the Charterers, shall negotiate in good faith with a view to agreeing upon a substitute basis for funding the Pre-delivery Instalment Balance and determining the applicable Rate for that Term, within thirty (30) days after the Owners serve the notice to the Charterers.

5.
If a substitute basis is not so agreed pursuant to paragraph 4 above, the Charterers shall pay the Owners an amount computed at the rate per annum equal to the cost certified to the Owners ((expressed as an annual rate) of funding the Pre-delivery Instalment Balance during that relevant Term (as conclusively determined by the Owners and which shall be binding on the Charterers)) on the Pre-delivery Instalment Balance from time to time for the relevant Term.

6.
Interest shall accrue from day to day, shall be calculated on the basis of the actual number of days elapsed and a 360 day year, including the first day of the period during which it accrues but excluding the last day.

SCHEDULE 4

Payment Date	Indicative Amount ($)
1st	$45,558,177.73
2nd	$44,830,173.73
3rd	$44,089,946.14
4th	$43,337,289.71
5th	$42,571,995.77
6th	$41,793,852.12
7th	$41,002,643.01
8th	$40,198,149.06
9th	$39,380,147.21
10th	$38,548,410.65
11th	$37,702,708.78
12th	$36,842,807.11
13th	$36,248,056.22
14th	$35,643,319.12
15th	$35,028,428.16
16th	$34,403,212.84
17th	$33,767,499.81
18th	$33,121,112.80
19th	$32,463,872.60
20th	$31,795,596.97
21st	$31,116,100.63
22nd	$30,425,195.16
23rd	$29,722,689.01
24th	$29,008,387.40
25th	$28,282,092.26
26th	$27,543,602.23
27th	$26,792,712.54
28th	$26,029,215.00

EXECUTION PAGE
OWNERS

SIGNED	)
by Zhou Ling	)
SEA 103 LEASING CO. LIMITED	)	/s/ Zhou Ling
for and on behalf of	)
)
in the presence of:	)

Witness’ signature: /s/ Wang Wei	)
Witness’ name: Wang Wei	)
Witness’ address: 22F, China Merchants Bank Building, NO.1088 Lujiazui Ring Road, Shanghai, China	)

CHARTERERS

SIGNED	)
by Andreas Louka	)
SEA 103 LEASING CO. LIMITED	)	/s/ Andreas Louka
for and on behalf of	)
)
in the presence of:	)

Witness’ signature: /s/ Alexandros Tsirikos	)
Witness’ name: Alexandros Tsirikos	)
Witness’ address: 12 N. Parizsi St., Athens, Greece	)